QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on May 6, 2003

Registration No. 333-103995

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEA CONTAINERS LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	5088 (Primary Standard Industrial Classification Code Number)	98-0038412 (I.R.S. Employer Identification No.)
41 Cedar Avenue P.O. Box HM 1179 Hamilton HM EX, Bermuda (441) 295-2244 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	JOHN T. LANDRY, JR.
Sea Containers America Inc.
1155 Avenue of the Americas
New York, New York 10036
(212) 302-5066
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

STEPHEN V. BURGER
Carter Ledyard & Milburn LLP
2 Wall Street
New York, New York 10005
(212) 732-3200

        Approximate date of commencement of proposed sale to the public: Upon consummation of the exchange offer described herein.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated May 6, 2003

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

Sea Containers Ltd.

Offer to Exchange
Its 13% Senior Notes due 2006
for Any or All of Its Outstanding
9 1/2% Senior Notes due 2003
and
10 1/2% Senior Notes due 2003

  •
  This exchange offer will expire at            , New York City time, on                        , 2003, unless Sea Containers extends it.

  •
  Sea Containers is offering to exchange its 13% Senior Notes due 2006, which we refer to as the "new notes," for any or all of its outstanding 9 1/2% Senior Notes due 2003 and 10 1/2% Senior Notes due 2003, which we refer to collectively as the "old notes."

  •
  For every $1,000 principal amount of old notes that you tender and Sea Containers accepts for exchange, you will receive $1,000 principal amount of the new notes plus a cash exchange fee of $10 and payment in cash of all accrued and unpaid interest on the old notes to the expiration date of this exchange offer.

  •
  As of the date of this prospectus, $95,223,000 aggregate principal amount of the 9 1/2% Senior Notes due 2003 and $63,575,000 aggregate principal amount of the 10 1/2% Senior Notes due 2003 were outstanding.

  •
  It is a condition to this exchange offer that Sea Containers receive valid tenders (not withdrawn) of at least 50% of the outstanding aggregate principal amount of the old notes.

  •
  Sea Containers will pay to registered broker/dealers a soliciting brokers' fee equal to 1% of the aggregate principal amount of the old notes which they tender on behalf of their customers and which Sea Containers accepts for exchange.

  •
  You may withdraw your tender of old notes at any time before 5:00 p.m., New York City time, on            , 2003, and afterwards in certain circumstances.

  •
  The new notes will be issued under an indenture containing covenants, events of default and other terms substantially similar to those contained in the indentures for the old notes. The principal differences between the old notes and the new notes are their respective interest rates, maturity dates and redemption provisions. Also, under the indenture for the new notes but not the indentures for the old notes, (a) a spinoff distribution to Sea Containers' shareholders of the common shares of Orient-Express Hotels which are held by Sea Containers is not specifically excluded from the definition of "restricted payment," (b) the exchange of Sea Containers' 12 1/2% Senior Subordinated Debentures due 2004 for unsubordinated debt of Sea Containers will not generally be a restricted payment, and (c) certain covenants will terminate permanently if the new notes ever achieve investment grade ratings.

  •
  Interest on the new notes will be payable on            and            of each year, beginning            , 2003.

  •
  Interest on the new notes will accrue from the expiration date of this exchange offer, which will be the date of the original issuance of the new notes.

  •
  The exchange of the new notes for the old notes will be a taxable event for U.S. federal income tax purposes.

  •
  Sea Containers will apply for the listing of the new notes on the New York Stock Exchange.

        You should carefully consider the risk factors beginning on page 15 of this prospectus.

        None of the Securities and Exchange Commission, any state securities commission or any Bermuda regulatory authority has approved or disapproved of the new notes, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Dealer Manager for this Exchange Offer:

Lazard Frères & Co. LLC

The date of this prospectus is                , 2003.

        This prospectus incorporates by reference important business and financial information about Sea Containers Ltd. that is not included in or delivered with this prospectus. See "Where You Can Find More Information." We will send any of this information to you without charge upon your written or oral request addressed to the Secretary, Sea Containers America Inc., 1155 Avenue of the Americas, New York, New York 10036, telephone 212-302-5066, facsimile number 212-302-5073. In order to ensure our timely delivery to you of this information, please make your request not later than five business days before the expiration date of this exchange offer.

        This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction or in any circumstances where the offer or sale is not permitted. Please refer to the letter of transmittal and the other documents relating to this prospectus for instructions as to your eligibility to tender old notes in this exchange offer.

SUMMARY

        This summary highlights information contained elsewhere in this prospectus, including the documents incorporated by reference. It does not contain all the information that may be important to you. You should read this entire prospectus carefully, including the "Risk Factors" section below and the consolidated financial statements and the notes to those statements incorporated by reference in this prospectus, before you decide whether to tender your old notes in this exchange offer.

        The terms "Sea Containers," "the company," "we," "us," and "our" as used in this prospectus refer to Sea Containers Ltd. and its subsidiaries as a combined entity, except where it is clear that such term means only Sea Containers Ltd. Throughout this prospectus, we refer to the 9 1/2% Senior Notes due 2003 and the 10 1/2% Senior Notes due 2003, as governed by their indentures and any supplements to such indentures, as the "old notes." We refer to the 13% Senior Notes due 2006 as the "new notes."

Sea Containers

        Sea Containers engages in three main businesses:

  •
  passenger transport operations, which provide service-oriented ferry and rail transportation services, primarily in and around the United Kingdom and in the northern Baltic Sea;

  •
  marine container leasing operations, principally through Sea Containers' 50/50 joint venture with General Electric Capital Corporation, which leases out a wide variety of standard and specialized cargo containers; and

  •
  hotel and leisure operations, through Sea Containers' 47%-owned unconsolidated subsidiary Orient-Express Hotels Ltd., which owns and/or operates luxury hotels, restaurants and other leisure properties throughout the world.

  Passenger Transport Operations

        Sea Containers provides passenger and vehicle transport services principally in and around the United Kingdom and in the northern Baltic Sea, which include

  •
  operating high speed and conventional ferry services, and

  •
  operating a high speed passenger rail service in Great Britain.

  Ferry Operations

        Sea Containers' ferry services include 28 active vessels operating on 18 routes from Great Britain to Ireland, France and the Isle of Man through our Hoverspeed and Isle of Man Steam Packet Company subsidiaries, and from Finland to Sweden, Estonia and Germany through our Silja subsidiary. In 2002, these ferry services transported about 8.8 million passengers and about 1.1 million vehicles. In addition to ticket sales, Sea Containers derives substantial revenues from providing on-board catering and retail sales, including duty-free sales on Silja services. We also provide a commuter ferry service in New York harbor.

  Rail Services

        In 1996, the British government awarded Sea Containers a seven-year franchise to operate the Great North Eastern Railway, the high-speed passenger rail service along the east coast of Great Britain between London and Scotland. In 2002, we transported 14.6 million passengers covering 943 route miles and calling at 50 stations. Since acquiring the GNER franchise, we have improved service, increased ridership and reduced costs so that our rail operations no longer receive government subsidies. Our franchise has been extended and now expires in April 2005. We plan to ask the British government for a further extension.

  Marine Container Leasing Operations

        Sea Containers leases its cargo containers, principally through its 50/50 GE SeaCo SRL joint venture with General Electric Capital Corporation, to a diversified customer base of liner ship operators and others throughout the world. We formed GE SeaCo in May 1998 to reduce overhead and operating costs and to acquire new equipment. GE SeaCo is not a consolidated subsidiary of Sea Containers for accounting purposes but, for so long as Sea Containers owns, directly or indirectly, at least 50% of the voting equity of GE SeaCo, it will be treated as a subsidiary of Sea Containers for purposes of the indentures relating to Sea Containers' publicly-held debt, including the indentures relating to the old notes and the new notes.

        GE SeaCo is one of the larger container lessors in the world, with approximately 878,000 twenty-foot equivalent units in its fleet at December 31, 2002, and offers more than 50 different types of containers for lease. GE SeaCo provides standard cargo containers as well as specialized cargo containers used to transport cargoes not suited to standard containers, such as perishable food items, liquids and heavy machinery. These specialized cargo containers often provide us with higher margins and less volatility in lease rates and utilization than standard containers. Sea Containers also owns and operates container factories and depots.

  Hotel and Leisure Operations

        On November 14, 2002, Sea Containers sold 3,100,000 class A common shares of Orient-Express Hotels in an underwritten public offering. As a result of this sale, Sea Containers' ownership of the class A and class B common shares of Orient-Express Hotels (disregarding shares owned by a subsidiary of Orient-Express Hotels) was reduced from about 57% to about 47% of those common shares outstanding, and thus on that date, Orient-Express Hotels ceased to be a consolidated subsidiary of Sea Containers for accounting purposes. Orient-Express Hotels is listed on the New York Stock Exchange under the symbol "OEH." Sea Containers may sell from time to time, in one or more transactions, any or all of its remaining interest in Orient-Express Hotels when market conditions improve. Orient-Express Hotels has filed with the SEC a shelf registration statement (which was declared effective on February 19, 2003) for such sales by Sea Containers. See "Separation of Orient-Express Hotels" below in this prospectus for additional information.

        Orient-Express Hotels currently owns and/or operates

  •
  31 luxury hotels and resorts reported as 27 business units, located in the United States, Mexico, the Caribbean, Europe, southern Africa, South America, Australia and the South Pacific,

  •
  six tourist trains in Europe, Southeast Asia, Australia and Peru, including the Venice Simplon-Orient-Express in England and Europe and the Eastern & Oriental Express in Southeast Asia,

  •
  a river cruise ship in Burma (Myanmar), and

  •
  seven restaurants reported as four business units, located in New York, Buenos Aires and Britain.

        Orient-Express Hotels also engages in merchandising related to its leisure activities.

Proposed Restructuring

        This exchange offer is one element of a proposed series of transactions to restructure some of Sea Containers' indebtedness. In addition to the $158,798,000 aggregate principal amount of old notes due July 1, 2003, Sea Containers was obligated at December 31, 2002, to repay approximately $603,780,000 of indebtedness through the end of 2004. Management anticipates that Sea Containers' cash flow from operations will not be sufficient to discharge all of this $762,578,000 of indebtedness. Accordingly, Sea Containers is proposing to restructure part of this indebtedness to extend the maturity dates, and to sell or refinance certain assets to raise cash to repay the balance, to the extent it cannot be paid from cash flow from operations. This exchange offer, and the contemporaneous exchange offer for Sea Containers' $98,883,000 of 12 1/2% Senior Subordinated Debentures due December 1, 2004, are being undertaken as part of this proposed restructuring.

        See "Proposed Restructuring" below in this prospectus for additional information.

Company Information

        Sea Containers maintains its registered office at 41 Cedar Avenue, P.O. Box HM 1179, Hamilton HM EX, Bermuda (telephone 441-295-2244). Sea Containers also has a United Kingdom service company subsidiary, Sea Containers Services Ltd., with offices at Sea Containers House, 20 Upper Ground, London SE1 9PF, England (telephone 011-44-20-7805-5000), and United States subsidiaries with offices at 1155 Avenue of the Americas, New York, New York 10036 (telephone 212-302-5066).

The Exchange Offer

Securities Offered	Sea Containers is offering up to $158,798,000 in aggregate principal amount of its 13% Senior Notes due 2006 in exchange for any or all of its outstanding 9 1/2% Senior Notes due 2003 and 10 1/2% Senior Notes due 2003. Sea Containers is offering to exchange $1,000 principal amount of new notes for each $1,000 principal amount of your old notes. In addition, for each $1,000 principal amount of old notes tendered and accepted for exchange, Sea Containers will pay a cash exchange fee of $10. Sea Containers will also pay in cash the accrued and unpaid interest on those old notes validly tendered and accepted for exchange through the expiration date of this exchange offer. If the expiration date is , 2003, the accrued and unpaid interest per $1,000 principal amount of old notes will be $
New notes will be issued in denominations of $1,000 and integral multiples of $1,000.
The aggregate principal amount of the old notes outstanding is $158,798,000, consisting of $95,233,000 aggregate principal amount of 9 1/2% Senior Notes due 2003 and $63,575,000 aggregate principal amount of 10 1/2% Senior Notes due 2003.
Sea Containers will accept for exchange only those old notes which you validly tender. If all the conditions to this exchange offer are satisfied, all old notes that are validly tendered and not validly withdrawn will be exchanged. Sea Containers will issue the new notes promptly after the expiration date of this exchange offer.
Conditions to this Exchange Offer	This exchange offer is subject to conditions, any of which Sea Containers may waive, including the condition that Sea Containers receive valid tenders (not withdrawn) of old notes in the aggregate principal amount of at least $79,399,000, which is 50% of the outstanding aggregate principal amount of the old notes. See "The Exchange Offer—Conditions to this Exchange Offer."
Expiration Date; Withdrawals of Tenders	This exchange offer will expire at 5:00 p.m., New York City time, on , 2003, unless Sea Containers extends it. We refer to such initial expiration time and date, as they may be extended, as the "expiration date." A tender of the old notes pursuant to this exchange offer may be withdrawn at any time before 5:00 p.m., New York City time, on , 2003.
If we extend the exchange offer, you will not be entitled to any withdrawal rights during the extension period, except as otherwise indicated under "The Exchange Offer—Withdrawals of Tenders."

Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of this exchange offer or, in the case of old notes tendered by book-entry transfer, into the exchange agent's account at The Depository Trust Company, or "DTC."
Regulatory Matters	There are no regulatory requirements, in the United States or elsewhere, that remain for Sea Containers to comply with, and no regulatory approval which it must obtain, in connection with this exchange offer.
Procedures for Tendering Old Notes	If you wish to make a valid tender of old notes in this exchange offer, the exchange agent must receive, before the expiration date of this exchange offer, either
• a confirmation of any book-entry transfer of old notes tendered electronically into the exchange agent's account with DTC, or
• physical delivery of certificates of old notes at one of the exchange agent's addresses shown on the back cover of this prospectus, with a properly completed and executed copy or facsimile of the letter of transmittal and any other documents required by the letter of transmittal.
See "The Exchange Offer—Procedures for Tendering."
Special Procedures for Beneficial Owners	If you are the beneficial owner of old notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should instruct such record holder to tender your old notes. Only record holders of old notes may validly tender them. Please contact your broker or other nominee directly if you have not received its request for instructions.
Guaranteed Delivery Procedure	If you wish to tender your old notes and (1) the certificates evidencing your old notes are not immediately available, or (2) you cannot deliver your old notes, the letter of transmittal or any other documents required by the letter of transmittal, or (3) you cannot comply with the applicable procedures under DTC's Automated Tender Offer Program, in each case before the expiration date of this exchange offer, you must tender your old notes according to the guaranteed delivery procedures. See "The Exchange Offer—Guaranteed Delivery Procedure."
United States Federal Income Tax Considerations	The receipt of new notes and the cash exchange fee in exchange for old notes will be a taxable transaction for United States federal income tax purposes, and holders of old notes validly tendered will, accordingly, recognize gain or loss. See "Material United States Federal Income Tax Consequences."

Expenses	Sea Containers will pay all expenses incident to this exchange offer, including a soliciting brokers' fee which Sea Containers will pay to registered broker/dealers, equal to 1% of the aggregate principal amount of the old notes which they tender on behalf of their customers and which Sea Containers accepts for exchange.
Listing and Market	Sea Containers intends to apply for the listing of the new notes on the New York Stock Exchange. We cannot assure you that a liquid market for the new notes will develop.
Dealer Manager	Lazard Frères & Co. LLC is the dealer manager for this exchange offer. You can find the address and telephone numbers for the dealer manager under the heading "Dealer Manager" in this prospectus.
Exchange Agent	The Bank of New York is the exchange agent for this exchange offer. All tenders of old notes and requests for additional copies of the letters of transmittal should be directed to the exchange agent at the following address: The Bank of New York, Corporate Trust Operations, Reorganization Unit, 101 Barclay Street, 7 East, New York, New York 10286. For more information with respect to this exchange offer, the telephone number for the exchange agent is 1-212-815-5788 and the facsimile number for the exchange agent is 1-212-298-1915.
Information Agent	Georgeson Shareholder Communications Inc. is the information agent in connection with this exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus should be directed to the information agent by calling 1-866-324-5897. Noteholders outside the United States should call 011-44-207-335-8700. Banks and brokerage firms should call 1-212-440-9800.

Summary of Terms of the New Notes

Issuer	Sea Containers Ltd., a Bermuda company.
Maturity	, 2006.
Ranking	The new notes, like the old notes,
• will rank equal in right of payment with all present and future unsubordinated unsecured indebtedness of Sea Containers, including $149,750,000 aggregate principal amount of 7 7/8% Senior Notes due 2008, $115,000,000 aggregate principal amount of 10 3/4% Senior Notes due 2006, and such aggregate principal amount of new 12 1/2% Senior Notes due 2009 as are exchanged in connection with the contemporaneous exchange offer for Sea Containers' 12 1/2% Senior Subordinated Debentures due 2004,
• will rank senior in right of payment to all present and future subordinated unsecured indebtedness of Sea Containers, including $98,883,000 aggregate principal amount of 12 1/2% Senior Subordinated Debentures due 2004, except to the extent such debentures are exchanged for 12 1/2% Senior Notes due 2009 as described above,
• will be effectively subordinated to secured indebtedness of Sea Containers, amounting to $1,263,006,000 at December 31, 2002, and
• will not be guaranteed by any subsidiary of Sea Containers and so effectively will rank below all indebtedness of the subsidiaries of Sea Containers, amounting to $1,070,301,000 at December 31, 2002, as well as all other liabilities of such subsidiaries.
Sea Containers may incur additional indebtedness in the future, including secured indebtedness, except as limited by the indenture under which the new notes will be issued. See "Description of the New Notes—Ranking" and "—Covenants."
Interest on the New Notes	The new notes will bear interest at the rate of 13% per annum from the expiration date, payable twice a year in arrears on and in cash, commencing on , 2003, to the person in whose name a new note is registered at the close of business on the preceding or , as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Optional Redemption	On or after July 1, 2005, Sea Containers may redeem some or all of the new notes at 100% of the principal amount plus any accrued and unpaid interest to the date of redemption.

Optional Tax Redemption	As of the date of this prospectus, payments on the new notes are not subject to withholding taxes in Bermuda. However, Sea Containers may redeem all, but not some, of the new notes if it becomes obligated, under the laws of Bermuda or any other jurisdiction in which Sea Containers may in the future be organized or resident for tax purposes, to withhold or deduct any amount for taxes with respect to payments on the new notes. The redemption price would be 100% of the principal amount of the new notes, plus any accrued and unpaid interest to the date of redemption. If this obligation to withhold or deduct arises, Sea Containers will generally have to pay to each holder additional amounts which will offset any amounts withheld or deducted. See "Description of the New Notes—Optional Tax Redemption."
Change of Control	If a change of control of Sea Containers should occur as defined in the indenture for the new notes, Sea Containers must make an offer to repurchase all outstanding new notes at 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. For a more detailed description, we refer you to "Description of the New Notes—Purchase of New Notes Upon Change of Control."
Covenants	The indenture for the new notes, like the indenture for the old notes, will restrict Sea Containers' ability to
	1.	borrow money,
	2.	pay dividends, redeem capital stock or subordinated indebtedness, or invest in third parties, with funds that are characterized as "restricted payments,"
	3.	use assets as security in other transactions,
	4.	enter into transactions with affiliates of Sea Containers,
	5.	restrict payments to Sea Containers from its material subsidiaries,
	6.	sell its assets other than in the ordinary course of its business,
	7.	enter into sale and leaseback transactions,
	8.	permit its subsidiaries to borrow money or to issue preferred stock,
	9.	engage in businesses that are not similar or related to its current businesses, and
	10.	merge with or into other companies, or dispose of substantially all its assets.

The indenture also requires Sea Containers to maintain a minimum consolidated tangible net worth of $175,000,000, or else it must make an offer to purchase 10% of the aggregate principal amount of new notes at 100% of their principal amount plus accrued and unpaid interest to the date of repurchase during each quarter that it fails to maintain the minimum consolidated tangible net worth.
Sea Containers' obligations to comply with covenants 1, 2, 4, 6 and 8 above, and part of covenant 10 above, as well as the covenant above to maintain a minimum consolidated tangible net worth, will terminate if the new notes achieve investment grade ratings from Standard & Poor's Credit Market Services, a division of the McGraw-Hill Companies, and Moody's Investors Service, Inc. The covenants will remain terminated even if the new notes afterward lose their investment grade ratings.
These covenants are subject to important exceptions and qualifications. See "Description of the New Notes—Covenants."
Comparison of New Notes with Old Notes
The new notes will be substantially identical to the old notes except for their respective interest rates, maturity dates and redemption provisions. Also, under the indenture for the new notes but not the indentures for the old notes,
• a spinoff distribution to Sea Containers' shareholders of the common shares of Orient-Express Hotels which are held by Sea Containers is not specifically excluded from the definition of restricted payments (see "Separation of Orient-Express Hotels"),
• the exchange of Sea Containers' 12 1/2% Senior Subordinated Debentures due 2004 for unsubordinated debt of Sea Containers will not generally be a restricted payment (see "Separation of Orient-Express Hotels" and "Proposed Restructuring"), and
• certain covenants in the indenture for the new notes will terminate permanently if the new notes ever achieve investment grade ratings (see "Covenants" above).

 Summary Consolidated Financial Data

        Incorporated by reference in this prospectus are the audited consolidated financial statements of Sea Containers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The historical summary consolidated financial data in the table below have been derived from those financial statements and from the audited consolidated financial statements in Sea Containers' Annual Reports on Form 10-K for the fiscal years ended December 31, 2000, 1999 and 1998.

        The historical consolidated financial data for the year ended December 31, 2002, reflect the consolidation of Silja Oyj Abp effective May 1, 2002, when Sea Containers increased its interest in Silja to more than 50%. For periods ending prior to May 1, 2002, Sea Containers' interest in Silja was accounted for using the equity method of accounting. The historical consolidated financial data for the year ended December 31, 2002, also reflect the deconsolidation of Orient-Express Hotels during the fourth quarter of the year when Sea Containers reduced its interest in Orient-Express Hotels below 50%. Previously, Orient-Express Hotels was accounted for as a consolidated subsidiary of Sea Containers.

        You should read the following information together with the "Management's Discussion and Analysis" and Sea Containers' historical consolidated financial statements and the accompanying notes appearing in the documents incorporated by reference in this prospectus.

	Year ended December 31,
	1998		1999		2000		2001		2002
	(Dollars in millions)
Consolidated Earnings Data:
Revenue and other	$1,266.6		$1,339.1		$1,360.7		$1,269.8		$1,637.2

Expenses:
Depreciation and amortization	106.2		104.7		111.5		109.7		113.7
Operating	817.4		897.2		901.9		850.0		1,118.0
Selling general and administrative	171.0		156.3		167.1		171.6		231.0

Total expenses	1,094.6		1,158.2		1,180.5		1,131.3		1,462.7

Earnings from operations before net finance costs	172.0		180.9		180.2		138.5		174.5
Interest expense (net of capitalized interest)	(115.1)		(119.0)		(137.0)		(123.8)		(125.0)
Interest and related income(1)	6.8		4.7		15.9		7.9		10.3

Net finance costs	(108.3)		(114.3)		(121.1)		(115.9)		(114.7)

Earnings before minority interest, income taxes and cumulative effect of change in accounting principle	63.7		66.6		59.1		22.6		59.8
Minority interests	—		—		(6.2)		(11.0)		(10.9)
Provision for income taxes	(5.0)		(5.0)		(7.0)		(6.0)		(5.9)

Earnings before change in accounting principle	58.7		61.6		45.9		5.6		43.0
Cumulative effect of change in accounting principle(2)	—		(12.3)		—		—		—

Net earnings(3)	$58.7		$49.3		$45.9		$5.6		$43.0

Ratio of earnings to fixed charges(4)	1.3	x	1.2	x	1.2	x	1.0	x	1.2	x
Consolidated Balance Sheet Data (at end of period):
Cash	$104.7		$103.8		$127.8		$216.9		$218.0
Fixed assets, net	1,705.9		1,738.3		1,786.5		1,728.9		1,857.0
Total assets	2,314.5		2,515.4		2,609.0		2,652.4		2,796.0
Long-term debt	1,510.3		1,700.3		1,628.1		1,673.8		1,784.3
Redeemable preferred shares	15.0		15.0		15.0		15.0		15.0
Shareholders' equity	459.6		470.5		509.6		477.9		571.8
Other Consolidated Financial Data:
Capital expenditures	$153.7		$158.4		$161.7		$90.6		$123.7
Net cash provided by (used in):
Operating activities	154.4		110.6		89.0		105.3		193.7
Investing activities	(192.4)		(296.5)		(190.7)		(55.2)		(200.4)
Financing activities	52.2		188.9		130.1		41.6		(5.7)
Non-GAAP Based Measures:
EBITDA(5)	278.1		285.6		291.7		248.3		288.2
Ratio of EBITDA to cash interest expense	2.5	x	2.5	x	2.1	x	1.9	x	2.5	x
Ratio of long-term debt to EBITDA(6)	5.4	x	6.0	x	5.6	x	6.7	x	6.2	x

(1)
Interest and related income includes foreign exchange gains (losses) of $7,236,000, $3,454,000, $536,000, $2,959,000 and $4,079,000 for the years ended December 31, 2002, 2001, 2000, 1999 and 1998, respectively. In addition, interest and related income in 2002 included a gain of $1,000,000 on redemption of Silja convertible bonds, in 2001 a gain of $2,141,000 on retirement of senior notes and subordinated debentures, and in 2000 a gain of $13,000,000 relating to the sale of a foreign currency swap. Also included are interest on loans to affiliates and interest on receivables related to deferred sales.

(2)
In the first quarter of 1999, Sea Containers adopted AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," which requires that all start-up activities be expensed as incurred. The $12,306,000 cumulative effect of this change (after reduction for income taxes of $nil) is included in earnings for the year ended December 31, 1999.

(3)
On January 1, 2002, Sea Containers adopted SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 provides that goodwill and other intangibles with indefinite lives should not be amortized, but rather evaluated annually to determine impairment. Intangible assets with finite lives will continue to be amortized using the straight-line method over their estimated useful lives and reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Sea Containers determined that as of January 1, 2002 goodwill was not impaired.

In accordance with the transitional disclosure requirements of SFAS No. 142, net earnings would have been adjusted by the addition of goodwill and other intangible asset amortization, net of tax, of $3,100,000 for the years ended December 31, 2001, 2000 and 1999. Similar data are not provided for the year ended December 31, 1998.

(4)
"Earnings" for this ratio consist of earnings before minority interests, income taxes and change in accounting principle, fixed charges and preferred share dividends. "Fixed charges" for this ratio represent interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, an estimate of the interest within rental expense, and preference security dividend requirements of consolidated subsidiaries. The ratio of earnings to fixed charges will not be materially affected by this exchange offer and the contemporanous exchange offer for the 12 1/2% Senior Subordinated Debenture due 2004, at either the 50% or the 100% acceptance level.

(5)
"EBITDA" is earnings from operations plus depreciation and amortization. We believe that EBITDA information is commonly reported and widely used by investors and other interested parties because EBITDA is a useful measure for comparing operating performance and debt servicing ability on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon accounting methods (particularly when acquisitions are involved), or nonoperating factors such as historical cost. However, our EBITDA may not be comparable in all instances to EBITDA as disclosed by other companies. You should not consider EBITDA as an alternative to earnings from operations or net earnings (as determined in accordance with generally accepted accounting principles) as a measure of our operating performance, or as an alternative to net cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as a measure of our ability to meet cash needs.

        The following table reconciles Sea Containers' EBITDA to its cash flow from operating activities:

	Year ended December 31,
	1998	1999	2000	2001	2002
	(Dollars in millions)
EBITDA	$278.1	$285.6	$291.7	$248.3	$288.2
Adjustments to reconcile EBITDA to cash provided by operating activities:
Finance costs	(108.3)	(114.3)	(121.1)	(115.9)	(114.7)
Taxation	(5.0)	(5.0)	(7.0)	(6.0)	(5.9)
Minority interests	—	—	(6.2)	(11.0)	(10.9)
Undistributed (earnings) / losses of affiliates and other non-cash items	2.6	(23.4)	(22.5)	(27.4)	(7.6)
(Gains) / losses from sale of assets	—	1.4	(39.0)	(23.1)	0.1
Change in assets and liabilities, net of effects from acquisition of subsidiaries:
Decrease/(increase) in accounts receivable	(10.2)	(10.5)	(7.1)	12.6	36.9
Increase / (decrease) in inventories	(4.0)	(8.3)	(5.5)	(0.4)	0.5
Increase / (decrease) in accounts payable	1.2	(14.9)	5.7	28.2	7.1

Cash provided by operating activities	$154.4	$110.6	$89.0	$105.3	$193.7

(6)
Long-term debt at December 31, 2002, includes loans relating to Silja as at that date. One-hundred percent of Silja's EBITDA has been consolidated from May 1, 2002 only. From May 1, 1999, to May 1, 2002, Silja was accounted for on an equity basis and Sea Containers' 50% share of Silja's net earnings for that period is included in revenue.

RISK FACTORS

        You should carefully consider the risks described below and the other information included or incorporated by reference in this prospectus. We have separated the risks into four general groups:

  •
  risks that relate to Sea Containers' financial condition;

  •
  risks that relate specifically to owning the new notes;

  •
  risks that relate to Sea Containers' three principal businesses; and

  •
  other risks.

        We have only described the risks we consider to be the most material. There may be additional risks that we currently deem less material or are not presently known to us.

        If any of these risks occur, our business, prospects, financial condition, results of operations or cash flows could be materially adversely affected. When we say below that a risk may have a material adverse effect, we mean that it may have one or more of these effects. In such case, the market price of the new notes could decline, and our ability to pay interest and principal payments under the new notes could be impaired.

        This prospectus, including the documents incorporated by reference herein, also contains forward-looking statements that involve risks and uncertainties. We refer you to "Forward-Looking Statements" in this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risk Factors Relating to Our Financial Condition

Sea Containers' cash flow from operations will not be sufficient to repay indebtedness due in 2003 and 2004, requiring Sea Containers to undertake a restructuring.

        In addition to the $158,798,000 aggregate principal amount of old notes due July 1, 2003, Sea Containers was obligated at December 31, 2002, to repay approximately $603,780,000 of indebtedness through the end of 2004. Management anticipates that Sea Containers' cash flow from operations will not be sufficient to discharge all of this $762,578,000 of indebtedness. Accordingly, Sea Containers is proposing to restructure part of this indebtedness to extend the maturity dates, and to sell or refinance certain assets to raise cash to repay the balance, to the extent it cannot be paid from cash flow from operations.

        As part of this effort to extend maturity dates, Sea Containers has initiated this exchange offer, and is making a contemporaneous exchange offer for its 12 1/2% Senior Subordinated Debentures due 2004 in aggregate principal amount of $98,883,000. Management will also seek to extend the maturity of Sea Containers' revolving credit container loan due in 2004, under which Sea Containers had $128,000,000 of borrowings outstanding at December 31, 2002.

        With respect to the balance of the indebtedness due in 2003 and 2004, and to the extent that Sea Containers is unable to extend the maturities of this indebtedness as intended and is thus required to make cash repayments, management intends to utilize the cash flow from Sea Containers' operations and the proceeds from one or more of the following asset sales or refinancing transactions currently under consideration:

  •
  sales by Sea Containers from time to time of common shares of Orient-Express Hotels;

  •
  sales of other assets of Sea Containers, including its Isle of Man Steam Packet Company ferry unit in the Irish Sea, its remaining port interests in the United Kingdom and its Charleston, South Carolina container manufacturing facility;

  •
  a refinancing of the Silja ships; and

  •
  sales by Sea Containers from time to time of Sea Containers' class A common shares or debt securities of Sea Containers or its subsidiaries.

Management may also consider other transactions in order to raise funds. To allow time to complete the asset sales, management is working with a syndicate of banks to arrange a one-year $158,000,000 secured bridge loan to Sea Containers, the proceeds of which would be used as necessary to repay on July 1, 2003 the old notes that are not exchanged in this exchange offer. The primary security for this loan would be the shares in the Sea Containers subsidiaries that own the assets planned to be sold, as identified above, and common shares of Orient-Express Hotels owned by Sea Containers.

        The ultimate success of Sea Containers' proposed restructuring plan will depend on the successful and timely consummation of the various components of that plan. Those components are being undertaken over a period of several months, and we cannot assure you that any component will be consummated, or consummated on a timely basis, or that Sea Containers will raise funds or extend maturities to the extent necessary. This plan is subject to many risks, such as uncertain market conditions, fluctuation in interest rates and currency values, and the uncertainty as to negotiating and completing proposed transactions and the possible unacceptability of the terms offered to Sea Containers.

        In addition, even if maturities of indebtedness are successfully extended, Sea Containers will have to repay the extended indebtedness, together with other indebtedness due in future years, when it becomes due, and we cannot assure you that Sea Containers will have sufficient cash flow from operations to do so. Furthermore, although Sea Containers may seek to refinance some of the indebtedness in future years, it may not be able to obtain refinancing. Sea Containers has substantial additional indebtedness due in 2005 and thereafter. As of December 31, 2002, Sea Containers had $142,630,000 of indebtedness due in 2005, $247,002,000 due in 2006 and $633,227,000 due in 2007 and thereafter, in each case exclusive of any new notes and 12 1/2% Senior Notes which may be issued in the exchange offers and become due in 2006 and 2009, respectively.

        Any failure by Sea Containers to repay any indebtedness when due would result in a default under such indebtedness and cause cross-defaults under other indebtedness.

Sea Containers' substantial indebtedness could adversely affect its financial health.

        Sea Containers and its subsidiaries have a significant amount of debt and may incur additional debt from time to time. As of December 31, 2002, its consolidated long-term indebtedness was $1,784,274,000. Also, GE SeaCo, an unconsolidated subsidiary of Sea Containers, had $368,107,000 of long-term indebtedness at December 31, 2002.

        This substantial indebtedness could:

  •
  require Sea Containers to dedicate a large portion of its cash flow from operations to payments on its indebtedness and the indebtedness of its subsidiaries, and so reduce the availability of cash flow to fund its working capital, capital expenditures, product and service development and other general corporate purposes. For example, in 2002, Sea Containers generated $193,700,000 in cash from operating activities after paying interest of $117,692,000 and before loan principal repayments of $163,345,000;

  •
  limit Sea Containers' ability to obtain additional financing to fund future working capital, capital expenditures, product and service development and other general corporate purposes;

  •
  increase its vulnerability to adverse economic and industry conditions, including the seasonality of some of its businesses; or

  •
  limit its flexibility in planning for, or reacting to, changes in its business and industry as well as the economy generally.

Covenants in Sea Containers' financing agreements could limit its discretion in operating its businesses, causing Sea Containers to make less advantageous business decisions. A substantial portion of Sea Containers' indebtedness is secured by its assets.

        Sea Containers' financing agreements with about 50 commercial bank lenders contain covenants that include limits on additional debt secured by mortgaged properties, limits on liens on property and limits on mergers and asset sales, and financial covenants requiring maintenance of a minimum net worth amount or a minimum interest expense coverage, or establishing a maximum debt-to-equity ratio. A substantial portion of Sea Containers' indebtedness is also secured by its assets. Future financing agreements may contain similar, or even more restrictive, provisions and covenants. If Sea Containers fails to comply with the restrictions in its present or future financing agreements, a default may occur. A default could allow the creditors to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies. A default could also allow the creditors to foreclose on the assets securing such debt.

Increases in prevailing interest rates may increase our interest payment obligations.

        About 64% of Sea Containers' consolidated long-term debt at December 31, 2002, accrued interest at rates that fluctuate with prevailing interest rates, so that any increases in prevailing interest rates may increase our interest payment obligations. From time to time, Sea Containers enters into hedging transactions in order to manage its floating interest-rate exposure. At December 31, 2002, Sea Containers had swapped $201,087,000 of floating rate debt for fixed rate debt.

Sea Containers will need additional capital to finance the growth of its business.

        Sea Containers' acquisition of new assets and properties, both for growth as well as for replacement, is capital intensive. The availability of future borrowings and access to the capital markets to finance these acquisitions depends on Sea Containers' ability to incur additional debt under its current financing agreements, on prevailing market conditions and on the acceptability of financing terms offered to Sea Containers. We cannot assure you that future borrowings or security offerings will be available, or available on attractive terms, to Sea Containers in an amount sufficient to enable it to fund its needs.

There will be a limited trading market for unexchanged old notes.

        The trading market for old notes, limited as it is at present, could become even more limited for those old notes which remain outstanding after this exchange offer. Therefore, if you do not tender your old notes in this exchange offer, it may become even more difficult for you to sell or transfer your unexchanged old notes. This reduction in liquidity may in turn increase the volatility of the market price for the old notes.

Risk Factors Relating to Your Ownership of New Notes

Sea Containers may depend on payments from its subsidiaries to service its debt.

        Sea Containers conducts a substantial portion of its business through subsidiaries, which generate a substantial portion of Sea Containers' revenue and cash flow. Sea Containers, therefore, may depend upon payments, dividends and distributions from its operating subsidiaries for funds to pay principal and interest on the new notes.

        The indenture for the new notes provides that Sea Containers will not, and will not permit any of its material subsidiaries to, create or allow any restriction on their ability to pay dividends to Sea Containers. However, the indenture also provides that any material subsidiary acquired by Sea Containers after the date of the indenture may be subject to such restrictions so long as the restrictions were in place before the date of acquisition. Sea Containers may also permit such restrictions in any agreement refinancing, renewing or replacing those agreements. See "Description of the New Notes—Covenants—Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries."

Your right to receive payments under the new notes effectively will be junior to the rights of Sea Containers' secured creditors and all creditors of subsidiaries of Sea Containers.

        The new notes are unsecured. A substantial portion of Sea Containers' debt is secured by its assets. As a result, the holders of Sea Containers' secured debt will have a claim to those assets which is prior to any claim which you may have to those assets, so that the new notes will be effectively subordinated to that secured indebtedness. At December 31, 2002, Sea Containers had approximately $1,263,006,000 aggregate principal amount of secured debt.

        Also, the new notes are not guaranteed by any of Sea Containers' subsidiaries and as a result will also effectively rank junior to all indebtedness of these subsidiaries, which at December 31, 2002, amounted to about $1,070,301,000, as well as junior to all other liabilities of such subsidiaries.

        Sea Containers and its subsidiaries will have the ability to incur additional indebtedness from time to time, including secured indebtedness.

        See "Description of the New Notes—Ranking."

You may not be able to resell your new notes because of the lack of an established public market for the new notes.

        Although Sea Containers intends to list the new notes on the New York Stock Exchange, an active trading market for the new notes may not develop. In addition, the liquidity of any trading market in the new notes, and any market price quoted for the new notes, may be adversely affected by the changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in Sea Containers' businesses generally. As a result, you may be unable to resell your new notes.

        Sea Containers cannot assure you that the trading market for the new notes, if any, will be liquid. To the extent that there is not sufficient liquidity in any trading market, the market price of the new notes may be adversely affected and may be more volatile than it would be if liquidity existed.

If the new notes ever achieve investment grade ratings, and whether or not they maintain these ratings, Sea Containers will no longer need to comply with most of the restrictive covenants under the indenture.

        The indenture for Sea Containers' new notes provides that Sea Containers' obligation to comply with most of its restrictive covenants will terminate if the new notes receive investment grade ratings from Standard & Poor's Credit Market Services, a division of the McGraw-Hill Companies, and Moody's Investors Service, Inc. These covenants will remain terminated even if the new notes later lose their investment grade ratings. As a consequence, holders of new notes will not regain the protection of these covenants if they ever should terminate. We cannot assure you that if the new notes are rated investment grade, they will not be subsequently downgraded by the ratings agencies. See "Description of the New Notes—Covenants."

Sea Containers cannot assure you that if a change of control of Sea Containers were to occur, Sea Containers would be able to raise sufficient funds to purchase all the new notes as required by the indenture.

        The indenture requires Sea Containers to make an offer to purchase the new notes if a change of control of Sea Containers should occur. However, we cannot assure you that if a change of control of Sea Containers were to occur, Sea Containers would have access to sufficient funds to pay the change of control purchase price of all new notes.

        The holders of much of Sea Containers' other debt have a similar change of control right, which could require Sea Containers to make offers to purchase their debt in the event of a change of control. As a result, even if Sea Containers had the funds to repurchase the new notes, it may not have sufficient funds to satisfy its other change of control obligations, which could result in a default under the other indebtedness. Sea Containers might need to seek third-party financing to the extent it does not have available funds to meet those purchase obligations. However, Sea Containers does not know whether or not it would be able to obtain that financing.

        Additionally, covenants in Sea Containers' borrowing agreements may limit or prohibit the purchase of the new notes by Sea Containers. See "Description of the New Notes—Purchase of New Notes Upon Change of Control."

You may be subject to federal income taxation as a result of tendering your old notes.

        Any gain that a U.S. holder realizes in exchanging old notes for new notes and the cash exchange fee in this exchange offer will be subject to U.S. federal income tax. See "Material United States Federal Income Tax Consequences."

The exchange ratio for this exchange offer does not reflect any valuation of the old notes or new notes.

        Sea Containers' board of directors has made no determination that the exchange ratio represents a fair valuation of either the old notes or the new notes. Sea Containers has not obtained a fairness opinion from any financial advisor about the fairness of the exchange ratios to you or to Sea Containers. If you tender your old notes, you may not receive more value than if you choose to keep them.

Risk Factors Relating to Our Businesses

Passenger Transport Operations

  Ferry Operations

The ferry industry in areas where Sea Containers operates is highly competitive.

        Sea Containers competes with

  •
  six conventional ferry companies between southern Britain and the European Continent, three of which cross the Dover Straits, and also with Eurotunnel under the English Channel,

  •
  four ferry operators between Britain and Ireland, including three running fast ferries,

  •
  airlines, which compete for passenger traffic on our longer routes,

  •
  other freight carriers that provide service to the Isle of Man in the Irish Sea,

  •
  another commuter ferry service from eastern New Jersey to Manhattan, as well as road and rail commuter services, and

  •
  nine ferry companies in the northern Baltic Sea.

The principal effect of all this competition is to limit our pricing power on our various routes. An increase in competition on any of the routes could adversely affect Sea Containers' passenger traffic or its pricing, thereby reducing its revenues. Also, some of Sea Containers' competitors have lower labor costs than it does, giving them an operating cost advantage over Sea Containers.

Sea Containers no longer offers duty-free sales to most of its passengers traveling between European Union countries, and retail profitability has fallen as a result.

        Retail sales to passengers of wine, spirits, perfume, tobacco and other products are an important component of ferry revenue on many of our routes. Duty-free shopping by passengers traveling between European Union countries ended in 1999, and the profitability of affected routes has fallen because margins are less on duty-paid merchandise. Also, passenger and car volumes have declined particularly on Sea Containers' cross-Channel routes below 1999 levels because of the absence of duty-free shopping and because fares have been increased to try to maintain profitability. In 2000, we discontinued two smaller former duty-free routes to save costs. Silja Line also closed one route in 2000, but it has been less affected by the abolition of duty-free retail sales because all of its sailings to and from Sweden call at the nearby Åland Islands of Finland where the duty-free exemption continues due to the islands' fiscal status outside the European Union. Also, Silja Line's routes to Estonia remain duty-free as long as that country is outside the European Union.

Profit margins on duty-free alcohol sold by Silja Line may decline in the future.

        Retail prices of alcoholic beverages in the state monopoly shops in Finland and Sweden are very high compared to the retail prices in other European Union countries. We expect that the import of lower cost duty-paid alcoholic beverages bought by private individuals in other European Union countries will gradually result in a reduction of prices in Finland and Sweden. Lower retail prices in the shops on land will require duty-free shops on board Silja ferries to lower their prices to maintain their competitive advantage and would therefore be likely to lead to lower profit margins. This could have an adverse effect on Silja's financial results because a large part of Silja's revenue is generated by sales made in shops on board, about half of which is attributable to liquor, wine and beer.

Sea Containers' operating results are subject to seasonal fluctuations.

        Our passenger ferry business in North Europe and within the Baltic Sea is subject to seasonal fluctuation principally because volumes are linked to tourism. For example, about one-half of the passengers using ferry services to and from Britain travel during the June-September period. The historical and expected pattern of operating results from our ferry activities collectively is a loss in the first quarter each year and either a loss or breakeven in the fourth quarter.

Rising fuel prices may adversely affect the profits of Sea Containers' ferry services.

        Fuel is a significant operating expense for ferry operations. As a result, an increase in the price of fuel, such as that which occurred late in 2002 and into 2003, has adversely affected, and may in the future adversely affect, profitability. Sea Containers may purchase fuel forward at predetermined prices and may introduce fuel surcharges on passenger and vehicle fares in an effort to mitigate these increased costs, but we cannot assure you that these measures will prevent a fall in profits.

        Also, fuel price protests, as occurred in 2000 at French and British ports served by our ferries, may disrupt traffic flow for short periods and result in cancellations. Road and port blockades in the future, arising from fuel protests or other reasons, may have similar effects resulting in loss of carryings.

Recurrence of the foot and mouth epidemic in Britain or other events affecting tourism to Britain, such as actual or threatened acts of terrorism, may adversely affect Sea Containers' results.

        In 2001, parts of mainland Britain suffered a foot and mouth disease outbreak. Areas were quarantined and affected livestock was killed. As a result, tourism in Britain suffered because of the negative publicity and cancellations of annual sporting and other public events during the spring and summer. Our ferry services to and from the European Continent and Ireland were adversely affected because tourist passenger and car traffic fell. The epidemic ended in the latter part of 2001, but it may recur in the future. Generally speaking, our ferry traffic fluctuates with levels of tourism to Britain and may decline if events affecting tourism should occur, like the foot and mouth epidemic or future actual or threatened acts of terrorism.

Accidents at sea and compliance with safety and environmental requirements may adversely affect Sea Containers' ferry operations.

        The operation of ships at sea is inherently risky, and the consequences of accidents may exceed the insurance coverage in place or result in a fall in passenger volume because of a possible adverse impact on the public's perception of ferry safety. For example, in August 2002, an engine fire in a ferry on Sea Containers' Belfast to Heysham route disrupted service during the peak season, resulting in a loss of about $3,500,000 of revenue which is not covered by insurance. Also, government regulation of ships particularly in the areas of safety and environmental impact may change in the future and require us to incur significant capital expenditure on our ships to keep them in compliance.

Silja employs about 3,000 staff on board ship and onshore, most of whom are unionized. Strikes by them may disrupt Silja services.

        The shipping industry in Finland and Sweden is susceptible to industrial action due to the strong influence of maritime trade unions, resulting both from direct employer/employee disputes and from sympathetic industrial action which legislation in those countries currently permits. While we believe that Silja Line has good relations with its work force, we cannot assure you that Silja Line will not be adversely affected by future industrial action against efforts by Silja Line management to reduce labor costs, restrain wage increases or modify work practices.

Other factors may adversely affect the profitability of Sea Containers' ferry services.

        Other principal factors affecting the performance of our ferry services are

  •
  travel convenience of departure timings,

  •
  adverse weather conditions disrupting service schedules,

  •
  regional economic and political conditions, including recessions,

  •
  foreign exchange rate fluctuations in countries served by our ferries,

  •
  fluctuating prices in the ship sale and purchase market, and

  •
  industrial relations, strike activity and civil unrest at the ports and regions served by our ferries.

        The impact on profitability of these factors varies with each route and may change from year to year. Also, the opening of new routes can be unprofitable in early years because of the need to build up traffic over time while incurring added marketing, administrative and other start-up costs.

  Rail Operations

Sea Containers' Great North Eastern Railway passenger rail services may be disrupted, with consequent loss of revenue, because of infrastructure problems for which Network Rail is responsible. GNER has claims outstanding against Railtrack for past disruption.

        As part of the privatization of the rail industry in Britain, Network Rail (Infrastructure) Ltd. (the successor to Railtrack Plc since October 2002) owns and maintains almost all track, signaling and other rail infrastructure in Britain. We have contracted with Network Rail for access to the tracks on which we operate. Our services may be disrupted and we may lose revenue if Network Rail fails to maintain track and signaling sufficiently. Although Network Rail has agreed to compensate us for certain disruptions and losses, we cannot assure you that we will be fully compensated.

        On October 17, 2000, a GNER train traveling at high speed derailed because of broken track near the town of Hatfield north of London. Four passengers were killed and 70 more were injured. The track had been insufficiently maintained by Railtrack with no speed restriction in place. GNER was exonerated from any responsibility for the accident.

        Following this derailment Railtrack implemented hundreds of speed restrictions on the British rail network for several months while tracks were inspected and emergency maintenance was carried out. Train services were severely disrupted from resulting delays and cancellations. Most GNER services have been reinstated to pre-Hatfield levels, however.

        On February 28, 2001, another accident involving GNER occurred near the town of Selby south of York when a passenger vehicle ran off a highway and stopped in the path of an oncoming GNER train traveling at high speed. The collision with the vehicle and the resulting derailment thrust the GNER train into a laden coal train traveling in the opposite direction on the adjacent track. In the collision between the two trains, ten persons were killed including three GNER staff and 70 more were injured. As in the Hatfield derailment, GNER has been absolved from any fault for the Selby accident.

        As a result of the Hatfield and Selby accidents, GNER experienced disruption of its services and has made claims against Railtrack under the track access agreement. Because of disputes, both GNER and Railtrack withheld contractual payments due during 2001 and arbitration proceedings have been commenced to determine their respective liability to each other and the amounts due. Payments resumed in March 2002. Pursuant to separate arbitration awards under different parts of the track access agreement, Railtrack's liability to compensate GNER has been confirmed and the arbitrations are continuing on the amounts due. To date, GNER has been awarded substantial partial compensation that GNER has received or previously withheld from Railtrack. Network Rail, which would be liable for Railtrack's obligations, has appealed to the U.K. Rail Regulator one of the awards confirming liability. The Regulator has publicly indicated that he will rule in GNER's favor, and his final decision is expected shortly. However, we cannot assure you that these awards from Railtrack or Network Rail will make GNER whole for past disruptions. Also, the U.K. Strategic Rail Authority, the franchisor under GNER's passenger rail franchise agreement, has claimed a financial interest in part of any compensation payable by Network Rail, but GNER has been advised by its legal counsel that it has no obligation to the Authority under that agreement.

        The longer-term effect of the accidents has been a slowdown in ridership growth among long distance train operators generally, including GNER.

GNER does not maintain business interruption insurance relating to its moving train operations.

        Following the Hatfield and Selby accidents described above, as well as accidents involving other passenger train operators in Britain and the bankruptcy of one of the larger insurers writing business interruption insurance for the U.K. rail industry, this class of coverage is not currently available to passenger rail franchisees in the U.K. GNER and other franchisees are relying primarily on their rights against Network Rail under track access agreements for reimbursement of losses from future accidents involving moving train operations. There can be no assurance, however, that Network Rail or other responsible parties will provide sufficient reimbursement to make GNER whole.

GNER's rail franchise from the British government expires in April 2005 and may not be extended.

        The franchise was originally granted in 1996 for a seven-year term, and was extended by two years at the beginning of 2002 so that it currently expires in April 2005. GNER had applied in 1999 to the government to replace and extend its franchise agreement with one expiring in 2020, but the industry-wide consequences of the Hatfield derailment described above, including the financial impact on Railtrack, resulted in the shorter extension. GNER plans to resume its discussions with the British government about a longer franchise, or to bid again for the franchise if its present term will expire. We cannot assure you, however, that the franchise will be extended beyond its current expiration date. Failure to renew or extend the franchise in 2005 would require Sea Containers to terminate its rail operations and could adversely affect consolidated net earnings of Sea Containers by about $23,000,000 per year based on current forecasts.

Our GNER rail business competes with other passenger train operators in Britain that may increase their train paths and times and limit our expansion plans.

        Eight other passenger train operators in Britain run on parts of GNER's routes. In general, another operator may negotiate with Network Rail for new services and additional train paths and times. All awards are still government-regulated to ensure passenger benefits are achieved, such as better frequencies, lower fares or new journey opportunities, and to avoid competition that might interfere with each operator's ability to satisfy the minimum service requirements under its franchise. GNER has experienced increased but limited new rail competition since its franchise began. Aggressive bidding by GNER's rail competitors in the future, however, may divert business away from GNER and limit our expansion plans.

        We also compete with cars, buses, airlines and other train operators with parallel or intersecting train routes with us. Customers tend to choose their mode of transportation based on

  •
  frequency of arrivals and departures,

  •
  time,

  •
  reliability,

  •
  convenience,

  •
  comfort, and

  •
  price.

The weight given to any one particular factor depends on whether a customer is traveling for business or for pleasure.

GNER may be unable to increase its revenue to pass through its increased expenses.

        We offer a variety of ticket types with different prices, such as standard class, first class, weekend and advance purchase. We are contractually obligated not to raise our ticket prices more than the rate of inflation on ticket types currently representing about 20% of GNER's fare revenues. Our remaining ticket prices are not subject to any cap but are subject to competitive pricing of alternative rail, airline and other transport services. We must also pay passenger rebates if our trains fail to meet prescribed punctuality and reliability standards. Therefore, if our expenses increase, we may be unable to raise our revenue to pass through these increases.

We cannot assure you that GNER or other labor disputes will not adversely affect Sea Containers.

        Labor is the largest component of variable costs for our rail operation. GNER has about 3,000 employees, about two-thirds of whom belong to unions. Since 1992, there has not been a labor strike specifically directed at GNER although nationwide strikes against former British Rail disrupted GNER's rail services for short periods in 1994 and 1995. The management of our rail operations is working with the unions to increase efficiency by changing work practices, mutual decision-making and ongoing training, without adversely impacting service or safety. We cannot assure you that these measures will not result in labor disputes disrupting our business or that nationwide strikes similar to those discussed above will not recur. Also, labor disputes disrupting other rail services connecting with GNER may reduce our passenger carryings so that we lose revenue.

Penalty payments, poor weather, rising compliance costs and accidents may adversely affect GNER performance.

        If our train services disrupt Network Rail's scheduling or other operation of the rail infrastructure, such as by breakdowns of our rolling stock or through strikes by our employees, or if our services become insufficiently reliable, then GNER must pay contractual penalties to Network Rail or the British government. Our penalty payments have varied in the past but could be substantial since some factors that cause delays can be largely out of our control.

        Other factors affecting GNER's financial performance are adverse weather conditions disrupting services such as by track flooding, actual or threatened terrorist acts halting services, and changing government safety regulations which impose additional compliance costs on train operators. While management believes that GNER operates its trains in compliance with relevant safety standards and carries adequate insurance against loss, we cannot assure you that accidents will not occur in the future involving GNER, whether or not it is at fault, or involving other train operators in Britain, or that a serious incident, whether or not involving GNER, would not have a material adverse effect on GNER's operations or financial condition.

Marine Container Leasing Operations

Sea Containers may be unable to compete favorably in the highly competitive container leasing and sales business.

        The container leasing and sales business is highly competitive. GE SeaCo, our 50/50 joint venture with General Electric Capital Corporation, competes with

  •
  nine other major leasing companies,

  •
  many smaller lessors,

  •
  manufacturers of container equipment,

  •
  companies offering finance leases as distinct from operating leases,

  •
  promoters of container ownership and leasing as a tax shelter investment,

  •
  container shipping lines, which sometimes lease their excess container inventories, and

  •
  suppliers of alternative types of equipment for freight transport.

Competition among container leasing companies depends upon factors which include

  •
  lease rates,

  •
  the availability, quality and individual characteristics of equipment, and

  •
  customer service.

A decrease in the volume of world trade and other operating factors may adversely affect Sea Containers' container leasing business.

        Demand for leased containers depends largely on levels of international trade and economic growth, both global and regional. Cyclical recessions can negatively affect lessors' operating results because during economic downturns or periods of reduced trade, such as occurred in 2001, ocean carriers may lease fewer containers and rely more on their owned fleets to satisfy their container requirements or may lease containers only at reduced rates. Thus, a slowdown in economic growth or trade may adversely affect GE SeaCo's container leasing business. We cannot predict when such cyclical downturns will recur in the leasing industry.

        In recent years, the availability of low prices for new containers, principally those manufactured in China, and the consolidation of shipping lines have adversely affected our container leasing business. These trends may continue.

        Other general factors affecting demand for leased containers include

  •
  the available supply and prices of new and used containers, including the market acceptance of new container types and overbuying by competitors and customers,

  •
  economic conditions and competitive pressures in the shipping industry, including fluctuating ship charter and freight rates, containership fleet overcapacity or undercapacity, and expansion, consolidation or withdrawal of individual customers in that industry,

  •
  shifting trends and patterns of cargo traffic,

  •
  the availability and terms of equipment financing,

  •
  fluctuations in interest rates and foreign currency values,

  •
  import/export tariffs and restrictions,

  •
  foreign exchange controls,

  •
  cargo security and inspection measures, and

  •
  other governmental regulations and political or economic factors that are inherently unpredictable and may be beyond our control.

        The effect of these factors in 2002 was a decline in container leasing profitability.

We cannot assure you that lease rates or utilization for our containers will not decrease or that we can meet container demand.

        GE SeaCo's revenue is variable and largely depends on lease rates, equipment utilization and equipment availability. Lease rates depend on

  •
  the type and length of the lease,

  •
  the type and age of the equipment,

  •
  the application of our SeaWorthy and SeaCover programs to equipment maintenance obligations under the lease,

  •
  competition, as more fully discussed above,

  •
  interest rates,

  •
  new container prices, and

  •
  economic conditions, including world trade and other factors more fully discussed above.

In recent years lease rates have declined, as have new container prices, and may continue to do so, thereby detracting from the economic returns on higher valued existing equipment.

        Utilization is the ratio of containers on lease to GE SeaCo's total container fleet and may also fluctuate due to these same factors. In recent years, for example, overall fleet utilization has declined principally because of consolidations among shipping lines, a trade imbalance with Asia resulting in high equipment returns in North America and Europe, and overproduction of some types of new containers by factories and overbuying by shipping lines and leasing competitors. While utilization improved in 2002, this decline may continue in future years unless GE SeaCo disposes of idle, older equipment in its fleet in surplus locations, which has the effect of increasing overall utilization.

        In order to meet anticipated demand promptly, GE SeaCo maintains inventories of available containers at various depots worldwide. Because demand is difficult to estimate, however, these inventories may be too large or small, and repositioning equipment in a timely manner may not be economically feasible. Also, container supply from manufacturers involves a time delay between order placement and equipment delivery, as a result of which GE SeaCo's revenue may be restrained when demand is strong or may not be realized by the time equipment is delivered.

If GE SeaCo sells large quantities of equipment, Sea Containers' gains or losses on the sale of equipment will fluctuate and may be significant.

        From time to time GE SeaCo sells equipment which it or one of its partners owns, both containers on lease to the lessee and idle equipment off lease. Equipment is typically sold if it is in the best interest of the owner to do so after taking into consideration the book value, physical condition, remaining useful life, suitability for leasing or other uses, and the prevailing local sales price for the equipment. Since these considerations vary, gains or losses on sale of equipment will also fluctuate and may be significant if GE SeaCo sells large quantities of equipment. In the past two years, GE SeaCo has stepped up its sale program on behalf of its partners to dispose of older units.

Repositioning costs may adversely affect our profitability.

        If lessees return equipment to locations where supply exceeds demand, GE SeaCo routinely repositions containers to higher demand areas. Repositioning expenses vary depending on geographic location, distance, freight rates and other factors, and may not be fully covered by drop-off charges collected from the last lessees of the equipment or pick-up charges paid by the new lessees. Nor may demand be as great as anticipated after repositioning has occurred so that the equipment remains idle.

Sea Containers may lose lease revenue and incur additional operating expenses when lessees of its containers default.

        When lessees of our containers default, the containers may be returned in locations where GE SeaCo cannot efficiently re-lease or sell them, or they may be lost. GE SeaCo may have to repair and reposition these containers where it can re-lease or sell them, which could be expensive depending on the locations and distances involved. As a result, GE SeaCo may lose lease revenue and incur additional operating expenses in repossessing and storing the equipment. While in recent years, defaults by lessees, as measured by our allowance for specific doubtful accounts, have not been material as a percentage of container revenue, we cannot assure you that any future defaults will not be material.

Sea Containers may be subject to environmental liability that could adversely affect its business and financial health despite its insurance coverage.

        In certain countries like the United States, the owner of a leased container may be liable for the costs of environmental damage from the discharge of the contents of the container even though the owner is not at fault. GE SeaCo maintains insurance against property damage and third-party liability for its owned containers and those of its partners, and we require lessees to obtain similar insurance and to provide us indemnity against loss. However, we cannot assure you that insurance or indemnities can fully protect us or GE SeaCo against damages arising from environmental damage.

        Many countries impose limitations on the production of chlorofluorocarbon CFC refrigerants because of their ozone depleting and global warming effects. As a result, substantially all refrigerated containers in the GE SeaCo fleet acquired since 1992 have been charged with non-CFC refrigerant gas, and we are converting older units over time to non-CFC gas or disposing of them. Future government regulation of refrigerants and synthetic insulation materials might require refrigerated containers using non-conforming substances to be retrofitted with conforming ones such as non-CFC refrigerants. In that event, we would have to bear all or a large portion of the cost to convert our units.

Hotel and Leisure Operations

The operations of Orient-Express Hotels, a 47%-owned unconsolidated subsidiary of Sea Containers, are subject to adverse factors generally encountered in the hospitality industry.

        Besides the specific conditions discussed in the risk factors below, these factors include

  •
  cyclical downturns arising from changes in general and local economic conditions,

  •
  dependence on varying levels of tourism, business travel and corporate entertainment,

  •
  rising or falling disposable income of consumers and the traveling public,

  •
  changes in popular travel patterns,

  •
  competition from other hotels and leisure time activities,

  •
  periodic local oversupply of guest accommodation, which may adversely affect occupancy rates and actual room rates achieved,

  •
  increases in operating costs due to inflation and other factors which may not be offset by increased revenues,

  •
  regional and local economic and political conditions affecting market demand, including recessions, civil disorder and acts of terrorism,

  •
  foreign exchange rate movements,

  •
  adverse weather conditions or destructive forces like fire or flooding, and

  •
  seasonality, in that many of our hotels and tourist trains are located in the northern hemisphere where they operate at low revenue or close during the winter months.

        The effect of these factors varies among our hotels and other properties because of their geographic diversity. The current SARS epidemic in Asia, for example, has caused a reduction in passenger bookings on the tourist train of Orient-Express Hotels operating between Bangkok and Singapore.

        In particular, as a result of terrorist attacks in the United States on September 11, 2001 and the subsequent military action in Afghanistan, international, regional and even domestic travel have been disrupted. Demand for most of Orient-Express Hotels' properties declined substantially in the latter part of 2001, and the effects of the disruption are continuing to be felt. For example, American leisure travelers seem more reluctant than in the past to go abroad, and the booking lead-times by guests, travel agents and tour operators at our properties has shortened since September 11. Further acts of terrorism or possible military action, could again reduce leisure and business travel. The recent war in Iraq and the subsequent political uncertainly there are having this effect.

The hospitality industry is highly competitive, both for acquisitions of new hotels and restaurants and for customers.

        Orient-Express Hotels competes for hotel and restaurant acquisition opportunities with others who have substantially greater financial resources than it does. They may be prepared to accept a higher level of financial risk than we can prudently manage. This competition may have the effect of reducing the number of suitable investment opportunities offered to Orient-Express Hotels and increasing its acquisition costs by enhancing the bargaining power of property owners seeking to sell or to enter into management agreements.

        Some of Orient-Express Hotels' properties are located in areas where there are numerous competitors. For example, competing deluxe hotels opened in 2001 near its properties in New Orleans and Rio de Janeiro. Competitive factors in the hospitality industry include convenience of location, the quality of the property, room rates and menu prices, the range and quality of food services and amenities offered, types of cuisine, and name recognition. Demographic, geographic or other changes in one or more of our markets could impact the convenience or desirability of our hotels and restaurants, and so could adversely affect their operations. Also, new or existing competitors could significantly lower rates or offer greater conveniences, services or amenities or significantly expand, improve or introduce new facilities in markets in which our hotels and restaurants compete.

The hospitality industry is heavily regulated, including with respect to food and beverage sales, employee relations, construction and environmental concerns, and compliance with these laws could reduce revenues and profits of properties owned or managed by Orient-Express Hotels.

        Orient-Express Hotels and its various properties are subject worldwide to numerous laws, including those relating to the preparation and sale of food and beverages, liquor service, and health and safety of premises. Its properties are also subject to laws governing our relationship with our employees in such areas as minimum wage and maximum working hours, overtime, working conditions, hiring and firing employees and work permits. Also, the success of expanding Orient-Express Hotels' existing properties depends upon its obtaining necessary building permits or zoning variances from local authorities.

        Orient-Express Hotels also is subject to foreign and U.S. laws and regulations relating to the environment and the handling of hazardous substances which may impose or create significant potential environmental liabilities, even in situations where the environmental problem or violation occurred on a property before Orient-Express Hotels acquired it.

Orient-Express Hotels' acquisition, expansion and development strategy may be less successful than we expect, and, therefore, its growth may be limited.

        Orient-Express Hotels intends to increase its revenues and net income through acquisitions of new properties and expansion of its existing properties. Pursuit of new growth opportunities successfully will depend on the ability to identify properties suitable for acquisition and expansion, to negotiate purchases or construction on satisfactory terms, to obtain the necessary financing and permits and to integrate new properties into existing operations. Also, the acquisition of properties in new locations may present operating and marketing challenges that are different from those currently encountered in existing locations. We cannot assure you that Orient-Express Hotels will succeed in its growth strategy.

        Orient-Express Hotels may develop new properties in the future. New project development is subject to such adverse factors as market or site deterioration after acquisition, inclement weather, labor or material shortages, work stoppages and the continued availability of construction and permanent financing. For example, the opening of the Westcliff Hotel in Johannesburg occurred about six months later than originally planned, as construction took longer than expected. This delay had a significant adverse impact on the revenues and profitability of African operations.

We cannot be sure that Orient-Express Hotels will obtain the necessary additional capital to finance the growth of its business.

        The acquisition and expansion of leisure properties, as well as the ongoing renovations, refurbishments and improvements required to maintain or upgrade existing properties, are capital intensive. Orient-Express Hotels' current expansion plans call for the expenditure of up to an aggregate of about $80 million over the next three years to add new rooms and/or facilities to existing properties. Orient-Express Hotels also plans to continue to acquire additional properties. The availability of future borrowings and access to the capital markets for equity financing to fund these acquisitions and expansions depends on prevailing market conditions and the acceptability of financing terms offered to Orient-Express Hotels. We cannot assure you that future borrowings or equity financing will be available to Orient-Express Hotels, or available on acceptable terms, in an amount sufficient to fund its needs. Future debt financings could involve restrictive covenants that would limit Orient-Express Hotels' flexibility in operating its business.

Orient-Express Hotels' owned hotels and restaurants are subject to risks generally incident to the ownership of commercial real estate and often beyond its control.

        These include

  •
  changes in national, regional and local economic and political conditions,

  •
  local real estate market fluctuations,

  •
  changes in interest rates and in the availability, cost and terms of financing,

  •
  the impact of present or future governmental legislation and regulations (including environmental laws),

  •
  the ongoing need for capital improvements to maintain or upgrade properties,

  •
  changes in property taxes and operating expenses, and

  •
  the potential for uninsured or underinsured losses.

Orient-Express Hotels' operations may be adversely affected by extreme weather conditions and the impact of natural disasters.

        Orient-Express Hotels operates properties in a variety of locales, each of which is subject to local weather patterns and their effects on our properties as well as on customer travel. Since Orient-Express Hotels' revenues are dependent on the revenues of individual properties, extreme weather conditions can from time to time have a major adverse impact upon individual properties or particular regions. For example, in November 1999 a major hurricane passed over St. Martin where the La Samanna hotel is located, resulting in the closing of the hotel until February 2000 so that much of the high season that year was missed.

        Orient-Express Hotels' properties are also vulnerable to the effects of destructive forces, such as fire, storms and flooding. Although the properties are insured against property damage, damages resulting from acts of God or otherwise may exceed the limits of the insurance coverage or be outside the scope of that coverage. The La Samanna hotel, for example, suffered substantial wind and flooding damage during the 1999 hurricane. Although it was fully insured for such damage, Orient-Express Hotels may face losses with other natural disasters affecting its properties in the future.

If the relationships between Orient-Express Hotels and its employees were to deteriorate, it may be faced with labor shortages or stoppages, which would adversely affect its ability to operate its facilities.

        Orient-Express Hotels' relations with its employees in various countries, including employees represented by labor unions, could deteriorate due to disputes related to, among other things, wage or benefit levels, working conditions, or our response to changes in government regulation of workers and the workplace. Operations rely heavily on employees' providing high-quality personal service, and any labor shortage or stoppage caused by poor relations with employees, including labor unions, could adversely affect the ability to provide those services, which could reduce occupancy and room revenue and even tarnish Orient-Express Hotels' reputation.

Sea Containers no longer has voting control of Orient-Express Hotels, which is no longer a Sea Containers consolidated subsidiary.

        As described in "Separation of Orient-Express Hotels" below, on July 22, 2002, a subsidiary of Orient-Express Hotels acquired from Sea Containers a substantial number of Orient-Express Hotels class B common shares pursuant to an agreement in place at the time of the initial public offering of Orient-Express Hotels in August 2000. The shares now owned by that subsidiary represent about 77% of the combined voting power of all Orient-Express Hotels common shares outstanding. As a result, although three directors and officers of Sea Containers are on the board of directors of Orient-Express Hotels, Sea Containers no longer has voting control of Orient-Express Hotels.

        Since November 14, 2002, Sea Containers has owned less than a majority of the common shares of Orient-Express Hotels (disregarding such shares owned by the Orient-Express Hotels subsidiary). Therefore, Orient-Express Hotels will not be a consolidated subsidiary in Sea Containers' future financial statements. Instead, Sea Containers will account for its investment in Orient-Express Hotels using the equity method of accounting.

Other Risks

Currency fluctuations may have a material adverse effect on Sea Containers' financial statements and/or its operating margins.

        Substantial portions of the revenues and expenses of Sea Containers are denominated in non-U.S. currencies such as the British pound sterling and the euro. In addition, we buy assets and incur liabilities in these foreign currencies. Foreign exchange rate fluctuations may have a material adverse effect on our financial statements and/or our operating margins.

        Our financial statements, which are presented in U.S. dollars, can be impacted by foreign exchange fluctuations through both

  •
  translation risk, which is the risk that our financial statements for a particular period or as of a certain date depend on the prevailing exchange rates of the various currencies against the U.S. dollar, and

  •
  transaction risk, which is the risk that the currency of our costs and liabilities fluctuates in relation to the currency of our revenue and assets, which fluctuations may adversely affect our operating margins.

        With respect to translation risk, even though the fluctuations of currencies against the U.S. dollar can be substantial and therefore significantly impact comparisons with prior periods, the translation impact is a reporting consideration and does not affect the underlying results of operations, as transaction risk does. As far as we can, we match foreign currency revenues and costs and assets and liabilities to provide a natural hedge against translation risks although this is not a perfect hedge.

        With respect to transaction risk, although this risk may adversely affect operating margins, we may mitigate our exposure by entering into forward foreign exchange contracts from time to time.

Sea Containers' directors and officers may control the outcome of most matters submitted to a vote of its shareholders.

        A subsidiary of Sea Containers, together with Sea Containers' directors and executive officers, currently holds shares of Sea Containers representing about 85% of the voting power for most matters submitted to a vote of Sea Containers' shareholders. Under Bermuda law, the class B common shares of Sea Containers owned by its subsidiary, representing approximately 79% of the combined voting power of the class A and class B common shares, are outstanding and may be voted by that subsidiary. The manner in which the subsidiary votes its common shares is determined by the five directors of the subsidiary, two of whom—James B. Sherwood and John D. Campbell—are also directors and officers of Sea Containers, consistently with the exercise by those directors of their fiduciary duties to the subsidiary. That subsidiary will be able to elect a majority of the members of the Board of Directors of Sea Containers, to control the outcome of most matters submitted to a vote of the shareholders of Sea Containers and to block a number of matters relating to a change of control of Sea Containers.

Provisions in Sea Containers' charter documents may discourage potential acquisitions of Sea Containers, even those which the holders of a majority of its class A common shares might favor.

        Sea Containers' memorandum of association and bye-laws contain provisions that could make it harder for a third party to acquire Sea Containers without the consent of its board of directors. These provisions include

  •
  supermajority shareholder voting provisions for the removal of directors from office with or without cause, and for "business combination" transactions with beneficial owners of shares carrying 15% or more of the votes which may be cast at any general meeting of Sea Containers, and

  •
  limitations on the voting rights of such 15% beneficial owners.

        Also, Sea Containers' board of directors has the right under Bermuda law to issue preferred shares without shareholder approval, which could be done to dilute the stock ownership of a potential hostile acquirer. Although we believe these provisions provide for an opportunity to receive a higher bid by requiring potential acquirers to negotiate with our board of directors, these provisions apply even if the offer may be considered beneficial by many shareholders.

        These provisions are in addition to the ability of Sea Containers' subsidiary and directors and officers to vote shares representing a significant majority of the total voting power of our common shares. See the "risk factor" immediately above. Also, the rights to purchase series A junior preferred shares, one of which is attached to each class A and class B common share, may have antitakeover effects.

We cannot assure you that a judgment of a United States court for liabilities under U.S. securities laws would be enforceable in Bermuda, or that an original action can be brought in Bermuda against Sea Containers for liabilities under U.S. securities laws.

        Sea Containers is a Bermuda company, a majority of its directors and officers are residents of Bermuda, the United Kingdom and elsewhere outside the United States, and most of its assets and the assets of its directors and officers are located outside the United States. As a result, it may be difficult for you to

  •
  effect service of process within the United States upon Sea Containers or its directors and officers, or

  •
  enforce judgments obtained in United States courts against Sea Containers or its directors and officers based upon the civil liability provisions of the United States federal securities laws.

        Sea Containers has been advised by its Bermuda counsel, Appleby Spurling & Kempe, that there is doubt

  •
  whether a judgment of a United States court based solely upon the civil liability provisions of the United States federal securities laws would be enforceable in Bermuda against Sea Containers or its directors and officers, and

  •
  whether an original action could be brought in Bermuda against Sea Containers or its directors and officers to enforce liabilities based solely upon the United States federal securities laws.

FORWARD-LOOKING STATEMENTS

        This prospectus, and the reports and other information that Sea Containers has filed with the SEC, which are incorporated by reference in this prospectus, contain forward-looking statements, including statements regarding, among other items,

  •
  Sea Containers' ability to repay or extend the maturities of its outstanding indebtedness,

  •
  its ability to implement successfully its proposed debt restructuring,

  •
  competitive factors in its businesses,

  •
  its ability to offer duty-free shopping,

  •
  the operations of Silja,

  •
  deployment of fast speed ferries,

  •
  future legislation in any country where Sea Containers has significant assets or operations,

  •
  strikes or other labor disruptions,

  •
  actual or threatened acts of terrorism and the effects of the war in Iraq,

  •
  currency fluctuations, and

  •
  trends in our future operating performance.

        Sea Containers based these forward-looking statements largely on its expectations as well as assumptions it has made and information currently available to its management. When used in this prospectus or in incorporated reports, the words "anticipate," "believe," "estimate," "expect" and similar expressions, as they relate to Sea Containers or its management, are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, some of which are beyond our control. Actual results could differ materially from those anticipated, as a result of the factors described under "Risk Factors" in this prospectus and other factors. Furthermore, in light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus and incorporated reports might not transpire.

        Sea Containers undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SEPARATION OF ORIENT-EXPRESS HOTELS

        In anticipation of the separation of Sea Containers and Orient-Express Hotels, the two companies entered into agreements providing for the separation of their business operations, as well as relating to the shares of Sea Containers and Orient-Express Hotels owned by their respective subsidiaries. Pursuant to the last agreement, on July 22, 2002, Orient-Express Holding 1 Ltd., a wholly-owned subsidiary of Orient-Express Hotels Ltd., acquired from Sea Containers 18,044,478 class B common shares of Orient-Express Hotels (representing approximately 77% of the combined voting power for most matters submitted to a vote of Orient-Express Hotels' shareholders) upon exercise of a call option under that agreement.

        On November 13, 2002, Sea Containers announced that it no longer planned to proceed with a previously proposed spinoff to the shareholders of Sea Containers of the common shares of Orient-Express Hotels held by Sea Containers, and that Sea Containers planned (a) to sell additional amounts of Orient-Express Hotels' common shares to reduce its equity interest in Orient-Express Hotels to slightly less than 50% in order to deconsolidate Orient-Express Hotels from its balance sheet, and (b) to sell more of Orient-Express Hotels' common shares when market conditions improve. On November 14, 2002, Sea Containers sold 3,100,000 class A common shares of Orient-Express Hotels in an underwritten public offering. As a result of this sale, Sea Containers owns 11,943,901 class A common shares of Orient-Express Hotels and 2,459,399 class B common shares of Orient-Express Hotels, representing about 47% of Orient-Express Hotels' outstanding class A and class B common shares (excluding class B common shares owned by an Orient-Express Hotels subsidiary referred to above) and having about 16% of the combined voting power of all outstanding Orient-Express Hotels class A and class B common shares (including class B common shares owned by such subsidiary).

        As a result of these developments, Orient-Express Hotels' financial statements are no longer consolidated with those of Sea Containers. In addition, Orient-Express Hotels has ceased to be a "Subsidiary" of Sea Containers, but is deemed to be an "Affiliate" of Sea Containers, both as defined in the indentures relating to Sea Containers' publicly-held debt, including the indenture relating to the new notes.

        Orient-Express Hotels has filed a registration statement with the SEC (which was declared effective on February 19, 2003) for sales by Sea Containers from time to time, in one or more transactions, of any or all of its remaining 11,943,901 class A common shares of Orient-Express Hotels plus the 2,459,399 Orient-Express Hotels' class A common shares issuable upon conversion of 2,459,399 Orient-Express Hotels class B common shares held by Sea Containers.

PROPOSED RESTRUCTURING

        As of December 31, 2002, Sea Containers was obligated to repay through the end of 2004 approximately $762,578,000 of indebtedness, including the following indebtedness that matures on the dates indicated:

  •
  $95,223,000 of 9 1/2% Senior Notes due July 1, 2003,

  •
  $63,575,000 of 10 1/2% Senior Notes due July 1, 2003,

  •
  $128,000,000 of borrowings under a $209,100,000 revolving credit facility from a syndicate of banks secured by container equipment, due October 24, 2004, and

  •
  $98,883,000 of 12 1/2% Senior Subordinated Debentures due December 1, 2004.

        Management anticipates that Sea Containers' cash flow from operations will not be sufficient to discharge all of this $762,578,000 of indebtedness. Accordingly, Sea Containers is proposing to restructure part of this indebtedness to extend the maturity dates, and to sell or refinance certain assets to raise cash to repay the balance, to the extent it cannot be paid from cash flow from operations.

        As part of this effort to extend maturity dates, Sea Containers has initiated this exchange offer, and is making a contemporaneous offer to exchange, for its outstanding 12 1/2% Senior Subordinated Debentures due 2004, the same aggregate principal amount of unsubordinated 12 1/2% Senior Notes due 2009, plus a cash exchange fee of $10 for every $1,000 principal amount of debentures tendered and accepted for exchange. Management also intends to seek to extend the maturity of Sea Containers' revolving credit container loan due in 2004.

        With respect to the balance of the indebtedness due in 2003 and 2004, and to the extent that Sea Containers is unable to extend the maturities of its indebtedness as intended and is required to make cash repayments, management intends to utilize the cash flow from Sea Containers' operations and the proceeds from one or more of the following asset sales or refinancing transactions currently under consideration:

  •
  sales by Sea Containers from time to time, in one or more public offerings, of common shares of Orient-Express Hotels, as described above under "Separation of Orient-Express Hotels";

  •
  sales of other assets of Sea Containers, including its Isle of Man Steam Packet Company ferry unit in the Irish Sea, its remaining port interests in the U.K. and its Charleston, South Carolina container manufacturing facility;

  •
  a refinancing of the Silja ships; and

  •
  sales by Sea Containers from time to time of Sea Containers' class A common shares or indebtedness of Sea Containers or its subsidiaries.

Management may also consider other transactions in order to raise funds. To allow time to complete the asset sales, management is working with a syndicate of banks to arrange a one-year $158,000,000 secured bridge loan to Sea Containers, the proceeds of which would be used as necessary to repay on July 1, 2003 the old notes that are not exchanged in this exchange offer. The primary security for this loan would be the shares in the Sea Containers subsidiaries that own the assets to be sold, as identified above, and common shares of Orient-Express Hotels owned by Sea Containers.

        The ultimate success of Sea Containers' proposed restructuring plan will depend on the successful and timely consummation of the various components of that plan. Those components are being undertaken over a period of several months, and we cannot assure you that any component will be consummated, or consummated on a timely basis, or that it will raise funds or extend maturities to the extent necessary. These plans are subject to many risks, such as uncertain market conditions, fluctuation in interest rates and currency values, the uncertainty as to negotiating and completing proposed transactions and unacceptability of the terms offered to Sea Containers.

        In addition, even if maturities of indebtedness are successfully extended, Sea Containers will have to repay such indebtedness, together with other indebtedness due in future years, when it becomes due, and we cannot assure you that Sea Containers will have sufficient cash flow from operations to do so. Furthermore, although Sea Containers may seek to refinance some of such indebtedness in future years, it may not be able to obtain such refinancing. Sea Containers has substantial additional indebtedness due in 2005 and thereafter. As of December 31, 2002, Sea Containers had $142,630,000 of indebtedness due in 2005, $247,002,000 due in 2006 and $633,227,000 in 2007 and thereafter, in each case exclusive of any new notes and 12 1/2% Senior Notes which may be issued in the exchange offers and become due in 2006 and 2009, respectively.

        Any failure by Sea Containers to repay any indebtedness when due would result in a default under such indebtedness and cause cross-defaults under other indebtedness.

CAPITALIZATION

        The following table shows the consolidated cash and capitalization of Sea Containers and its subsidiaries as of December 31, 2002, and as adjusted to reflect (1) the exchange of 50% of the outstanding aggregate principal amount of the old notes for new notes in this exchange offer (the minimum condition of this exchange offer), and the exchange of 50% of the outstanding aggregate principal amount of Sea Containers' 12 1/2% Senior Subordinated Debentures due 2004 for 12 1/2% Senior Notes due 2009, and (2) the exchange of 100% of the outstanding aggregate principal amount of the old notes for new notes in this exchange offer, and the exchange of 100% of the outstanding aggregate principal amount of the 12 1/2 Senior Subordinated Debentures due 2004 for 12 1/2% Senior Notes due 2009.

        In accordance with EITF Consensus Issue 96-19, Debtor's Accounting for a Modification or Exchange of Debt Instruments, the exchange of the old notes for the new notes is not considered substantial and will not be accounted for as a debt extinguishment as the cash flow effect on a present value basis of the new notes was not more than 10% different from the present value of the remaining cash flows under the terms of the old notes. For the same reason, the exchange of the 12 1/2% Senior Subordinated Debentures due 2004 for the 12 1/2% Senior Notes due 2009 is not considered substantial and will not be accounted for as a debt extinguishment. These exchanges are not considered substantial assuming the exchange of either 50% or 100% of the old notes and the 12 1/2% Senior Subordinated Debentures.

	December 31, 2002
	Actual	As adjusted— 50%	As adjusted— 100%
	(In millions)
Cash(1)	$218.0	$212.5	$208.0

Short-term debt(2)	$1.7	$1.7	$1.7

Long-term debt:
Notes payable, bank loans and other purchase obligations in respect of containers	407.4	407.4	407.4
Mortgage loans in respect of ships	579.8	579.8	579.8
Obligations under capital leases	11.8	11.8	11.8
Bank loans in respect of real estate and other fixed assets	264.0	264.0	264.0
9 1/2% senior notes due 2003	95.2	47.6	—
10 1/2% senior notes due 2003	63.6	31.8	—
13% senior notes due 2006 offered hereby	—	79.4	158.8
10 3/4% senior notes due 2006(3)	114.2	114.2	114.2
7 7/8% senior notes due 2008	149.8	149.8	149.8
12 1/2% senior subordinated debentures due 2004(4)	98.4	49.2	—
12 1/2% senior notes due 2009	—	49.4	98.9

Total long-term debt	1,784.2	1,784.4	1,784.7

Redeemable preferred shares:
150,000 $7.25 convertible cumulative preferred shares stated at liquidation value of $100 per share	15.0	15.0	15.0

Total redeemable preferred shares	15.0	15.0	15.0

Shareholders' equity:
19,500,115 class A common shares(5)	0.2	0.2	0.2
14,419,614 class B common shares(6)	0.1	0.1	0.1
Paid-in capital	389.7	389.7	389.7
Retained earnings	761.4	760.1	754.0
Accumulated other comprehensive loss	(188.3)	(188.3)	(188.3)
Less: Reduction due to class B common shares acquired by a subsidiary—12,900,000 shares at cost(7)	(391.3)	(391.3)	(391.3)

Total shareholders' equity	571.8	570.5	564.4

Total capitalization	$2,372.7	$2,371.6	$2,365.8

(1)
Cash as adjusted for a 50% exchange reflects the payment of $1,288,000 related to the cash exchange fee that will be capitalized and subsequently amortized over the term of the new notes and the 12 1/2% Senior Notes, as well as an estimated $4,200,000 of legal, accounting and financial advisory fees and other costs of the exchange offers that will be charged to selling, general, and administrative expenses. The latter amount includes $600,000 for soliciting brokers' fees.

  Cash as adjusted for a 100% exchange reflects the payment of $2,577,000 related to the cash exchange fee that will be capitalized and subsequently amortized over the term of the new notes and the 12 1/2% Senior Notes, as well as an estimated $7,400,000 of legal, accounting and financial advisory fees and other costs of the exchange offers that will be charged to selling, general, and administrative expenses. The latter amount includes $1,200,000 for soliciting brokers' fees.

  Included in cash is approximately $28,300,000 held by GNER under a liquidity maintenance requirement imposed by the U.K. Strategic Rail Authority, and there are restricted deposits in other subsidiaries of approximately $15,000,000. Additionally, Sea Containers' subsidiaries have working capital requirements which reach their height in the first half of the year.

(2)
There were additional working capital lines of credit in place, but not drawn, amounting to $39,200,000, of which $10,700,000 related to secured revolving credit facilities.

(3)
The aggregate principal amount of the 10 3/4% Senior Notes is $115,000,000, but they are being issued at a net discount which is being amortized over the life of the 10 3/4% Senior Notes.

(4)
The aggregate principal amount of the 12 1/2% Senior Subordinated Debentures is $98,883,000, but they were originally issued at a net discount which is being amortized over the life of the Debentures.

(5)
Excludes 252,300 class A common shares reserved for issuance pursuant to options granted to employees, and 908,326 class A common shares reserved for issuance under Sea Containers' Dividend Reinvestment and Share Purchase Plan.

(6)
Excludes 478,622 shares reserved for issuance upon the conversion of the $7.25 convertible cumulative preferred shares.

(7)
Under Bermuda law, the class B common shares held by a subsidiary of Sea Containers are issued and outstanding and have the same voting rights as all other issued and outstanding class B common shares.

THE EXCHANGE OFFER

Purpose and Effect of this Exchange Offer

        Sea Containers is making this exchange offer as one element of a proposed series of transactions to restructure some of Sea Containers' indebtedness. Please see the discussion under the heading "Proposed Restructuring" above for a description of our restructuring plan.

Terms of this Exchange Offer

        Under the terms and conditions described in this prospectus and in the accompanying letters of transmittal—one for the 9 1/2% Senior Notes and one for the 10 1/2% Senior Notes—Sea Containers will accept any and all old notes which you validly tender and do not validly withdraw before the expiration date of this exchange offer. On the expiration date, Sea Containers will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes which Sea Containers accepts in this exchange offer. As of the date of this prospectus, $158,798,000 aggregate principal amount of the old notes is outstanding. Holders may tender some or all of their old notes in this exchange offer. However, you may tender old notes only in integral multiples of $1,000.

        Also on or promptly after the expiration date, Sea Containers will pay a $10 cash exchange fee for each $1,000 principal amount of old notes accepted in this exchange offer, and will pay in cash all accrued and unpaid interest on the old notes to the expiration date of this exchange offer. If the expiration date is                        , 2003, the accrued and unpaid interest per $1,000 principal amount of old notes will be $            .

        Sea Containers will have accepted all validly tendered old notes, or defectively tendered old notes if Sea Containers waives the defects, only if, as and when Sea Containers gives oral or written notice of acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from Sea Containers and delivering them and the cash exchange fee to the tendering holders.

        If Sea Containers does not accept any tendered old notes for any reason, it will return certificates for any of those unaccepted old notes, at Sea Containers' expense, to the tendering holders as soon as practicable after the expiration date of this exchange offer.

        Holders who tender old notes in this exchange offer will not have to pay brokerage commissions or fees or, except as described in the instructions to the letter of transmittal, transfer taxes with respect to the exchange of old notes for new notes in this exchange offer. Sea Containers will pay all charges and expenses in connection with this exchange offer, including a soliciting brokers' fee which Sea Containers will pay to registered broker/dealers, equal to 1% of the aggregate principal amount of old notes which they tender on behalf of their customers. See "—Fees and Expenses" below.

Expiration Date; Extensions; Termination; Amendments

        This exchange offer will expire at 5:00 p.m., New York City time, on                        , 2003. However, Sea Containers reserves the right to extend this exchange offer to a later time and date. We refer to such initial expiration time and date, as they may be extended, as the "expiration date." Sea Containers will notify the exchange agent of any extension by oral or written notice and will make a public announcement of the extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of this exchange offer. If Sea Containers elects to extend this exchange offer, you will not be entitled to any withdrawal rights during the extension period, except as otherwise indicated under "—Withdrawals of Tenders."

        Sea Containers reserves the right to delay accepting any old notes under this exchange offer, or to terminate this exchange offer and not accept under it any old notes not previously accepted, if any condition described below under "—Conditions to the Exchange Offer" is not satisfied and Sea Containers does not waive it. Sea Containers will give oral or written notice of a delay or termination to the exchange agent. Sea Containers also reserves the right to amend the terms of this exchange offer in any manner. Sea Containers will make a public announcement of any such delay in acceptance, termination or amendment as promptly as practicable.

        Without limiting the manner in which Sea Containers may choose to make public any announcement of any extension, delay in acceptance, termination or amendment, Sea Containers will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service, the substance of which is carried over the Dow Jones Broad Tape.

Procedures for Tendering

        If you wish validly to tender old notes in this exchange offer, either

  •
  you must transfer your old notes under the procedures for book-entry transfer described under the caption "—Book-Entry Transfer" below, and the exchange agent must receive a book-entry confirmation before the expiration date of this exchange offer, or

  •
  the exchange agent must receive, at one of its addresses shown on the back cover of this prospectus, a properly completed and duly executed letter of transmittal (or a facsimile thereof), together with any required signature guarantees, the certificates for the old notes being tendered and any other documents required by the instructions to the letter of transmittal, before the expiration date of this exchange offer. Letters of transmittal and old notes should be sent only to the exchange agent, not to Sea Containers.

  Delivery of Letters of Transmittal in this Exchange Offer

        If you sign a letter of transmittal and are not the registered holder of any old notes you tender with it, then the registered holder or holders must either have properly completed the form of transfer notice on the certificates for those old notes, or you must provide appropriate bond powers signed by the registered holder or holders. The signature of the registered holder or holders in the form of transfer notice or bond powers must correspond exactly with the name(s) of the registered holder or holders which appear(s) on the certificates you tender, and the signature or signatures must be guaranteed by an "Eligible Institution" unless all the signing registered holders are Eligible Institutions. See "—Signature Guarantees" below.

        If you are a beneficial owner of old notes which are registered in the name of The Depository Trust Company ("DTC") for the account of a participant in DTC's system, or in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender old notes, you should instruct such participant or nominee to tender old notes on your behalf. Please contact such participant or nominee directly if you have not received its request for instructions. Alternatively, if you wish to tender old notes directly, you must first either make appropriate arrangements to register ownership of the old notes in your name or follow the procedures described in the immediately preceding paragraph. The transfer of registered ownership may take a lot of time and may not be feasible to achieve before the expiration of this exchange offer.

        Your method of delivering old notes and the letter of transmittal and all other required documents to the exchange agent is at your choice and risk. If you choose to deliver by mail, we suggest that you use properly insured registered mail, return receipt requested, and that the mailing to the exchange agent occur sufficiently before the expiration date of this exchange offer to permit delivery to the exchange agent before the expiration of this exchange offer. Except as otherwise provided in the letter of transmittal, we will consider your delivery to the exchange agent to have occurred only when the exchange agent actually receives or confirms delivery.

  Book-Entry Transfer

        The exchange agent will establish an account for the old notes at DTC for the purpose of facilitating this exchange offer. If this account is established, any financial institution that is a participant in DTC's system (a "Participant") may make book-entry delivery of old notes by causing DTC to transfer such notes into the exchange agent's account for the old notes in accordance with DTC's Automated Tender Offer Program ("ATOP") for book-entry transfers. However, we will exchange new notes for the old notes so tendered only after timely book-entry confirmation of such book-entry transfer of old notes into the exchange agent's account, and timely receipt by the exchange agent of an "agent's message" and any other documents required by the letter of transmittal. An agent's message is a message transmitted by DTC, received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment, from a Participant tendering old notes which are the subject of such book-entry confirmation, that the Participant has received and agrees to be bound by the terms of the letter of transmittal, and that Sea Containers may enforce such agreement against that Participant.

        We will not consider your delivery of documents to DTC as valid delivery to the exchange agent.

  Signature Guarantees

        Signatures on a letter of transmittal need not be guaranteed if the old notes are being tendered

  •
  by their registered holder(s), unless the holder(s) have completed the "Special Issuance Instructions" box or "Special Delivery Instructions" box in the letter of transmittal, or

  •
  for the account of a firm that is a participant in a Medallion Signature Guarantee Program or other similar program (an "Eligible Institution"), which is generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States.

In all other cases, all signatures on the letter of transmittal must be guaranteed by an Eligible Institution. See Instruction 3 to the letter of transmittal.

        If your certificates representing old notes have been mutilated, destroyed, lost or stolen and you wish to tender your old notes, please call the exchange agent at 1-212-815-5788. The exchange agent will send you an affidavit to complete, and you will be informed of the amount you will need to pay for a surety bond for your lost certificates. When the exchange agent receives the completed affidavit and surety bond payment and the completed letter of transmittal, your old notes will be included in this exchange offer. If you wish to participate in this exchange offer, you will need to act quickly to ensure that the lost certificates can be replaced and delivered to the exchange agent before the expiration of this exchange offer.

  Other Matters

        Your tenders of old notes in compliance with the procedures described above and in the letter of transmittal, followed by Sea Containers' acceptance of your tenders, will create a binding agreement between you and Sea Containers under the terms and conditions of this exchange offer.

        At such time as Sea Containers accepts for exchange the old notes you tender you

  a.
  irrevocably sell, assign and transfer to Sea Containers, or upon its order, all rights, title and interest in and to all the old notes you tender, and

  b.
  irrevocably appoint the exchange agent your true and lawful agent and attorney-in-fact with respect to the old notes you tender, with full power of substitution and resubstitution,

    •
    to deliver certificates representing those old notes, or transfer ownership of those old notes on the account books maintained by DTC, together, in either such case with all accompanying evidences of transfer and authenticity, to or upon the order of Sea Containers,

    •
    to present those certificates for transfer on the books of Sea Containers, and

    •
    to receive all benefits or otherwise exercise all rights of beneficial ownership of the old notes you tender, under the terms of this exchange offer.

        Sea Containers will determine, in its sole discretion, all questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders and withdrawals of old notes, and such determination will be final and binding. We will not consider alternative, conditional or contingent tenders to be valid. Sea Containers reserves for itself the absolute right to reject any or all tenders of old notes that it determines are not in proper form or the acceptance of which would, in the opinion of Sea Containers' management, be unlawful. Sea Containers also reserves for itself the right to waive any defects, irregularities or conditions of tender as to particular old notes without waiving the defects, irregularities or conditions of tender as to other old notes. Sea Containers' interpretations of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding. You must cure any defect or irregularity in connection with your tenders of old notes within such reasonable time as Sea Containers determines, unless Sea Containers waives the defect or irregularity. Tenders of old notes will not be effective until all defects and irregularities have been waived by Sea Containers or cured. Neither Sea Containers, nor the exchange agent, nor any other person will be under any duty to give notice of any defects or irregularities in tenders of old notes, or will incur any liability to holders of old notes for failure to give any such notice.

Guaranteed Delivery Procedure

        Holders who wish to tender their old notes and (a) whose old notes are not immediately available, or (b) who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, or (c) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if

  •
  the tender is made through an Eligible Institution

  •
  prior to the expiration date, the exchange agent receives from an eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) or a properly transmitted agent's message and notice of guaranteed delivery setting forth the name and address of the holder of the old notes, the registered number or numbers of the old notes and the principal amount of old notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the expiration date, the letter of transmittal (or facsimile thereof), together with the old notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the Eligible Institution with the exchange agent, and

  •
  the exchange agent receives a properly completed and executed letter of transmittal (or facsimile thereof), together with the tendered old notes in proper form for transfer (or confirmation of a book-entry transfer into the exchange agent's account at DTC of old notes delivered electronically) and all other documents required by the letter of transmittal within three business days after the expiration date.

Withdrawals of Tenders

        You may withdraw tenders of old notes in this exchange offer at any time before 5:00 p.m., New York City time, on                        , 2003. In addition, if Sea Containers either

  •
  reduces the principal amount of old notes subject to this exchange offer, or

  •
  increases or decreases the consideration offered in exchange for the old notes or the soliciting brokers' fee,

and if, at the time that notice of such reduction, increase or decrease is first published, sent or given to holders of old notes, this exchange offer is scheduled to expire at any time earlier than ten business days from, and including, the date that such notice is first so published, sent or given, then Sea Containers will extend this exchange offer until the expiration of such period of ten business days and will provide withdrawal rights during such period.

        You may withdraw from this exchange offer any old notes you tendered by book-entry transfer by giving written or facsimile notice of withdrawal complying with the procedures of the DTC's Automated Tender Offer Program. DTC must give the exchange agent notice of your withdrawal before the expiration date of this exchange offer.

        You may withdraw from this exchange offer any old notes you tendered by physical delivery of certificates by giving written notice of withdrawal to the exchange agent. Notice of withdrawal, to be effective,

  •
  must be received by the exchange agent, at one of its addresses or its facsimile number shown on the back cover of this prospectus, before 5:00 p.m., New York City time, on                , 2003 (or such later date as withdrawal rights are provided, as described above),

  •
  must specify your name(s),

  •
  must give the certificate serial numbers of the particular certificates for those old notes and their aggregate principal amount, and

  •
  must be signed by you exactly as you signed the letter of transmittal, or be accompanied by documents of transfer sufficient to have the exchange agent register the transfer of the old notes into your name(s).

        Your signature(s) on the notice of withdrawal of any tendered old notes must be guaranteed by an Eligible Institution unless you are an Eligible Institution that tendered the old notes for your own account. If the old notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal will be effective immediately when the exchange agent receives written or facsimile transmission of the notice of withdrawal even if physical release is not yet effected.

        You may not rescind a withdrawal of a tender of old notes, and old notes properly withdrawn will not be deemed to be validly tendered for purposes of this exchange offer. However, withdrawn old notes may be retendered by repeating the applicable procedures for tendering described above at any time on or prior to the expiration of this exchange offer.

Conditions to this Exchange Offer

        At present, $158,798,000 aggregate principal amount of old notes is outstanding, consisting of $95,223,000 principal amount of 9 1/2% Senior Notes due 2003 and $63,575,000 principal amount of $10 1/2% Senior Notes due 2003. It is a condition of this exchange offer that Sea Containers receive valid tenders (not withdrawn) of old notes in the aggregate principal amount of at least $79,399,000, which is 50% of the outstanding aggregate principal amount of the old notes. This minimum condition is for Sea Containers' sole benefit, and Sea Containers may waive it at any time in its sole discretion.

        Despite any other term of this exchange offer, Sea Containers will not be required to accept for exchange, or exchange any new notes for, any old notes, and Sea Containers may terminate this exchange offer as provided in this prospectus before the expiration date, if

  •
  the trustee under the indenture has objected to, or taken any action that could adversely affect, the consummation of this exchange offer,

  •
  the trustee under the indenture has taken any action that challenges the validity or effectiveness of the procedures used in this exchange offer,

  •
  this exchange offer, or the making of any exchange by a holder of old notes, in Sea Containers' reasonable judgment, would violate applicable law,

  •
  any action or proceeding has been instituted or threatened in any court or by or before any governmental agency, or any law, statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted or entered, with respect to this exchange offer that, in the judgment of Sea Containers, could reasonably be expected to impair its ability to proceed with this exchange offer,

  •
  there shall have occurred a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit,

  •
  there shall have occurred a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of this exchange offer, a material acceleration or worsening thereof, or

  •
  any change (or any development involving a prospective change) shall have occurred or be threatened in Sea Containers' business, properties, assets, liabilities, financial condition, operations, results of operations or prospects taken as a whole that, in its reasonable judgment, is or may be adverse to Sea Containers, or Sea Containers becomes aware of facts that, in its reasonable judgment, have or may have adverse significance with respect to the old notes.

        Sea Containers expressly reserves the right, at any time or at various times, to extend the period of time during which this exchange offer is open. Consequently, it may delay acceptance of any old notes by giving oral or written notice of the extension to their holders. During any extension, all old notes previously tendered will remain subject to this exchange offer and may not be withdrawn except if Sea Containers reduces the principal amount of the old notes subject to this exchange offer, or increases or decreases the consideration offered in exchange for the old notes or the soliciting brokers' fee. Sea Containers will return any old notes that it does not accept for exchange for any reason without expense to their tendering holders as promptly as practicable after the expiration or termination of this exchange offer.

        Sea Containers expressly reserves the right to amend or terminate this exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of this exchange offer specified above. We will give oral or written notice of any extension, amendment or termination to the holders of the old notes as promptly as practicable. In the case of any extension, the notice will be issued no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date.

        These conditions are for Sea Containers' sole benefit and it may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

        In addition, Sea Containers will not accept for exchange any old notes tendered, and will not issue exchange consideration in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the new notes indenture under the Trust Indenture Act of 1939.

Interest on the New Notes

        The new notes will bear interest from the expiration date, payable semiannually on            and            of each year commencing on            , 2003, at the rate of 13% per year. Accrued and unpaid interest on the old notes validly tendered and accepted for exchange through the expiration date will be paid in cash to the holders of such old notes. Holders whose old notes are accepted for exchange will be deemed to have waived the right to receive any payment in exchange consideration or other property in respect of interest accruing or accretions in value after the date of the issue of the new notes, other than the cash exchange fee of $10 per each $1,000 principal amount of the old notes accepted for exchange.

Dealer Manager

        Sea Containers has engaged Lazard Frères & Co. LLC to act as the dealer manager in connection with this exchange offer and to provide financial advisory services to it in connection with this exchange offer. Sea Containers has agreed to pay a fee to the dealer manager for soliciting acceptances of the exchange offer. Such fee is based on the aggregate principal amount of the old notes exchanged in the exchange offer and will be payable on the date the new notes are issued in the exchange offer. We will also reimburse the dealer manager for reasonable out-of-pocket expenses and fees, and expenses of legal counsel. Sea Containers has agreed to indemnify the dealer manager against specified liabilities, including specified liabilities under the federal securities laws.

        If you have questions concerning the terms of this exchange offer, you may contact at the dealer manager:

        David McMillan
        Managing Director
        Capital Markets

        Telephone:    1-212-632-6719
        Facismile Transmission:    1-212-632-6984

        The dealer manager has provided in the past, and currently is providing, financial advisory and investment banking services to Sea Containers and its affiliates, for which it has received and expects to receive customary fees and commissions.

Exchange Agent and Trustee

        The Bank of New York has been appointed as exchange agent for this exchange offer. Questions as to procedures for tendering and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent addressed as follows:

By Mail or Overnight Courier:	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street, 7 East New York, New York 10286 Attn: William Buckley
Facsimile Transmission:	1-212-298-1915
Confirm by Telephone:	1-212-815-5788

        You and your broker, dealer, commercial bank, trust company or other nominee should send letters of transmittal and all correspondence in connection with this exchange offer to the exchange agent at the address and telephone number listed above.

        The Bank of New York is also serving as the trustee under the indentures for the old notes and will also serve as the trustee under the indenture for the new notes. All deliveries, correspondence and questions sent or presented to the trustee relating to this exchange offer should be directed to the trustee as follows:

By Mail:	The Bank of New York Bondholder Relations 101 Barclay Street, 7E New York, New York 10286
By Telephone:	1-800-254-2826

Information Agent

        Georgeson Shareholder Communications Inc. has been appointed as information agent for this exchange offer. Questions and requests for assistance should be directed to the information agent addressed as follows:

        U.S. noteholders call: 1-866-324-5897

        Foreign noteholders call collect: 011-44-207-335-8700

        Banks and brokerage firms call: 1-212-440-9800

Fees and Expenses

        Sea Containers will bear the expenses of soliciting tenders. The principal solicitation for tenders is being made by mail; however, we may make additional solicitations by telegraph, facsimile, telephone or in person by our officers and regular employees and those of our affiliates.

        Sea Containers will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses. Sea Containers will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange. In addition, Sea Containers will pay registered brokers and dealers a soliciting brokers' fee equal to 1% of the aggregate principal amount of the old notes which they tender on behalf of their customers and which Sea Containers accepts for exchange.

        Sea Containers has agreed to pay (i) its expenses, including investment banking, financial advisory, printing, legal, accounting, exchange agent, and information agent fees and expenses, (ii) expenses incurred to obtain a rating of the new notes, if any, and (iii) fees and expenses of the trustee for the new notes. Sea Containers will pay other cash expenses to be incurred in connection with this exchange offer, including SEC registration fees and related fees and expenses.

Transfer Taxes

        Sea Containers will pay all transfer taxes, if any, applicable to the exchange of old notes in this exchange offer. If, however, certificates representing new notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the old notes tendered, or if tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of old notes pursuant to this exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

DESCRIPTION OF THE NEW NOTES

        Sea Containers will issue the new notes under an indenture dated as of                , 2003 (the "Indenture") between Sea Containers and The Bank of New York, as trustee (the "Trustee"). If and when the new notes are issued, the Indenture will be subject to and governed by the Trust Indenture Act of 1939. The following is a summary of all the material provisions of the new notes and the Indenture and does not include all the provisions of the Indenture. We urge you to read the Indenture because it fully defines your rights. You may obtain a copy of the Indenture from Sea Containers without charge. See "Where You Can Find More Information." You can find the definitions of capitalized terms used in this summary under the heading "—Definitions" below.

        Other than the interest rate, maturity date and redemption provisions, and except as set forth below, the terms of the new notes and the rights of their Holders are substantially similar to those of the old notes, except that

  •
  the new notes will not specifically exclude from the definition of "restricted payment" a spinoff distribution to Sea Containers' shareholders of the common shares of Orient-Express Hotels owned by Sea Containers,

  •
  the limitation on "restricted payments" in the new notes will include an exception, identical to the exception presently included in Sea Containers' 10 1/2% Senior Notes, 10 3/4% Senior Notes and 7 7/8% Senior Notes, permitting the exchange of non-subordinated debt for Sea Containers' currently outstanding 12 1/2% Senior Subordinated Debentures. See "—Covenants—Limitation on Restricted Payments," and

  •
  the new notes (like Sea Containers' 10 3/4% Senior Notes and 7 7/8% Senior Notes) will provide that if the new notes ever attain an "investment grade" rating from Standard & Poor's Credit Market Services, a division of the McGraw-Hill Companies, and Moody's Investors Service, Inc., most of the restrictive covenants set forth in the new notes will permanently cease to be applicable.

        See the first paragraph under the caption "—Covenants" below. Subject to compliance with other limitations in the Indenture, Sea Containers will not be prohibited from selling all of the Orient-Express Hotels common shares that it owns.

Maturity, Principal and Interest

        The new notes will mature on            , 2006, are limited to $158,798,000 in aggregate principal amount and will be unsecured senior obligations of Sea Containers.

        Interest on the new notes will accrue at the rate of 13% per year and will be payable twice a year in arrears on            and            in cash, commencing on             , 2003, to the Holders of new notes at the close of business on the            or            immediately preceding an interest payment date. Interest on the new notes will accrue from the expiration date or from the most recent interest payment date to which interest has been paid.

        Principal of, and any premium and interest on, the new notes are payable, and, except as described below, the new notes are exchangeable and transferable, at the office or agency of Sea Containers in the Borough of Manhattan, City of New York maintained for such purposes; however, Sea Containers may choose to pay interest by mailing checks to the Holders of new notes. For the purpose of paying interest on the new notes, Sea Containers will at all times have a paying agent (which may be the Trustee) that either will have an office or agency in the Borough of Manhattan, City of New York, or will make arrangements for interest checks to be paid at a bank, trust company or other agency located in the Borough of Manhattan, City of New York. Sea Containers has appointed The Bank of New York as the initial paying agent for the new notes. Until otherwise designated by Sea Containers, Sea

Containers' office or agency in New York will be the Trustee's office located at 101 Barclay Street, New York, New York 10286.

        The new notes are issued in fully registered form without coupons, in denominations of $1,000 and any integral multiple of $1,000. There will be no service charge for any registration of transfer, exchange or redemption of the new notes, except that in certain circumstances there may be a service charge for any tax or other governmental charge that may be imposed in connection therewith. See "The Exchange Offer—Procedures for Tendering" for a discussion of certain other matters regarding the form, delivery, transfer and exchange of the new notes.

Ranking

        The Indebtedness evidenced by the new notes ranks equal in right of payment with all other Senior Indebtedness of Sea Containers, and senior in right of payment to all existing and future Subordinated Indebtedness of Sea Containers. The principal amount of Sea Containers' Senior Indebtedness outstanding on December 31, 2002 (excluding guaranties of its Subsidiaries' Indebtedness), was $1,688,205,000, and the principal amount of Sea Containers' Subordinated Indebtedness outstanding on such date was $98,883,000, consisting of the 12 1/2% Senior Subordinated Debentures due 2004. As noted above in "Proposed Restructuring," Sea Containers is making an offer to exchange these Senior Subordinated Debentures for the same aggregate principal amount of unsubordinated 12 1/2% Senior Notes due 2009. Notwithstanding the covenants in the Indenture restricting the Incurrence of Indebtedness, Sea Containers may Incur additional Indebtedness. See "—Covenants—Limitation on Indebtedness."

        To the extent that any Indebtedness is secured by liens on the assets of Sea Containers or its Subsidiaries, the holders of such secured Indebtedness will have a claim prior to the Holders of the new notes as to those assets and the new notes will be effectively subordinated to all present and future secured Indebtedness. At December 31, 2002, approximately $1,263,006,000 out of the total of $1,688,205,000 of Senior Indebtedness of Sea Containers (excluding guaranties of its Subsidiaries' Indebtedness) was secured by assets of Sea Containers. Also, notwithstanding the covenants in the Indenture restricting the Incurrence of Indebtedness and Liens on assets and property of Sea Containers and its Subsidiaries, Sea Containers and its Subsidiaries may Incur additional secured Indebtedness (see "—Covenants—Limitation on Indebtedness," "—Restriction on Indebtedness and Preferred Shares of Subsidiaries" and "—Restrictions on Liens"). Under the Indenture, Sea Containers and its Subsidiaries may Incur a variety of Permitted Liens, including Liens securing Indebtedness of up to (a) 90% of the net book value of the Container Assets of Sea Containers and its Subsidiaries, (b) 90% of the net book value of the Passenger Transport Assets of Sea Containers and its Subsidiaries, (c) 80% of the Fair Market Value of the Leisure Industry Assets of Sea Containers and its Subsidiaries, and (d) 80% of the net book value of the Other Assets of Sea Containers and its Subsidiaries (see "—Covenants—Restrictions on Liens").

        In addition, the new notes are not guaranteed by any Subsidiary of Sea Containers and as a result will effectively rank junior to all present and future Indebtedness of the Subsidiaries of Sea Containers, which at December 31, 2002, amounted to $1,070,301,000, as well as junior to all other liabilities of the Subsidiaries. Notwithstanding the covenants in the Indenture restricting the Incurrence of Indebtedness and Liens on assets and property of the Subsidiaries of Sea Containers, the Subsidiaries may Incur additional Indebtedness (see "—Covenants—Limitation on Indebtedness" and "—Restriction on Indebtedness and Preferred Shares of Subsidiaries"), including secured Indebtedness (see "—Covenants—Restrictions on Liens"). If any Subsidiary of Sea Containers is dissolved, declared bankrupt, liquidated or reorganized, Holders of new notes will not receive from such Subsidiary any amounts in respect of the new notes until after the payment in full of the claims of the creditors of such Subsidiary and the liquidation preference of any preferred shares of such Subsidiary remaining outstanding.

        Sea Containers' assets are located in numerous places around the world, and many such assets are movable and therefore could be in various locations from time to time. It is possible that in the event of a bankruptcy or similar proceeding, the courts of one or more of the countries where Sea Containers' assets at the time are located might assert jurisdiction over any proceedings to establish and enforce creditors' rights under the laws of such countries. We cannot assure you that a bankruptcy or similar proceeding would ultimately be adjudicated by a United States bankruptcy court.

Optional Redemption

        Sea Containers may redeem all or some of the new notes at any time on or after July 1, 2005 at a price of 100% of the principal amount of the new notes, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or integral multiples of $1,000, together with accrued and unpaid interest to the redemption date, subject to the right of Holders on relevant record dates to receive interest due on an interest payment date that is on or prior to the redemption date. If less than all of the new notes are to be redeemed, the Trustee will select the new notes or portions thereof to be redeemed by prorating, by lot or by any other method that the Trustee deems fair and reasonable.

        The Indenture provides that, in the event of a Change of Control, each Holder of new notes will have the right to require Sea Containers to repurchase such Holder's new notes at 101% of the principal amount thereof, together with accrued and unpaid interest. See "—Purchase of New Notes upon Change of Control." In addition, if, at any time, the Consolidated Tangible Net Worth of Sea Containers and its Subsidiaries at the end of each of any two consecutive fiscal quarters is less than $175,000,000, Sea Containers shall make an offer to purchase a specified amount of new notes. See "—Covenants—Maintenance of Consolidated Tangible Net Worth."

        The new notes, like the old notes, will not have the benefit of any sinking fund. Therefore, unless Sea Containers exercises its right of optional redemption, all the new notes will mature and become due and payable at the same time.

Optional Tax Redemption

        The new notes may be redeemed at the option of Sea Containers, in whole but not in part, at any time on not less than 30 or more than 60 days' prior notice given as provided in the Indenture, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to the date fixed for redemption if, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the jurisdiction (or of any political subdivision or taxing authority of or in the jurisdiction) in which Sea Containers is incorporated or resident for tax purposes, or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction, political subdivision or taxing authority is a party (a "Change in Tax Law") that becomes effective on or after the date of issue of the new notes, Sea Containers is or would be required on the next succeeding interest payment date to pay additional amounts with respect to the new notes as described below under "—Payment of Additional Amounts" and Sea Containers cannot avoid the payment of such additional amounts by any reasonable measures available to it.

        The new notes may also be redeemed at the option of Sea Containers in whole but not in part on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption, if the Person formed by a consolidation or amalgamation of Sea Containers or into which Sea Containers is merged or to which Sea Containers conveys, transfers or leases its properties and assets substantially as an entirety is required, as a consequence of such consolidation, amalgamation, merger, conveyance, transfer or lease and as a consequence of a Change in Tax Law occurring after the date of such consolidation, amalgamation, merger, conveyance, transfer or lease, to pay additional amounts as described below in respect of any tax, assessment or governmental charge imposed on any Holder. See "—Merger and Sale of Assets."

        Sea Containers will also pay, or make available for payment, to Holders on the redemption date any additional amounts (as described under "—Payment of Additional Amounts" below) resulting from the payment of such redemption price.

Payment of Additional Amounts

        If the jurisdiction (or any political subdivision or taxing authority of or in the jurisdiction) in which Sea Containers is incorporated or resident for tax purposes at any time requires Sea Containers to deduct or withhold, for any present or future taxes, assessments or other governmental charges, any amounts Sea Containers must pay under the new notes to a Holder who is not a resident of such jurisdiction for purposes of such tax, assessment or governmental charge, Sea Containers will pay such additional amounts to such non-resident Holder of a new note as additional interest as may be necessary in order that the net amounts paid to such Holder after such deduction or withholding will be not less than the amounts specified in such new note to which the Holder is entitled with respect to such new note. However, Sea Containers will not be required to make any payment of additional amounts for or on account of

  (a)
  any tax, assessment or other governmental charge which would not have been imposed but for

  •
  the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein, or

  •
  the presentation of a new note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later,

  (b)
  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge,

  (c)
  any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of or in respect of principal of, or any premium or interest on, the new notes,

  (d)
  any tax, assessment or other governmental charge that is imposed or withheld because the Holder or the beneficial owner of the new note failed to comply with a request of Sea Containers addressed to the Holder

  •
  to provide information, documents and other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner, or

  •
  to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by Sea Containers) or satisfy any information or reporting requirement, and such information, documents, evidence or declaration is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge, or

  (e)
  any combination of items (a), (b), (c) and (d) above.

Also, Sea Containers will not pay any such additional amounts to any Holder of a new note who is a fiduciary or partnership, or is not the sole beneficial owner of such payment, to the extent that the beneficiary or settlor with respect to such fiduciary, or a member of such partnership, or another beneficial owner of such payment would be required, by the laws of the jurisdictions in which Sea Containers is incorporated or resident for tax purposes (or any political subdivision or taxing authority of or in those jurisdictions), to include such payment in its income for tax purposes and would not have been entitled to such additional amounts had it been the Holder of such new note.

        Additional amounts may also be payable in the event of certain consolidations, amalgamations, mergers or sales of assets. See "—Optional Tax Redemption" above.

        In the opinion of Appleby Spurling & Kempe, Bermuda counsel to Sea Containers, and subject to the assumptions and qualifications contained in the opinion of that firm, under Bermuda law as applied and interpreted on the date of this prospectus,

  •
  there is no Bermuda income tax, withholding tax, capital gains tax or capital transfer tax and, even if such taxes were to be enacted, pursuant to an undertaking from the Minister of Finance of Bermuda which is effective until March 28, 2016, (1) Sea Containers would not be required to deduct or withhold on account of Bermuda income tax from payments made under the new notes and (2) Holders of the new notes who are not treated as resident or ordinarily resident in Bermuda generally would not be subject to any Bermuda taxation of capital gains realized on the disposition of the new notes;

  •
  new notes that are not treated as situated in Bermuda and are beneficially owned by an individual domiciled outside Bermuda will not be subject to Bermuda inheritance tax; and

  •
  no Bermuda stamp duty or stamp duty reserve tax will be imposed on the issuance of the new notes and no Bermuda stamp duty is payable on any transfer of new notes.

Covenants

        The Indenture for the new notes, like the indentures for the old notes, provides that Sea Containers and its Subsidiaries will be subject to the following covenants. However, the indenture for the new notes, but not the indentures for the old notes, provides that if no Default or Event of Default has occurred and is continuing, and if the ratings assigned to the new notes by Standard & Poor's Credit Market Services, a division of the McGraw-Hill Companies, and Moody's Investors Service, Inc. are equal to or higher than BBB- and Baa3, or their respective equivalents (the "Investment Grade Ratings"), and even though the new notes may later cease to have such a rating, Sea Containers and its Subsidiaries will not be subject to the provisions of the Indenture described below under "—Limitation on Indebtedness," "—Limitation on Restricted Payments," "—Transactions with Affiliates," "—Restriction on Indebtedness and Preferred Shares of Subsidiaries," "—Disposition of Proceeds of Asset Sales," "—Maintenance of Consolidated Tangible Net Worth," and clauses 3 and 4 of "—Merger and Sale of Assets."

  Limitation on Indebtedness

        Sea Containers will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness (excluding Permitted Indebtedness) unless, at the time of such Incurrence, and after giving effect thereto on a pro forma basis, Sea Containers' Cash Flow Coverage Ratio for the Reference Period would have equaled or exceeded 1.75 to 1.0.

  Limitation on Restricted Payments

        Sea Containers will not, and will not permit any of its Subsidiaries to, directly or indirectly, make a Restricted Payment, which is defined as

  •
  the declaration or payment of any dividend on, or the distribution to holders of, any shares of its or a Subsidiary's Capital Stock (other than dividends or distributions payable in shares of its or such Subsidiary's Capital Stock or in options, warrants or other rights to purchase such Capital Stock, but excluding dividends or distributions payable in Redeemable Capital Stock or in options, warrants or other rights to purchase Redeemable Capital Stock),

  •
  the purchase, redemption, acquisition or retirement for value of any Capital Stock of Sea Containers or any Subsidiary or any options, warrants or other rights to acquire such Capital Stock (except pursuant to mandatory sinking fund requirements or at the Stated Maturity thereof, which payments may be made at any time during the year prior to the required sinking fund payment date or Stated Maturity),

  •
  any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance or other acquisition or retirement for value, of Indebtedness of Sea Containers that is subordinated in right of payment to the new notes (except pursuant to mandatory sinking fund requirements or at the Stated Maturity thereof, which payments may be made at any time during the year prior to the required sinking fund payment date or Stated Maturity), or

  •
  any Investment (other than any Permitted Investment) in any Person other than a Subsidiary and other than a Person which becomes a Subsidiary as a result of such Investment,

unless at the time of and after giving effect to the proposed Restricted Payment (the amount of which, if other than cash, will be as determined by the board of directors of Sea Containers, whose determination will be conclusive and evidenced by a board resolution),

  (1)
  no Default or Event of Default shall have occurred and be continuing or shall occur as a result of such Restricted Payment,

  (2)
  Sea Containers could Incur at least $1.00 of additional Indebtedness under the "—Limitation on Indebtedness" covenant described above (excluding Permitted Indebtedness), and

  (3)
  the aggregate amount of all Restricted Payments declared or made after July 1, 1996 will not exceed the sum of

  (A)
  50% of the aggregate cumulative Consolidated Net Income Available For Restricted Payments accrued on a cumulative basis during the period (taken as one accounting period) beginning on April 1, 1993 and ending on the last day of Sea Containers' last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income Available For Restricted Payments shall be a loss, minus 100% of such loss),

  (B)
  the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by Sea Containers' board of directors), received after February 1, 1998 by Sea Containers from the issuance or sale (other than to any of its Subsidiaries) of shares of Capital Stock of Sea Containers (other than Redeemable Capital Stock) or warrants, options or rights to purchase such shares of Capital Stock of Sea Containers (other than Redeemable Capital Stock),

    (C)
    the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by Sea Containers' board of directors), received after February 1, 1998, by Sea Containers (other than from any of its Subsidiaries) upon the exercise of options, warrants or rights to purchase shares of Capital Stock of Sea Containers (other than Redeemable Capital Stock),

    (D)
    the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by Sea Containers' board of directors), received after February 1, 1998, by Sea Containers from the issue or sale of debt securities or Redeemable Capital Stock that, in either case, have been converted into or exchanged for Capital Stock of Sea Containers (other than Redeemable Capital Stock), plus the aggregate cash received by Sea Containers at the time of such conversion or exchange,

    (E)
    an amount equal to the net reduction after February 1, 1998, in Investments in any third Person not a Subsidiary of Sea Containers resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to Sea Containers or any Subsidiary from any such third Person, but only to the extent such payments

    i.
    were not otherwise included in the Consolidated Net Income of Sea Containers and its Subsidiaries,

    ii.
    were not deducted from the Investment of Sea Containers in any third Person not a Subsidiary pursuant to clause 4 of the definition of Permitted Investments in "—Definitions" below, and

    iii.
    do not exceed in the case of any such third Person the amount of Investments previously made by Sea Containers or any Subsidiary in such third Person, and

    (F)
    $15,000,000.

        Management estimates that as of December 31, 2002, the aggregate amount available for Restricted Payments was approximately $122,000,000 under the indenture covenants.

        This Restricted Payments covenant will not be violated by reason of, and will not take into account,

  (a)
  the payment of any dividend within 60 days after the date of its declaration if such payment would have been permitted under clauses (1), (2) and (3) above on the declaration date, in which event such dividend will be deemed to have been paid on the declaration date for purposes of this Restricted Payments covenant,

  (b)
  a Restricted Payment by a Subsidiary to Sea Containers or to another Subsidiary of Sea Containers or by Sea Containers to a Subsidiary of Sea Containers, provided that any Restricted Payment by a Subsidiary of Sea Containers relating to Capital Stock held by Sea Containers or a Subsidiary of Sea Containers may also be made to Persons other than Sea Containers or a Subsidiary so long as such Restricted Payment is made ratably based on the respective ownership interests in such Capital Stock of Sea Containers or such Subsidiary and such other Persons, or

  (c)
  the issuance of Capital Stock (other than Redeemable Capital Stock) upon the exercise by Sea Containers' employees of options issued pursuant to employee benefit plans, or

  (d)
  as long as no Default or Event of Default is in existence,

  (I)
  the acquisition or retirement for value of any shares of Capital Stock or any Indebtedness subordinated in right of payment to the new notes prior to a Stated Maturity of such

      Indebtedness by exchange for, or upon conversion of, or out of the proceeds of the substantially concurrent sale for cash (other than to a Subsidiary) of, other shares of Capital Stock (other than Redeemable Capital Stock) of Sea Containers or Indebtedness of the type, and satisfying the requirements, described in clause 9 of the definition of Permitted Indebtedness, except that any Indebtedness of Sea Containers issued in exchange for the Series A Debentures or the Series B Debentures shall only be required to satisfy the requirements that immediately after giving effect to such exchange, no Default or Event of Default shall have occurred and be continuing, and that the Average Life to Stated Maturity and Stated Maturity of such Indebtedness must exceed the Average Life to Stated Maturity and Stated Maturity of the new notes,

    (II)
    the payment of a dividend on preferred shares (including Redeemable Capital Stock) outstanding on the date of the Indenture , and preferred shares issued to refinance such preferred shares as permitted by clause (I) above at rates not in excess of those set forth in the terms of such preferred shares on the date of the Indenture, and

    (III)
    the payment of dividends on Redeemable Capital Stock issued after the date of the Indenture.

However, the aggregate net proceeds, including the Fair Market Value of property other than cash, received by Sea Containers from the issuance or sale of shares of Capital Stock (other than Redeemable Capital Stock) of Sea Containers pursuant to clauses (c) and (d)(I) above will not be counted for purposes of increasing the available amount of Restricted Payments pursuant to clause (3)(B) above.

  Restrictions on Liens

        Sea Containers will not, and will not permit any of its Subsidiaries, directly or indirectly, to create, Incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any property or assets of Sea Containers or its Subsidiaries, or on any shares of Capital Stock of any Subsidiary, or any income or profits thereon or proceeds thereof, without in any such case effectively providing that the new notes are secured equally and ratably with (or prior to) the obligations secured by such Lien.

  Limitation on Sale and Leaseback Transactions

        Sea Containers will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person providing for the leasing by Sea Containers or a Subsidiary of any property or assets in a transaction pursuant to which such property or asset has been or is to be sold or transferred by Sea Containers or a Subsidiary to such Person (a "Sale and Leaseback Transaction"), unless

  (a)
  at the time of such transaction, Sea Containers or such Subsidiary would be permitted to Incur Indebtedness secured by a Lien on the property or asset to be leased under paragraph (i) of the definition of "Permitted Liens" in an amount at least equal to the Attributable Debt with respect to the Sale and Leaseback Transaction without equally and ratably securing the new notes, or

  (b)
  such Sale and Leaseback Transaction is between Sea Containers and a Subsidiary or between Subsidiaries, or

  (c)
  such Sale and Leaseback Transaction is for a term, including renewal rights, of not more than three years, or

  (d)
  within 180 days of the effective date of the Sale and Leaseback Transaction, Sea Containers or such Subsidiary commits to apply an amount not less than the greater of

  i.
  the net proceeds of the sale of the property or asset leased pursuant to such arrangement, or

  ii.
  the fair market value of such property or asset as determined by the board of directors of Sea Containers or such Subsidiary to retire the new notes or any other Senior Indebtedness of Sea Containers or any Subsidiary with a maturity of greater than one year from the date of determination or to purchase other property having a fair market value (as determined by the board of directors of Sea Containers or such Subsidiary) at least equal to the fair market value of the property or asset leased in such Sale and Leaseback Transaction (and in fact applies such amount within 360 days of the effective date of the Sale and Leaseback Transaction).

  Transactions with Affiliates

        Sea Containers will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services, the entering into of any contract, agreement or understanding, any Investment, or the payment of any compensation) with any Affiliate of Sea Containers (other than a Subsidiary) unless

  1.
  such transaction or series of transactions is or are on terms that are no less favorable to Sea Containers or the Subsidiary than could have been obtained at the time of such transaction or transactions in a comparable transaction in arm's-length dealings with an unaffiliated third party, and

  2.
  with respect to any transaction or series of transactions involving aggregate payments in excess of $15,000,000, Sea Containers delivers an officer's certificate to the Trustee certifying that such transaction or series of transactions complies with clause 1 above and that such transaction or series of transactions has received the approval of a majority of the disinterested directors of the board of directors of Sea Containers, and Sea Containers or the relevant Subsidiary delivers to the Trustee a written opinion of a recognized independent financial advisor, auditing or appraisal firm stating that the transaction is fair to Sea Containers or such Subsidiary from a financial point of view, or in the case of the sale by Sea Containers or a Subsidiary of an asset, that the consideration received for such asset equals or exceeds the appraised value of such asset, or in the case of a purchase by Sea Containers or a Subsidiary of an asset, that the consideration paid for such asset equals or does not exceed the appraised value of such asset.

This covenant will not apply to transactions pursuant to agreements in place and as in place as of the date of the Indenture and disclosed or described in this prospectus or in Sea Containers' Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and to any extensions of such agreements and any replacements of such agreements, provided such replacements have substantially similar terms to the agreements being replaced.

  Restriction on Indebtedness and Preferred Shares of Subsidiaries

        Sea Containers will not permit any of its Subsidiaries to

  •
  Incur any Indebtedness, other than (x) Indebtedness which would be permitted to be secured by a Lien under the "—Restrictions on Liens" covenant above and (y) other Indebtedness in an amount not in excess of $50,000,000 outstanding at any time, or

  •
  issue any preferred shares (other than Redeemable Capital Stock, to the extent such Redeemable Capital Stock is otherwise permitted to be issued in accordance with the terms of the Indenture) or warrants, options or other rights to purchase or otherwise acquire any preferred shares of such Subsidiary (other than permitted Redeemable Capital Stock), or permit any Person to own or hold an interest in any preferred shares of any such Subsidiary (other than permitted Redeemable Capital Stock).

This covenant will not restrict any Subsidiary from Incurring Indebtedness or issuing preferred shares to and held by Sea Containers or a wholly-owned Subsidiary of Sea Containers.

  Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

        Sea Containers will not, and will not permit any Material Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Material Subsidiary to

  (a)
  pay dividends or make any other distribution on its Capital Stock,

  (b)
  pay any Indebtedness owed to Sea Containers or any Subsidiary,

  (c)
  make loans or advances to Sea Containers or any Subsidiary, or

  (d)
  transfer any of its property or assets to Sea Containers or any Subsidiary.

This covenant does not apply to

  1.
  any encumbrance or restriction with respect to a Subsidiary that was not a Subsidiary of Sea Containers on the date of the Indenture, in existence at the time such Person becomes a Subsidiary of Sea Containers or created on the date it becomes a Subsidiary so long as such encumbrance or restriction was not created in contemplation of such Person becoming a Subsidiary,

  2.
  any encumbrance or restriction with respect to a Subsidiary that had no assets immediately prior to the time the encumbrance or restriction was created and which encumbrance or restriction was created in connection with such Subsidiary's acquisition of assets and the financing thereof,

  3.
  any encumbrance or restriction arising under or by reason of applicable law,

  4.
  any restriction on the ability of a Subsidiary to transfer an asset or property to the extent such restriction arises pursuant to a security interest or mortgage which is a Permitted Lien or is entered into in connection with the financing of the acquisition of such asset or property, and

  5.
  any encumbrance or restriction pursuant to any agreement that extends, refinances, renews or replaces any agreement containing any of the restrictions described in clauses 1, 2 and 4 above, provided that the terms and conditions of any such restrictions are not materially less favorable to the Holders of the new notes than those under or pursuant to the agreement extended, refinanced, renewed or replaced.

The Incurrence of Indebtedness will not be considered the creation, existence or effectiveness of a "consensual encumbrance or restriction" for purposes of this covenant merely because the obligation to repay such Indebtedness may limit such Subsidiary's cash flow available to make any of the payments described in clauses (a) through (d) above.

  Disposition of Proceeds of Asset Sales

        Sea Containers will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless

  •
  Sea Containers or such Subsidiary, as the case may be, receives consideration (including by way of the purchaser assuming Indebtedness of Sea Containers or any of its Subsidiaries) at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of, and

  •
  if the Fair Market Value of such Asset Sale exceeds $25,000,000, at least 75% of such consideration consists of cash (including cash received after the date of such sale pursuant to a lease not giving rise to a Capital Lease Obligation), Cash Equivalents or the assumption of Indebtedness of Sea Containers or any of its Subsidiaries by the purchaser, provided that in the event of a sale by Sea Containers or any of its Subsidiaries of a hotel, the Fair Market Value of which exceeds $25,000,000, at least 75% of such consideration consists of

  (A)
  cash (including cash received after the date of such sale pursuant to a lease not giving rise to a Capital Lease Obligation),

  (B)
  Cash Equivalents,

  (C)
  the assumption of Indebtedness of Sea Containers or any of its Subsidiaries by the purchaser, or

  (D)
  Indebtedness of the purchaser or any Subsidiary of the purchaser secured by a first mortgage on the hotel being sold, and

  •
  no Default or Event of Default exists or would exist after giving effect to such Asset Sale.

        To the extent that the Net Cash Proceeds from any Asset Sale are not applied to permanently repay Senior Indebtedness (including the new notes), and permanently reduce the commitments under the instruments governing the Indebtedness so repaid, Sea Containers or such Subsidiary may commit to apply the Net Cash Proceeds from such Asset Sale, within 180 days of such Asset Sale (and in fact apply such Net Cash Proceeds within 360 days of such Asset Sale), to an investment in properties and assets that will be used in the businesses of Sea Containers and its Subsidiaries as permitted or engaged in on the date of the Indenture or in businesses similar or related thereto ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale that are not applied to pay, acquire or retire such Senior Indebtedness and are either not committed to an investment in Replacement Assets within 180 days of such Asset Sale or, if committed within such 180-day period, are not invested in Replacement Assets within such 360-day period, are "Excess Proceeds."

        When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000, Sea Containers must make an offer to purchase ratably from all holders of its public, unsecured Indebtedness that is not Subordinated Indebtedness (including the Holders of new notes), an aggregate principal amount of such Indebtedness equal to such Excess Proceeds at a price in cash equal to 100% of the outstanding principal amount thereof plus any accrued and unpaid interest to the purchase date. If the aggregate principal amount of such Indebtedness validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Indebtedness to be purchased will be selected ratably. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset to zero. The purchase date for any such offer to purchase is required to be a date prior to the purchase date, if any, established by Sea Containers for the repurchase of any Indebtedness subordinated to the new notes pursuant to any similar "asset sale" provision. Any Excess Proceeds remaining after completion of such offer to purchase may be used by Sea Containers for general corporate purposes.

        Sea Containers will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that an

Asset Sale occurs and Sea Containers is required to purchase the new notes (and other public unsecured Indebtedness) as described above.

  Conduct of Business

        Sea Containers and its Subsidiaries will not engage in any businesses that are not the same as, or similar or related to, the businesses in which Sea Containers and its Subsidiaries are engaged on July 1, 1996 (the date of the indenture providing for the 10 1/2% Senior Notes).

  Reporting Requirements

        Sea Containers will file with the SEC the annual reports, quarterly reports and other documents that it would be required to file pursuant to Sections 13 and 15(d) of the Exchange Act if it were a United States domestic issuer. If Sea Containers ceases to have a class of securities registered under the Exchange Act, Sea Containers will furnish to the Trustee (and, to the extent Sea Containers is permitted to do so, to the SEC) the financial information which it would be required to file with the SEC under Section 13 of the Exchange Act if it were a domestic issuer with a class of securities registered under the Exchange Act. Sea Containers must furnish to the Trustee, and, to the extent required by law, provide to Holders, within 15 days after it files them with the SEC, copies and/or summaries of such reports and documents. Sea Containers must provide to the Holders all reports and other documents that Sea Containers provides to its shareholders.

  Maintenance of Consolidated Tangible Net Worth

        If at any time the Consolidated Tangible Net Worth of Sea Containers and its Subsidiaries at the end of each of any two consecutive fiscal quarters is less than $175,000,000, Sea Containers will make an offer (an "Offer"), on or prior to the 30th day following the date on which Sea Containers files its quarterly or annual report with the SEC reporting the results for the second fiscal quarter giving rise to the obligation to make the Offer, or if Sea Containers is not then required to file reports with the SEC, on or prior to the 30th day following the date on which Sea Containers determines the results for the second fiscal quarter giving rise to the obligation to make the Offer, but in any event not later than the 75th day following the end of the quarter (in the case of the first three fiscal quarters in any fiscal year) or the 120th day following the end of the quarter (in the case of the fourth quarter in any fiscal year). The Offer will be to purchase ratably from the Holders 10% of the aggregate principal amount of the new notes (or such lesser amount as may be outstanding at the time) at a purchase price of 100% of the principal amount plus interest accrued and unpaid to the date on which the new notes are to be purchased (the "Purchase Date"). However, if the Purchase Date is an Interest Payment Date, interest payable on such date shall be paid to the person in whose name the new note is registered at the close of business on such record date, and no additional interest will be paid to the person who tendered the new note. Sea Containers may not credit against its obligation to purchase new notes on any Purchase Date under the Indenture the principal amount of any new notes previously acquired or redeemed by Sea Containers. In no event shall the failure to meet the minimum Consolidated Tangible Net Worth requirement stated above at the end of any fiscal quarter be counted toward the making of more than one Offer under the Indenture.

        Notice of an Offer shall be mailed by Sea Containers not less than 25 days before the Purchase Date to the Trustee and to the Holders of new notes at their last registered addresses. The Offer shall remain open from the time of mailing at least until five Business Days before the Purchase Date.

Purchase of New Notes Upon Change of Control

        If a Change of Control occurs at any time, Sea Containers will be required to make an offer (a "Change in Control Offer") to repurchase any or all of the new notes in integral multiples of $1,000, at a cash purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount of the new Notes, plus any accrued and unpaid interest (including any defaulted interest) to the date of purchase. Sea Containers will comply with all applicable laws and regulations, including Section 14(e) of the Exchange Act, in connection with any Change of Control Offer.

        Within 30 days following any Change of Control, Sea Containers shall notify the Trustee and the Trustee shall promptly send by first-class mail, postage prepaid, to each Holder of new notes, at his or her address appearing in the new note register, a notice stating, among other things,

  •
  the Change of Control Purchase Price and the purchase date (the "Change of Control Purchase Date"), which will be a Business Day no earlier than 45 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

  •
  that any new notes not tendered will continue to accrue interest;

  •
  that Sea Containers will pay the Change of Control Purchase Price for any new notes that have been properly tendered and not withdrawn promptly following the Change of Control Purchase Date; and

  •
  the procedures that a Holder must follow to accept a Change of Control Offer or to withdraw acceptance.

        A Subsidiary of Sea Containers, together with Sea Containers' directors and executive officers, currently holds about 85% of the voting power for most matters submitted to a vote of Sea Containers' shareholders. Under Bermuda law, the class B common shares of Sea Containers owned by its Subsidiary, representing approximately 79% of the combined voting power of the class A and class B common shares, are outstanding and may be voted by that Subsidiary. The manner in which the Subsidiary votes its common shares is determined by the five directors of the Subsidiary, two of whom—James B. Sherwood and John D. Campbell—are also directors and officers of Sea Containers, consistently with the exercise by those directors of their fiduciary duties to the Subsidiary. That subsidiary will be able to elect a majority of the members of the Board of Directors of Sea Containers, to control the outcome of most matters submitted to a vote of the shareholders of Sea Containers and to block a number of matters relating to a Change of Control of Sea Containers.

        The Change of Control repurchase provision, taken together with the dual common share capitalization of Sea Containers, the voting control of Sea Containers held by its Subsidiary, certain provisions of its Bye-Laws, including those relating to quorum and minimum vote required for shareholders to take certain actions, and the provisions of a shareholder rights agreement entered into by Sea Containers in 1988 (as amended and restated in 1998), may render more difficult or discourage a transaction which would constitute a Change of Control. The Change of Control provision is not intended to be an anti-takeover provision but, rather, a protection for Holders of the new notes. Such a provision is frequently found in debt securities of this type.

        As described in the definition of "Change of Control" set forth below, one of the events which would constitute a Change of Control is a sale, assignment, conveyance, transfer, lease or other disposition of all or "substantially all" of the assets of Sea Containers. There is no established quantitative definition of "substantially all" of the assets of a corporation under applicable law. Accordingly, if Sea Containers were to engage in a transaction in which it disposed of less than all of its assets, a question of interpretation could arise as to whether such disposition was of "substantially all" of its assets and, accordingly, whether Sea Containers would have to make a Change of Control Offer.

        Sea Containers could in the future enter into certain transactions, including certain recapitalizations, which would not constitute a Change of Control triggering a Change of Control Offer but which would increase the amount of Indebtedness outstanding at such time. Furthermore, certain changes in the composition of a majority of the board of directors of Sea Containers may occur or be effected that would not be a Change of Control requiring Sea Containers to make a Change of Control Offer.

        If a Change of Control were to occur, there can be no assurance that Sea Containers would have sufficient funds at that time to pay the purchase price for all new notes that Sea Containers is required to purchase. In addition, the indenture relating to the Series A Debentures and Series B Debentures, and the indentures relating to the 9 1/2% Senior Notes, the 10 1/2% Senior Notes, the 10 3/4% Senior Notes and the 7 7/8% Senior Notes, as well as the indenture relating to the 12 1/2% Senior Notes due 2009 to be issued in exchange for any or all of the Series A and Series B Debentures, contain the same change of control provision which would require Sea Containers to repurchase the Series A Debentures, Series B Debentures and all such notes in the event of a Change of Control. Sea Containers would need to seek third-party financing to the extent it does not have available funds to meet such purchase obligations. However, we cannot assure you at this time that Sea Containers would be able to obtain such financing. In addition, Sea Containers' ability to purchase the new notes may be limited by then-existing borrowing agreements so that a Change of Control (or the financial effect of the required repurchases by Sea Containers) could cause a default under other Indebtedness of Sea Containers and its Subsidiaries. Failure by Sea Containers to purchase the new notes when required by a Change of Control will result in an Event of Default with respect to the new notes.

Merger and Sale of Assets

        The Indenture provides that Sea Containers may not amalgamate or consolidate with or merge with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets substantially as an entirety to any Person or group of affiliated Persons, unless at the time and after giving effect to the transaction

  1.
  either (a) Sea Containers shall be the continuing company or corporation, or (b) the Person (if other than Sea Containers) formed by such consolidation or amalgamation or into which Sea Containers is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of Sea Containers, substantially as an entirety (the "Surviving Entity") will be a company or corporation duly organized and validly existing under the laws of the Islands of Bermuda or the laws of the United States of America, any state thereof or the District of Columbia and will, in either case, expressly assume by a supplemental indenture, executed and delivered to the Trustee in form satisfactory to it, all the obligations of Sea Containers under the new notes and the Indenture, and the Indenture will remain in full force and effect,

  2.
  immediately prior to such transaction, and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing,

  3.
  except as provided above in the first paragraph under the caption "—Covenants," the Consolidated Net Worth of Sea Containers and its Subsidiaries or the Surviving Entity, as the case may be, on a pro forma basis after giving effect to such transaction is not less than the Consolidated Net Worth of Sea Containers and its Subsidiaries immediately prior to such transaction, and

  4.
  except as provided above in the first paragraph under the caption "—Covenants," immediately after giving effect to such transaction on a pro forma basis, Sea Containers and its Subsidiaries or the Surviving Entity would be able to incur at least $1.00 of additional Indebtedness pursuant to the test described under "—Limitation on Indebtedness" above (excluding Permitted Indebtedness).

        In connection with any amalgamation, consolidation, merger, transfer or lease contemplated by the Indenture, Sea Containers will deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officer's certificate and an opinion of counsel, each stating that such amalgamation, consolidation, merger, transfer or lease and the supplemental indenture in respect thereto comply with the provisions described above, and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

        Upon any amalgamation, consolidation or merger or any transfer of all or substantially all of the assets of Sea Containers and its Subsidiaries in accordance with the foregoing, the successor Person formed by such amalgamation, consolidation or merger, or into which Sea Containers is merged or to which such transfer is made, will succeed to, and be substituted for, and may exercise every right and power of, Sea Containers under the Indenture with the same effect as if such successor Person had been named as Sea Containers in the Indenture.

Events of Default

        An Event of Default will occur under the Indenture if

  (a)
  Sea Containers defaults in the payment of any interest on any new note when the same becomes due and payable, and such default continues for a period of 30 days, or

  (b)
  Sea Containers defaults in the payment of the principal of (or premium, if any, on) any new note when the same becomes due and payable at Maturity, or

  (c)
  Sea Containers defaults in the performance of, or breaches, any covenant, warranty or agreement in the new notes or the Indenture (other than a default or breach that is specifically dealt with in another paragraph of this definition), and such default or breach continues for a period of 30 days after the Trustee has given to Sea Containers, or the Holders of at least 25% in principal amount of the outstanding new notes have given to Sea Containers and the Trustee, a written notice specifying such default or breach and stating that such notice is a "Notice of Default" under the Indenture, or

  (d)
  Sea Containers and its Subsidiaries default with respect to any issues of their Indebtedness having an outstanding principal amount of $5,000,000 or more individually or in the aggregate, whether such issues of Indebtedness now exist or are hereafter created, such default has caused the payment of such Indebtedness of at least $5,000,000 or aggregating at least $5,000,000 to become or be declared due and payable prior to the date on which it would otherwise become due and payable, and such Indebtedness has not been discharged in full, or such acceleration has not been rescinded or annulled, within 30 days of such acceleration, or

  (e)
  judgments or orders are rendered against Sea Containers or any Subsidiary which require the payment in money, individually or in an aggregate amount, of more than $5,000,000, and such judgments or orders remain unsatisfied, unstayed or unbonded for 60 days, provided that the judgment or order shall only be considered bonded if as a result of such bond, no action can be taken to enforce the judgment or order, or

  (f)
  a court of competent jurisdiction enters a decree or order, which remains unstayed and in effect for 60 days,

    (A)
    granting relief in respect of Sea Containers or any Material Subsidiary in an involuntary case or proceeding under the United States Federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or similar law, or

    (B)
    adjudging Sea Containers or any Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Sea Containers or any Material Subsidiary under the United States Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or similar law, or

    (C)
    appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Sea Containers or any Material Subsidiary or of any substantial part of any of its properties, or

    (D)
    ordering the winding-up or liquidation of the affairs of Sea Containers or any Material Subsidiary, and any such decree or order remains unstayed and in effect for a period of 60 consecutive days, or

  (g)
  Sea Containers or any Material Subsidiary

  •
  institutes a voluntary case or proceeding under the United States Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or similar law, to be adjudicated a bankrupt or insolvent, or

  •
  consents to the entry of a decree or order for relief in any involuntary case or proceeding under the United States Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or similar law, or to the institution of bankruptcy or insolvency proceedings against Sea Containers or any Material Subsidiary, or

  •
  files a petition or answer or consent seeking reorganization or relief under the United States Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or similar law, or consents to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any of Sea Containers or any Material Subsidiary or of any substantial part of its property, or

  •
  makes an assignment for the benefit of creditors, or

  •
  admits in writing its inability to pay its debts generally as they become due or it takes corporate action in furtherance of any such action; or

  (h)
  Sea Containers or any Material Subsidiary which is not a U.S. corporation makes an application for an administrative order or convenes any meeting of its members or creditors or takes any other steps (under any applicable law relating to bankruptcy, insolvency, liquidation, winding-up, reorganization or similar proceedings) with a view to the liquidation, winding-up, dissolution, receivership, administration, reorganization or amalgamation of Sea Containers or such Material Subsidiary or with a view to proposing any kind of composition, scheme of arrangement or other compromise or arrangement with its creditors generally, other than solvent amalgamations and similar reorganizations otherwise permitted under the Indenture, or

  (i)
  with respect to Sea Containers or any Material Subsidiary that is not a U.S. corporation,

  •
  an application for an administrative order in relation to Sea Containers or such Material Subsidiary is presented to a court of competent jurisdiction, or

    •
    a court of competent jurisdiction appoints an administrative or other receiver or any manager with respect to Sea Containers or such Material Subsidiary or all or any substantial part of their respective property, or

    •
    a petition is presented to a court of competent jurisdiction for the liquidation, dissolution or winding-up of Sea Containers or such Material Subsidiary,

    and such application, appointment or petition is not revoked, discharged or dismissed or the related proceedings not stayed within 60 days, or

  (j)
  there occurs, in relation to Sea Containers or any Material Subsidiary which is not a U.S. corporation, in any courts of competent jurisdiction of any country or territory in which it carries on business or to the jurisdiction of whose courts it or a substantial portion if its property is subject, any event or proceeding which corresponds in that country or territory with any of those mentioned in clauses (f) to (i) above, subject to the same exceptions provided in said clauses and the passage of analogous time periods, or

  (k)
  there is a default in the performance or breach of the provisions of "—Merger and Sale of Assets" or "—Purchase of New Notes Upon Change of Control" above.

        If any Event of Default (other than as specified in clauses (f) through (j) above) shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the new notes then outstanding may declare the new notes due and payable immediately at their principal amount together with accrued interest. Thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of new notes by appropriate judicial proceeding. If an Event of Default specified in any of clauses (f) through (j) above occurs and is continuing, then the principal amount of all new notes, together with all accrued interest, will automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

        After a declaration of acceleration, but before the Trustee has obtained a judgment or decree for payment of the money due, the Holders of a majority in aggregate principal amount of the new notes outstanding, by written notice to Sea Containers and the Trustee, may annul such declaration if

  (a)
  Sea Containers has paid or deposited with the Trustee a sum sufficient to pay

  •
  all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

  •
  all overdue interest on all new notes,

  •
  the principal of and any premium on any new notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the new notes, and

  •
  to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the new notes, and

  (b)
  all Events of Default, other than the non-payment of principal of the new notes that have become due solely by the declaration of acceleration, have been cured or waived.

        The Holders of not less than a majority in principal amount of the new notes outstanding may on behalf of all Holders waive any past defaults under the Indenture, except a default in the payment of the principal of, or any premium or interest on, such new notes, or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each affected new note outstanding.

        Sea Containers must notify the Trustee within five business days of the occurrence of any event that is, or after notice or passage of time or both would be, an Event of Default.

Defeasance of Indenture

        Sea Containers may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding new notes. As a result of such discharge, known as defeasance, Sea Containers would be deemed to have paid and discharged the entire Indebtedness represented by the outstanding new notes, and to have satisfied all its other obligations with respect to the new notes and the Indenture, except for

  •
  the rights of Holders to receive payments in respect of the principal of, and any premium and interest on, such new notes when such payments are due,

  •
  Sea Containers' obligations to issue temporary new notes, register the transfer of new notes, replace mutilated, destroyed, lost or stolen new notes and maintain an office or agency for payment and money for security payments held in trust,

  •
  Sea Containers' obligations in connection with the rights, powers, trusts, duties and immunities of the Trustee, and

  •
  the defeasance provisions of the Indenture.

        In order to exercise defeasance,

  1.
  Sea Containers must irrevocably deposit with the Trustee, in trust for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations (as defined in the Indenture) or a combination thereof in such amounts as will be sufficient, in the opinion of a United States nationally recognized firm of independent public accountants, to pay the principal of, and any premium and interest on, the outstanding new notes on the Stated Maturity of such principal or installment of principal, and to pay any premium or interest on the day on which such payments are due and payable under the Indenture,

  2.
  Sea Containers must deliver to the Trustee an opinion of United States counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred,

  3.
  Sea Containers must deliver to the Trustee an opinion of Bermuda counsel to the effect that Holders of the outstanding new notes will not recognize income, gain or loss for Bermuda tax purposes as a result of such defeasance, and will be subject to Bermuda taxes on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred,

  4.
  no Default or Event of Default will have occurred and be continuing on the date of such deposit or insofar as clauses (f) through (j) under the first paragraph under "—Events of Default" are concerned, at any time in the period ending on the 91st day after the date of deposit,

  5.
  such defeasance will not result in a breach or violation of or constitute a default under the Indenture or any other material agreement or instrument to which Sea Containers is a party or by which it is bound, and

  6.
  Sea Containers must deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the defeasance, have been complied with.

Defeasance of Certain Covenants and Events of Default

        The Indenture provides that

  (A)
  Sea Containers may omit to comply with clauses 3 and 4 under "—Merger and Sale of Assets" and all the covenants described herein under "—Purchase of New Notes upon Change of Control" and "—Covenants," and

  (B)
  clauses (c) (with respect to such covenants), (d), (e) and (k) (with respect to clauses 3 and 4 under "—Merger and Sale of Assets") under "—Events of Default" above will cease to be Events of Default when

  •
  Sea Containers has deposited with the Trustee, in trust for the benefit of the Holders, cash and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium and accrued interest on, the new notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the new notes,

  •
  Sea Containers has satisfied the provisions described in clauses 3 through 6 under "—Defeasance of Indenture" above, and

  •
  Sea Containers has delivered to the Trustee an opinion of United States counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

        If Sea Containers exercises its option to omit compliance with certain covenants and provisions of the Indenture, as described in the immediately preceding paragraph, and the new notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the new notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the new notes at the time of the acceleration resulting from such Event of Default. However, Sea Containers shall remain liable for such payments.

        In addition, the Indenture provides that after the new notes achieve Investment Grade Ratings from Standard & Poor's Credit Market Services, a division of the McGraw-Hill Companies, and Moody's Investors Service, Inc., Sea Containers' and its Subsidiaries' obligations to comply with certain of the restrictive covenants will be permanently terminated. See the first paragraph under "—Covenants" above.

Satisfaction and Discharge

        The Indenture will cease to be of further effect (except for the provisions relating to registration of transfer or exchange of the new notes, as expressly provided for in the Indenture) as to all outstanding new notes when

  •
  either

  (a)
  all the new notes theretofore authenticated and delivered (except lost, stolen or destroyed new notes which have been replaced or paid) have been delivered to the Trustee for cancellation, or

    (b)
    all the new notes not theretofore delivered to the Trustee for cancellation have become due and payable and Sea Containers has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the new notes not delivered to the Trustee for cancellation, for principal, any premium and interest to the date of deposit,

  •
  Sea Containers has paid all other sums payable by it under the Indenture, and

  •
  Sea Containers has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modifications and Amendments to Indenture

        Sea Containers and the Trustee may amend the Indenture, or provide for the waiver or modification of the rights of the Holders under the Indenture, with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding new notes; however, no such modification or amendment may, without the consent of the Holder of each outstanding new note affected thereby:

  •
  change the Stated Maturity of the principal of, or any installment of interest on, any new notes or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of the new notes or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date) or modify the obligation of Sea Containers to purchase the new notes upon a Change of Control, or

  •
  reduce the percentage in principal amount of outstanding new notes, the consent of whose Holders is required for any such amendment or waiver, or

  •
  modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or the waiver of certain covenants, except to increase the percentage of outstanding new notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each new note affected thereby.

        The Holders of a majority in aggregate principal amount of the new notes outstanding may waive compliance with restrictive covenants and other provisions in the Indenture other than the Change in Control covenant and the covenant relating to the proceeds of Asset Sales.

Governing Law

        The Indenture and the new notes are governed by, and construed in accordance with, the laws of the State of New York.

Trustee

        The Trustee is also the trustee for the 12 1/2% Senior Subordinated Debentures, the 9 1/2% Senior Notes, the 10 1/2% Senior Notes, the 10 3/4% Senior Notes and the 7 7/8% Senior Notes of Sea Containers, and will be the trustee for the 12 1/2% Senior Notes to be issued in exchange for any or all of the 12 1/2% Senior Subordinated Debentures.

Book-Entry; Delivery and Form

        The certificates representing the new notes will be issued in fully registered form, without coupons. Except as described in the next paragraph, new notes will be deposited with, or on behalf of, the DTC, and registered in the name of Cede & Co., as DTC's nominee in the form of a global certificate.

        Under the Indenture, any holder of new notes may elect to receive certificates for new notes held by such holder by giving notice to the Trustee, and Sea Containers may elect to issue any or all new notes only in certificated form.

Consent to Jurisdiction; Waiver of Jury Trial

        Sea Containers has irrevocably designated each of Sea Containers America Inc., 1155 Avenue of the Americas, New York, New York 10036 and Corporation Service Company, 80 State Street, Albany, New York 12207-2543, as its authorized agents for service of process in any legal action or proceeding in respect of its obligations under the Indenture and the new notes for actions brought in any federal or state court in New York city, and Sea Containers irrevocably submits to the jurisdiction of the federal and state courts in New York City for such purposes. The Trustee is not the agent for service of process for any such actions. To the extent that Sea Containers may acquire immunity from jurisdiction of any court or from any legal process with respect to itself or its property, Sea Containers irrevocably waives such immunity in respect of its obligations under the Indenture and the new notes to the fullest extent permitted by law.

        In the Indenture, Sea Containers and the Trustee irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the new notes or the transactions contemplated by the Indenture.

Definitions

        "Affiliate" means

  1.
  any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, Sea Containers,

  2.
  each executive officer or director of Sea Containers,

  3.
  any spouse, immediate family member or other relative who has the same principal residence as any Person described in clause 1 or 2 above,

  4.
  any trust in which any such Persons described in clauses 1 through 3 above have a substantial beneficial interest, and

  5.
  any corporation or other organization of which any such Persons described in clause 1 through 4 above collectively own more than 50% of the equity of such entity.

For purposes of this definition, beneficial ownership of 10% or more of voting common equity (on a fully diluted basis) or warrants to purchase such equity (whether or not currently exercisable) of a Person shall be deemed to be control of such Person. OEHL is deemed to be an Affiliate of Sea Containers for purposes of the Indenture.

        "Asset Acquisition" means

  •
  any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock by Sea Containers or any Subsidiary of Sea Containers in any other Person, in either case, pursuant to which such Person shall become a Subsidiary or shall be merged with or into Sea Containers or any Subsidiary, or

  •
  any acquisition by Sea Containers or any Subsidiary of the assets of any Person which constitute substantially all of an operating unit or business of such Person,

provided no such capital contribution or purchase or acquisition of Capital Stock or acquisition of assets will constitute an Asset Acquisition unless financial statements (including an income statement, balance sheet and statement of cash flows) prepared and audited by accountants nationally recognized in the relevant country in accordance with the relevant accounting principles with respect to such Person, operating unit or business, are delivered to the Trustee.

        "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including by way of merger, consolidation or sale leaseback) to any Person other than Sea Containers or a Subsidiary of Sea Containers, in one or a series of related transactions, of

  (a)
  any Capital Stock of any Subsidiary of Sea Containers,

  (b)
  all or substantially all of the properties and assets of any division or line of business of Sea Containers or any Subsidiary of Sea Containers, or

  (c)
  any other properties or assets of Sea Containers or any Subsidiary of Sea Containers other than in the ordinary course of business.

        "Attributable Debt" means, in connection with a Sale and Leaseback Transaction occurring after the date of the Indenture, the present value (discounted at the interest rate set forth in the lease or, if none, at the interest rate set forth in the new notes) of the obligations of the lessee for rental payments during the term of any lease, determined in accordance with GAAP.

        "Average Life to Stated Maturity" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing

  •
  the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness (including scheduled redemption and similar payments with respect to Redeemable Capital Stock) multiplied by (b) the amount of each such principal (or redemption or similar) payment by

  •
  the sum of all such principal (or redemption or similar) payments.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London are authorized or obligated by law, regulation or executive order to close.

        "Capital Lease Obligation" of any Person means any obligation (including obligations for the payment of rent, hire or other remuneration) of such Person and its Subsidiaries on a consolidated basis under any leases, charter parties or other arrangements conveying the right to use any property (whether real, personal or mixed) which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

        "Capital Stock" of any Person means any and all shares, interests, participations, or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the date of the Indenture.

        "Cash Equivalents" means

  (a)
  securities issued or directly and fully guaranteed or insured by the United States, the United Kingdom or other governments whose securities are readily marketable in London or New York City, or any agency or instrumentality thereof, provided that the full faith and credit of such government is pledged in support of such securities, and such securities have maturities of not more than one year from the date of acquisition and have the highest rating from either of Standard & Poor's Credit Market Services, a division of the McGraw-Hill Companies, or Moody's Investors Service, Inc.,

  (b)
  time deposits, certificates of deposit and bankers' acceptances issued in London or in New York City by any commercial bank or any subsidiary or branch thereof, which bank is of recognized standing and has, on a consolidated basis, capital, surplus and undivided profits in excess of $300,000,000 or a Moody's Bank Credit Service rating for short-term bank deposits of at least P-2, with maturities of not more than one year from the date of acquisition by such Person,

  (c)
  repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above,

  (d)
  commercial paper issued by any Person and having one of the top two investment ratings from either of Standard & Poor's Credit Market Services, a division of the McGraw-Hill Companies, or Moody's Investors Service, Inc. and in each case maturing not more than 270 days after the date of acquisition by such Person, and

  (e)
  investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above.

        "Cash Flow Coverage Ratio" for any Reference Period means the ratio of (a) the Consolidated Cash Flow of Sea Containers and its Subsidiaries for such Reference Period to (b) the Consolidated Fixed Charges of Sea Containers and its Subsidiaries for such Reference Period, provided that

  (x)
  for purposes of calculating the Consolidated Fixed Charges of Sea Containers and its Subsidiaries, Consolidated Interest Expense will be the actual Consolidated Interest Expense of Sea Containers and its Subsidiaries during such Reference Period, adjusted by

  (A)
  increasing such actual Consolidated Interest Expense by the amount attributable to new Indebtedness Incurred at any time from the beginning of such Reference Period through the Transaction Date, on a pro forma basis as if such Indebtedness had been Incurred on the first day of such Reference Period and had been outstanding during all such Reference Period, and

  (B)
  decreasing such actual Consolidated Interest Expense by the amount attributable to any Indebtedness repaid at any time from the beginning of such Reference Period through the Transaction Date, on a pro forma basis as if such Indebtedness had been repaid on the first day of such Reference Period and had been repaid during all such Reference Period,

  (y)
  for purposes of calculating the Consolidated Fixed Charges of Sea Containers and its Subsidiaries, the aggregate amount of cash dividends and other distributions paid or accrued on Included Stock shall be the amount actually paid and accrued during such Reference Period, adjusted by

  (A)
  increasing such actual amount by the amount attributable to new Included Stock issued at any time from the beginning of such Reference Period to the Transaction Date, on a pro forma basis as if such Included Stock had been issued on the first day of such Reference Period and had been outstanding during all such Reference Period, and

    (B)
    decreasing such actual amount by the amount attributable to any Included Stock repaid, redeemed or acquired or converted into Capital Stock (other than Redeemable Capital Stock) at any time from the beginning of such Reference Period through the Transaction Date, on a pro forma basis as if such Included Stock had been repaid, redeemed or acquired or converted into Capital Stock (other than Redeemable Capital Stock) on the first day of such Reference Period and had been repaid, redeemed or acquired or converted into Capital Stock (other than Redeemable Capital Stock) during all such Reference Period, and

  (z)
  Consolidated Cash Flow and Consolidated Fixed Charges will give effect on a pro forma basis for such period to any Asset Sales or Asset Acquisitions occurring during the period commencing on the first day of such period to and including the Transaction Date, as if such Asset Sale or Asset Acquisition had occurred on the first day of such period.

        A "Change of Control" means the occurrence of any of the following events:

  (a)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 33 1/3% of the aggregate voting power of all classes of Voting Stock of Sea Containers, or

  (b)
  Sea Containers amalgamates or consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person amalgamates or consolidates with, or merges with or into, Sea Containers, in any such event pursuant to a transaction in which the outstanding Voting Stock of all classes of Sea Containers is converted into or exchanged for cash, securities or other property, other than any such transaction where

  •
  the outstanding Voting Stock of each class of Sea Containers is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee company or corporation or (2) cash, securities and other property in an amount which could be paid by Sea Containers as a Restricted Payment under the Indenture, and

  •
  the holders of each class of the Voting Stock of Sea Containers immediately prior to such transaction own, directly or indirectly, not less than a majority of each class of the Voting Stock of the surviving or transferee company or corporation immediately after such transaction, or

  (c)
  at any time, individuals who constituted the board of directors of Sea Containers on the date of the Indenture (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Sea Containers was approved by a vote of 66 2/3% of the directors then still in office who were either directors on the date of the Indenture, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Sea Containers then in office, or

  (d)
  any order, judgment or decree is entered against Sea Containers decreeing the dissolution or liquidation of Sea Containers and is not discharged for a period in excess of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree has not been in effect.

        "Consolidated Cash Flow" with respect to any period means Consolidated Net Income plus, to the extent the following were deducted in determining Consolidated Net Income,

  •
  Consolidated Interest Expense,

  •
  federal, state, local and foreign income taxes, and

  •
  depreciation, amortization and other non-cash charges for such period (taken as one accounting period).

        "Consolidated Fixed Charges" with respect to any period means the aggregate amount of Consolidated Interest Expense, any capitalized interest, and the aggregate amount of cash dividends and other distributions paid or accrued on Included Stock, in each case during such period.

        "Consolidated Interest Expense" means, with respect to any period, without duplication, the sum of

  •
  the interest expense of a Person and its Subsidiaries for such period as determined in accordance with GAAP, including

  (a)
  any amortization of debt discount,

  (b)
  the net cost under Interest Rate Agreements (including any amortization of discounts),

  (c)
  the interest portion of any deferred payment obligation,

  (d)
  all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, and

  (e)
  all accrued interest, and

  •
  the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period, as determined in accordance with GAAP.

        In calculating Consolidated Interest Expense,

  1.
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date,

  2.
  if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the period, and

  3.
  notwithstanding clauses 1 and 2 above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Agreements, will be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements.

        If a Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of another Person, the above will give effect to the Incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly Incurred or otherwise assumed such guaranteed Indebtedness, but no effect shall be given to any such guarantee of Indebtedness Incurred prior to the date of the Indenture, except that any interest actually paid by Sea Containers or any Subsidiary pursuant to any such guarantee during the period in question shall be included in computing the Consolidated Interest Expense of Sea Containers and its Subsidiaries for such period.

        "Consolidated Net Income" with respect to any period means the consolidated net income (loss), before dividends on preferred shares, for such period of Sea Containers or any of its Subsidiaries (after deducting net income attributable to minority interests in Subsidiaries of Sea Containers) but without giving effect to any extraordinary gain or loss or gains or losses from sales of assets (other than from sales of assets determined by the board of directors of Sea Containers to be in the ordinary course of business), and excluding

  1.
  for purposes of the "Limitation on Indebtedness" covenant, but not for purposes of the "Limitation on Restricted Payments" covenant, the net income of any Person (other than a Subsidiary) in which Sea Containers or any of its consolidated Subsidiaries has an interest with a third party except to the extent of the amount of dividends or distributions actually paid to Sea Containers or a Subsidiary during such period,

  2.
  for purposes of the "Limitation on Restricted Payments" covenant but not for the "Limitation on Indebtedness" covenant, except to the extent of the amount of dividends or distributions actually paid to Sea Containers or one of its Subsidiaries by such Person, the net income of any Person during such period accrued prior to the date it becomes a Subsidiary of Sea Containers or is merged into or consolidated with Sea Containers or any of its Subsidiaries or that Person's assets are acquired by Sea Containers or any of its Subsidiaries, and

  3.
  the amount of net income (if positive) of any Subsidiary which, as a result of the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Subsidiary, could not be distributed by such Subsidiary to Sea Containers through the paying, making or repaying of dividends or similar distributions, inter-company loans or advances or management and similar fees.

        "Consolidated Net Income Available for Restricted Payments" with respect to any period means the Consolidated Net Income for such period less dividends and other distributions made during such period on (x) preferred shares (including preferred shares constituting Redeemable Capital Stock) existing on the date of the Indenture and preferred shares issued to refinance such preferred shares as permitted by the "Limitation on Restricted Payments" covenant to the extent the dividend rate on such refinancing preferred shares does not exceed the rate on the refinanced shares on the date of the Indenture, and (y) Redeemable Capital Stock issued after the date of the Indenture.

        "Consolidated Net Worth" means at any time the sum of the liquidation value of preferred stock (other than Redeemable Capital Stock) and common shareholders' equity (adjusted for foreign currency gains or losses subsequent to the December 31 Balance Sheet to the extent the net amount of such adjustments aggregates in excess of $25,000,000, as calculated in accordance with Statement of Financial Accounting Standards No. 52 of the Financial Accounting Standards Board), each as presented on the consolidated balance sheet of Sea Containers and its Subsidiaries.

        "Consolidated Revenue" means for any period the total revenues of Sea Containers and its Subsidiaries determined in accordance with GAAP.

        "Consolidated Tangible Net Worth" means at any time the Consolidated Net Worth of Sea Containers and its Subsidiaries less the sum of (1) the net book amount of all assets, after deducting any reserves applicable thereto, which would be treated as intangibles under GAAP and (2) any write-up in the book value of any asset on the books of Sea Containers or any Subsidiary resulting from a revaluation thereof subsequent to the date of the Indenture (other than the write-up of book value of an asset made in accordance with GAAP), all as presented on the consolidated financial statements of Sea Containers and its Subsidiaries.

        "Container Assets" means all assets and property of Sea Containers and its Subsidiaries used in the Container Business.

        "Container Business" means all aspects of the business of

  (a)
  acquiring by purchase, lease or otherwise, manufacturing, improving, using, maintaining, repairing, leasing, selling and otherwise disposing of marine and intermodal cargo containers and flat racks of all kinds, chassis for the transportation of containers and flat racks by road or railway and cranes for the handling of such containers and flat racks,

  (b)
  designing, holding, acquiring by purchase, charter or otherwise, vessels for the transportation of such containers, flat racks and chassis by sea or on inland waterways and improving, outfitting, using, maintaining, repairing, chartering to third Persons and selling or otherwise disposing of such vessels,

  (c)
  acquiring, either alone or jointly with one or more Affiliates, by purchase, lease or otherwise, real property or interests therein, principally for use by Sea Containers or any Subsidiary engaged in the Container Business as office space, terminals or facilities for the manufacturing or repairing of containers and related equipment and constructing buildings and other improvements thereon and, to the extent incidental to such principal use, the selling, leasing to third Persons or otherwise disposing of remaining unused real property and/or unused improvements thereon,

  (d)
  providing insurance against casualty risks of all kinds and against personal liabilities for injury to third persons or their property, occurring or arising in the conduct of the business described in the preceding clauses (a) through (c),

  (e)
  providing or arranging financing for the aforesaid activities, and

  (f)
  activities incidental to or integrated with those mentioned above.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangements designed to protect Sea Containers or any Subsidiary against fluctuations in currency values.

        "December 31 Balance Sheet" means the consolidated balance sheet of Sea Containers and its Subsidiaries as at December 31, 1995 as included in Sea Containers' Annual Report on Form 10-K for the year ended December 31, 1995.

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default. See "Events of Default" above.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

        "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States consistently applied, as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

        "Global Note" means the global note issued in accordance with the Indenture.

        "Group Loan Agreements" means (i) the Loan Agreement, dated as of July 24, 1998, among Sea Containers and certain of its Subsidiaries, as borrowers, and the Banks named therein, (ii) the Amended and Restated Indenture dated as of July 16, 2001, between The Bank of New York, as trustee, and Sea Containers SPC Ltd., and (iii) the Amended and Restated Loan Agreement dated as of July 16, 2001, between Sea Containers and First Union National Bank, and includes any amendments, renewals, extensions or refundings of such agreements.

        "Guaranty" or "Guarantee" means, as applied to any obligation, (1) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation, and (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

        "Holder" means the registered holder of any new note.

        "Included Stock" means (i) preferred shares (including Redeemable Capital Stock) of Sea Containers or any of its Subsidiaries outstanding on the date of the Indenture, and (ii) Redeemable Capital Stock of Sea Containers or any of its Subsidiaries issued after the date of the Indenture.

        "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume or directly or indirectly Guarantee or otherwise in any manner become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

        "Indebtedness" of any Person means, at any date, without duplication,

  1.
  all obligations of such Person for borrowed money,

  2.
  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

  3.
  all obligations of such Person in respect of letters of credit or bankers' acceptances or other similar instruments (or reimbursement obligations with respect thereto),

  4.
  all obligations of such Person as lessee under Capital Lease Obligations,

  5.
  all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person,

  6.
  all Indebtedness of others Guaranteed by such Person,

  7.
  all Redeemable Capital Stock valued at the mandatory liquidation preference or redemption price plus accrued and unpaid dividends,

  8.
  to the extent not otherwise included, obligations under Currency Agreements and Interest Rate Agreements, and

  9.
  all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables accrued in the ordinary course of business.

        "Interest" means the sum of all interest plus any Additional Amounts payable as supplemental interest pursuant to the Indenture.

        "Interest Payment Date" means the Stated Maturity of an installment of Interest on the new notes.

        "Interest Rate Agreements" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount or pursuant to any interest rate protection agreement, interest rate future, interest rate option or other interest rate hedge arrangement.

        "Investment" means, directly or indirectly, any advance, loan or other extension of credit (other than a Guaranty) or capital contribution to (by means of any transfer of cash or other property to others or payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by, any other Person.

        "Investment Grade Ratings" means ratings assigned to the new notes by Standard & Poor's Credit Market Services, a division of the McGraw-Hill Companies (or successor thereto), and Moody's Investors Service, Inc. (or successor thereto), which are equal to or higher than BBB- and Baa3, or the equivalents thereof.

        "Leisure Industry Assets" means hotels and other leisure industry assets and related property owned by Sea Containers or any of its Subsidiaries, including the stock of OEHL or any of its Subsidiaries (or any successor thereto).

        "Lien" means any mortgage, charge, pledge, lien, privilege, security interest or encumbrance of any kind, including any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest.

        "Maritime Shipping and Rail Transport Businesses" means

  (a)
  the Container Business,

  (b)
  all aspects of the maritime shipping and ferry business in lawful trades other than the Container Business, including the acquisition of the title to or the right to possess and use ships of kinds other than those designed primarily for use in the Container Business, the outfitting, furnishing, supplying, management, manning, use, operation, chartering, sale and other disposition of such ships and the acquisition, ownership, management and operation of ports and harbor facilities servicing any such ships,

  (c)
  the insurance business (subject to applicable statutory and regulatory limitations) related to the activities described in clause (b) above,

  (d)
  all aspects of the passenger and freight rail transport businesses, including the ownership, management, use, operation, leasing and sale of railroads, railroad franchises and equipment, and related interests in real property, and

  (e)
  business and activities incidental to or integrated with the foregoing.

        "Material Subsidiary" means, at any particular time, any Subsidiary of Sea Containers that, together with the Subsidiaries of such Subsidiary, (a) accounted for more than 10% of the Consolidated Revenues of Sea Containers and its Subsidiaries for the most recently completed fiscal year, or (b) was the owner of more than 10% of the consolidated assets of Sea Containers and its Subsidiaries as at the end of such fiscal year, all as shown in the consolidated financial statements of Sea Containers and its Subsidiaries for such fiscal year.

        "Maturity," when used with respect to the new notes, means the date on which the principal of the new notes becomes due and payable as therein provided or as provided in the Indenture, whether at

Stated Maturity or on a Change of Control Purchase Date, and whether by redemption, declaration of acceleration, Change of Control or otherwise.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to Sea Containers or any Subsidiary of Sea Containers) net of

  •
  brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale,

  •
  provisions for all taxes payable as a result of such Asset Sale,

  •
  amounts required to be paid to any Person (other than Sea Containers or any of its Subsidiaries) owning a beneficial interest in the assets subject to the Asset Sale, and

  •
  appropriate amounts to be provided by Sea Containers or any Subsidiary of Sea Containers, as the case may be, as a reserve required in accordance with Generally Accepted Accounting Principles consistently applied against any liabilities associated with such Asset Sale and retained by Sea Containers or any Subsidiary of Sea Containers, as the case may be, after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

        "9 1/2% Senior Notes" means the $95,223,000 in current aggregate principal amount of 9 1/2% Senior Notes Due 2003 of Sea Containers.

        "OEHL" means Orient-Express Hotels Ltd., a company 47% owned by Sea Containers.

        "Other Assets" means any assets and property of Sea Containers or its Subsidiaries other than Container Assets, Passenger Transport Assets and Leisure Industry Assets.

        "Passenger Transport Assets" means all assets and property of Sea Containers and its Subsidiaries used in the Maritime Shipping and Rail Transport Businesses, other than Container Assets.

        "Permitted Holder" means any wholly-owned Subsidiary of Sea Containers, James B. Sherwood or any group (as such term is used in Section 13(d) of the Exchange Act) of which James B. Sherwood is a member, and any other Person who or which is an heir or legatee of James B. Sherwood and receives any Voting Stock of Sea Containers from the estate of James B. Sherwood or the estate of any of the foregoing.

        "Permitted Indebtedness" means any of the following Indebtedness of Sea Containers or any Subsidiary, as the case may be:

  1.
  Indebtedness of Sea Containers or a Subsidiary outstanding on the date of the Indenture, including but not limited to Indebtedness under the Group Loan Agreements in amounts equal to or less than the amounts outstanding on the date of the Indenture;

  2.
  Indebtedness and obligations of Sea Containers under the new notes and the obligations relating to the new notes under the Indenture;

  3.
  Indebtedness of a Subsidiary of Sea Containers to Sea Containers or another Subsidiary, or of Sea Containers to any Subsidiary;

  4.
  Senior Indebtedness the proceeds of which are used to acquire or refinance assets used in the Maritime Shipping and Rail Transport Businesses of Sea Containers and its Subsidiaries, provided that the aggregate amount of Indebtedness the proceeds of which were used to acquire or refinance assets used in the Maritime Shipping and Rail Transport Businesses

    (whether Incurred pursuant to this provision or any other provision of the Indenture) may not exceed 90% of the book value (after giving effect to related deductions for accumulated depreciation) of all assets used in the Maritime Shipping and Rail Transport Businesses; and also provided that the aggregate amount of Permitted Indebtedness Incurred under this clause 4 from July 1, 1996 shall not exceed $300,000,000, of which no more than $150,000,000 may be Incurred in any fiscal year of Sea Containers;

  5.
  Indebtedness represented by documentary, insurance or trade letters of credit issued in the ordinary course of business, and standby letters of credit, the total aggregate amount of such letters of credit not exceeding an aggregate amount of $50,000,000 at any one time outstanding;

  6.
  Indebtedness for working capital purposes of Sea Containers or a Subsidiary not to exceed $75,000,000 in principal amount at any one time outstanding;

  7.
  Indebtedness of Sea Containers or a Subsidiary arising as a result of Guaranties by Sea Containers or a Subsidiary of Indebtedness of Persons (other than Subsidiaries), which Guaranties are Incurred after the date of the Indenture, and shall not exceed $25,000,000 at any one time outstanding;

  8.
  Indebtedness of Sea Containers or a Subsidiary under Currency Agreements and Interest Rate Agreements, provided that such agreements do not increase the Indebtedness of Sea Containers or a Subsidiary outstanding other than as a result of fluctuations in interest rates or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; and

  9.
  Indebtedness (including Redeemable Capital Stock) used to replace, renew, refinance or refund Indebtedness outstanding on the date of the Indenture, Permitted Indebtedness Incurred pursuant to clause 4 above or other Indebtedness Incurred in accordance with the "Limitation on Indebtedness" covenant (excluding Permitted Indebtedness), in a principal amount (or, if such Indebtedness does not require cash payments prior to maturity, with an original issue price of such Indebtedness) not to exceed the lesser of

  (a)
  the principal amount (or mandatory liquidation preference, in the case of Redeemable Capital Stock) of the Indebtedness so replaced, renewed, refinanced, or refunded (or, if the Indebtedness being replaced, renewed, refinanced or refunded was issued with an original issue discount, the original issue price plus the amortized portion of the original issue discount to the date that such replacing, renewing, refinancing or refunding Indebtedness was Incurred), and

  (b)
  the principal amount (or mandatory liquidation preference, in the case of Redeemable Capital Stock) or original issue price plus amortized original issue discount, as the case may be, of such Indebtedness as of the date of the Indenture, plus any prepayment penalties and premiums, accrued and unpaid interest on the Indebtedness so replaced, renewed, refinanced or refunded, plus customary fees, expenses and costs related to the Incurrence of such replacing, renewing, refinancing or refunding Indebtedness;

    provided that if the Indebtedness being replaced, renewed, refinanced or refunded is Indebtedness of Sea Containers, such replacing, renewing, refinancing or refunding will be Indebtedness of Sea Containers; and also provided that immediately after giving effect to such replacing, renewing, refinancing or refunding, no Default or Event of Default under the new notes will have occurred and be continuing; and also provided that Indebtedness used to replace, renew, refinance or refund Indebtedness of Sea Containers, that is equal or subordinated in right of payment to the new notes will only be permitted if (x) such new Indebtedness is expressly equal or subordinated in right of payment to the new notes at least to the same extent that the Indebtedness to be replaced, renewed, refinanced or refunded is equal or subordinated to the new notes, and (y) the Average Life to Stated Maturity and Stated Maturity of such Indebtedness exceed the Average Life to Stated Maturity and Stated Maturity, respectively, of the new notes.

        For the purpose of determining the amount of outstanding Indebtedness under any of the foregoing clauses, include (A) the principal amount then outstanding that was originally Incurred pursuant to such clause, (B) any outstanding Indebtedness Incurred pursuant to clause 9 to replace, renew, refinance or refund Indebtedness originally Incurred pursuant to such clause, and (C) any subsequent replacements, renewals, refinancings or refundings thereof.

        "Permitted Investment" means an Investment that consists of any one or more of the following:

  1.
  an Investment in a Subsidiary;

  2.
  Investments in United States Treasury securities or other government securities having the highest rating from either of Standard & Poor's Credit Market Services, a division of the McGraw-Hill Companies, or Moody's Investors Service, Inc. pledged to secure collateralized senior notes so long as the entire purchase price for such securities consists of proceeds from the issuance of such senior notes;

  3.
  Cash Equivalents;

  4.
  (I) Investments in Persons whose principal business is one or more aspects of the Maritime Shipping and Rail Transport Businesses and (II) Investments in other Persons engaged in a business in which Sea Containers and its Subsidiaries permitted to be engaged under the "Conduct of Business" covenant described above and with whom Sea Containers or one of its Subsidiaries, substantially contemporaneously with such Investment, enters into a management contract to manage the business of such other Person or a contract pursuant to which Sea Containers or one of its Subsidiaries leases or charters, or has the right of first refusal to lease or charter, assets or property of Sea Containers or any of its Subsidiaries to such other Person, so long as the board of directors of Sea Containers determines that such Investment is necessary to obtain the management contract, lease, charter or right of first refusal; provided that

  (x)
  after giving effect to such Investment, Sea Containers could Incur $1.00 of additional Indebtedness under the "Limitation on Indebtedness" covenant described above (which is not Permitted Indebtedness), and

  (y)
  such Investment would not cause the maximum aggregate amount invested under this clause 4 at such time to exceed 20% of the Consolidated Tangible Net Worth of Sea Containers and its Subsidiaries.

    In calculating the amount invested under this clause 4, such amount shall be reduced by an amount equal to the net reduction in Investments in any third Person not a Subsidiary of Sea Containers resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to Sea Containers or any Subsidiary from any such third Person, and by any amount received by Sea Containers or any Subsidiary from any such third Person pursuant to any management contract, lease or charter; provided that such payments (a) were not otherwise included in the Consolidated Net Income of Sea Containers and its Subsidiaries and (b) do not exceed, in the case of such third Person, the amount of Investments previously made by Sea Containers or any Subsidiary in such third Person;

  5.
  negotiable instruments held for collection; outstanding travel, moving and other like advances to officers, employees and consultants; or lease, utility and other similar deposits, in each case in the ordinary course of business of Sea Containers or a Subsidiary;

  6.
  Investments in the new notes; and

  7.
  Investments in equity securities which have been accepted for trading by a registered securities exchange or automated quotation system of the United States acquired by Sea Containers or a Subsidiary of Sea Containers as consideration for the sale of assets by Sea Containers or such Subsidiary; provided such securities shall only be a Permitted Investment until the 180th day following the acquisition thereof.

        "Permitted Liens" means:

  (a)
  operating leases or charters of assets or property entered into in the ordinary course of business;

  (b)
  Liens for taxes, assessments, governmental charges or claims which are not due or which are being contested in good faith by appropriate proceedings and as to which Sea Containers or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

  (c)
  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and any other like Liens imposed by law and incidental to the ordinary conduct of the business of Sea Containers or a Subsidiary, which are not incurred in connection with the borrowing of money and which do not materially impair the use of such property in the operation of the business of Sea Containers and its Subsidiaries and which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

  (d)
  Liens Incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

  (e)
  Liens Incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for borrowed money);

  (f)
  easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Sea Containers or any of its Subsidiaries;

  (g)
  judgment Liens in connection with legal proceedings that do not otherwise give rise to a Default or Event of Default;

  (h)
  Liens on government securities permitted under clause 2 of the definition of "Permitted Investment"; and

  (i)
  Liens (other than those described in paragraphs (a) through (h) above) on any asset or property of Sea Containers or any of its Subsidiaries, or any shares of capital stock of any Subsidiary, or any income or profits thereon or proceeds thereof, securing Indebtedness; provided that

  •
  the aggregate amount of such Indebtedness secured by Container Assets does not exceed 90% of the net book value of all Container Assets;

  •
  the aggregate amount of such Indebtedness secured by Passenger Transport Assets does not exceed 90% of the net book value of all Passenger Transport Assets;

    •
    the aggregate amount of such Indebtedness secured by Leisure Industry Assets does not exceed 80% of the Fair Market Value of all Leisure Industry Assets; and

    •
    the aggregate amount of such Indebtedness secured by Other Assets does not exceed 80% of the net book value of all Other Assets.

    To the extent that any Indebtedness is secured by the stock of a Subsidiary of Sea Containers, the net book value or Fair Market Value, as the case may be, of all assets of such Subsidiary, to the extent not otherwise subject to a Lien, shall be counted in determining the amount of Indebtedness secured by Container Assets, Passenger Transport Assets, Leisure Industry Assets or Other Assets, as the case may be, for purposes of this paragraph (i). For purposes of this paragraph (i), Investments in the Container Business, the Maritime Shipping and Rail Transport Businesses (other than the Container Business) and Leisure Industry Assets shall be treated as Container Assets, Passenger Transport Assets and Leisure Industry Assets, respectively, and all other Investments and cash shall be treated as Other Assets.

        In determining the amount of Liens securing Indebtedness pursuant to paragraph (i) immediately above, there shall be included the aggregate Attributable Debt in respect of any Sale and Leaseback Transactions relating to Container Assets, Passenger Transport Assets, Leisure Industry Assets or Other Assets, as the case may be, in existence at such time (excluding Sale and Leaseback Transactions the proceeds of which have been applied in accordance with clause (d) under "Limitation on Sale and Leaseback Transactions" and Sale and Leaseback Transactions permitted under clause (b) or (c) under "Limitation on Sale and Leaseback Transactions").

        "Person" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Redeemable Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable, or otherwise,

  1.
  is required, or upon the happening of an event or passage of time would be required, to be redeemed prior to the final Stated Maturity of the new notes,

  2.
  is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or

  3.
  is convertible into or exchangeable for Capital Stock referred to in clause 1 or 2 above or Indebtedness having a scheduled maturity prior to the final Stated Maturity of the new notes,

provided that Capital Stock which otherwise would not be Redeemable Capital Stock will not be Redeemable Capital Stock because it provides for the redemption or acquisition of such Capital Stock in the event of a change of control of Sea Containers, so long as the definition of change of control in such instrument does not include a change of control which would not constitute a Change of Control.

        "Reference Period" means the most recent four full consecutive fiscal quarters for which financial information in respect thereof is available immediately prior to the Transaction Date, taken as one accounting period.

        "Senior Indebtedness" means

  1.
  the principal of, any premium and accrued and unpaid interest on (including all interest accruing after the commencement of an insolvency proceeding, or which, but for such commencement, would have accrued, whether or not such interest is an allowable claim enforceable against the debtor under the United States Federal Bankruptcy Code or any other similar law), and any regularly accruing fees and reasonable expenses and all other amounts payable under or in respect of, all Indebtedness of Sea Containers (other than the Series A

    Debentures and the Series B Debentures), including letters of credit (and reimbursement agreements with respect thereto), unless such Indebtedness, by its terms or by the terms of any agreement pursuant to which such Indebtedness is issued, is subordinated in right of payment to the new notes, and

  2.
  modifications, renewals, extensions and refundings (including permitted increases and refinancing of the existing Indebtedness of Sea Containers) of any of the foregoing obligations unless the foregoing obligations or such modifications, renewals, extensions and refundings thereof provide by their terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, that such Indebtedness shall be subordinated in right of payment to the new notes.

However, "Senior Indebtedness" does not include

  •
  Indebtedness evidenced by the Series A Debentures and Series B Debentures,

  •
  Indebtedness that is subordinated or junior in right of payment to any Indebtedness of Sea Containers,

  •
  any liability for federal, state, provincial, local or other taxes owed or owing by Sea Containers,

  •
  Indebtedness of Sea Containers to a Subsidiary or any Affiliate of Sea Containers or any of such Affiliate's subsidiaries,

  •
  amounts owing under leases (other than Capital Lease Obligations and other than leases which but for the existence of a fair market value purchase option would be a Capital Lease Obligation),

  •
  any Indebtedness of Sea Containers that, when Incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to Sea Containers,

  •
  any Indebtedness to any employee of Sea Containers or any of its Subsidiaries,

  •
  any repurchase, redemption or other obligation in respect of Redeemable Capital Stock, and

  •
  any trade payables.

        "Series A Debentures" means the $87,113,000 in current aggregate principal amount of 12 1/2% Senior Subordinated Debentures Due 2004, Series A of Sea Containers issued on November 19, 1992, under the Subordinated Debenture Indenture.

        "Series B Debentures" means the $11,770,000 in current aggregate principal amount of 12 1/2% Senior Subordinated Debentures Due 2004, Series B of Sea Containers issued on February 4, 1993, under the Subordinated Debenture Indenture.

        "7 7/8% Senior Notes" means $149,750,000 in current aggregate principal amount of 7 7/8% Senior Notes Due 2008 of Sea Containers.

        "Stated Maturity," when used with respect to any Indebtedness or any installment of principal or interest thereon (or scheduled or required redemption or dividend payment), means the dates specified in such Indebtedness as the fixed date on which the principal (or scheduled or required redemption or dividend payment) of such Indebtedness or such installment of principal or interest (or scheduled or required redemption or dividend payment) is due and payable.

        "Subordinated Debenture Indenture" means the Indenture, dated as of November 1, 1992, between Sea Containers and The Bank of New York, as successor to United States Trust Company of New York, as Trustee, as the same has been and may be supplemented and amended from time to time, providing for the Series A Debentures and Series B Debentures.

        "Subordinated Indebtedness" means any Indebtedness of Sea Containers or a Subsidiary that is expressly subordinated in right of payment to any other Indebtedness of Sea Containers or a Subsidiary.

        "Subsidiary" means (i) any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by Sea Containers or by one or more other Subsidiaries, or by Sea Containers and one or more other Subsidiaries or (ii) GE SeaCo SRL, a joint venture between Sea Containers and General Electric Capital Corporation relating to their respective container fleets (or any successor in interest thereto) for so long as Sea Containers owns, directly or indirectly, at least 50% of the voting equity thereof. Since November 14, 2002, Sea Containers has owned about 47% of the common shares of OEHL, and thus on that date OEHL ceased to be a Subsidiary of Sea Containers for purposes of the Indenture.

        "10 1/2% Senior Notes" means the $63,575,000 in current aggregate principal amount of 10 1/2% Senior Notes Due 2003 of Sea Containers.

        "10 3/4% Senior Notes" means the $115,000,000 in current aggregate principal amount of 10 3/4% Senior Notes Due 2006 of Sea Containers.

        "Transaction Date" with respect to any calculation or determination required to be made under the Indenture means the date of the event requiring such calculation or determination.

        "Voting Stock" means shares of the class or classes, the holders of which have the general voting power under ordinary circumstances to elect directors, managers or trustees of a company or corporation (whether or not at the time shares of any other class or classes have or might have voting power by reason of the happening of any contingency). Sea Containers currently has two classes of Voting Stock, denominated Class A Common Shares and Class B Common Shares.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a general discussion of the material United States federal income tax consequences of this exchange offer that generally will apply to a U.S. Holder (as defined below) of the old notes. To the extent it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described therein, this discussion represents the opinion of Carter Ledyard & Milburn LLP, United States counsel to Sea Containers. This discussion is based on the United States Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect on the date hereof and all of which are subject to change either prospectively or retroactively. This discussion does not address all aspects of United States federal income taxation which may be important to you in light of your individual investment circumstances or to certain types of holders subject to special tax rules (e.g., financial institutions, broker-dealers, insurance companies, tax-exempt organizations, persons liable for alternative minimum tax, U.S. persons whose "functional currency" is not the U.S. dollar, partnerships or other pass-through entities for U.S. federal income tax purposes, and persons holding old notes or new notes, as the case may be, as part of a hedging, integrated, conversion or constructive sale transaction or a straddle), nor does it address specific state, local or foreign tax consequences. This discussion assumes that you have held your old notes as "capital assets" (generally property held for investment) as that term is defined in section 1221 of the Code.

        You are urged to consult your tax advisor regarding the United States federal, state, local, and foreign income and other tax consequences of this exchange offer that may specifically apply to you.

        For purposes of this discussion, a U.S. Holder is a beneficial owner of the old notes that, for United States federal income tax purposes, is:

  •
  an individual who is a citizen or a resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

  •
  an estate whose income is subject to United States federal income tax regardless of its source; or

  •
  a trust if: (1) such trust validly elects to be treated as a U.S. person, or (2) (a) a court within the United States is able to exercise primary supervision over administration of the trust, and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust.

Consequences to Tendering U.S. Holders

        A U.S. Holder who exchanges its old notes for the new notes and the cash exchange fee pursuant to this exchange offer will realize gain (or loss) on the exchange to the extent that the amount realized by the U.S. Holder on the exchange exceeds (or is exceeded by) the U.S. Holder's adjusted tax basis in the old notes immediately prior to the date of the exchange. The amount realized by a U.S. Holder on the exchange of its old notes for new notes will be the sum of the cash exchange fee and the issue price of the new notes received by the U.S. Holder. Because the new notes will be publicly traded within the meaning of Treasury Regulations section 1.1273-2(f), the issue price of the new notes will be their fair market value on the date of their issue. The accrued but previously unpaid interest that is paid, in cash, on the old notes in the exchange will be reportable as ordinary interest income by a U.S. Holder in accordance with its method of accounting.

        The tax treatment of gain or loss realized by a U.S. Holder on the exchange of its old notes for new notes and the cash exchange fee pursuant to this exchange depends upon whether both the old notes and the new notes constitute "securities" for U.S. federal income tax purposes. Based on the maturity of the new notes of less than four years, we believe, although the matter is not free from doubt, that the new notes will not constitute securities under Sections 354 and 356 of the Code.

        Based on the foregoing, a U.S. Holder will recognize the entire gain or loss realized on the exchange, because the exchange does not qualify as a tax-free recapitalization. The U.S. Holder will take an initial tax basis in the new notes received in the exchange equal to their issue price. The U.S. Holder's holding period for the new notes will begin on the day following the date of the exchange.

        Any gain or loss recognized by a U.S. Holder will be treated as a capital gain or loss and will be treated as a long-term capital gain or loss if the old notes have been held for more than one year, subject to the market discount rules discussed in the following paragraph. The deductibility of any recognized capital loss would be subject to limitations.

        A note has "market discount" if its stated redemption price at maturity exceeded its tax basis in the U.S. Holder's hands immediately after the U.S. Holder's acquisition of it, unless a statutorily defined de minimis exception applies. Gain recognized by a U.S. Holder with respect to old notes with market discount generally will be subject to tax as ordinary income to the extent of the market discount accrued during the U.S. Holder's period of ownership that has not previously been included in gross income by the U.S. Holder. This rule will not apply if the U.S. Holder had previously elected to include market discount in gross income as it accrued for United States federal income tax purposes.

        If the stated principal amount of the new notes exceeds their issue price by more than a de minimis amount, the new notes will be treated as issued with original issue discount, which generally would be accrued by a U.S. Holder into gross income over time on a constant yield basis. We expect that the new notes will not be treated as issued with original issue discount for United States federal income tax purposes. You should consult your own tax advisor regarding the potential application of the original issue discount rules to the new notes.

        Each U.S. Holder should consult its tax advisor regarding the particular tax consequences to that U.S. Holder of the exchange transaction.

Consequences to Non-Tendering U.S. Holders

        There will not be any modification of the old notes in connection with this exchange offer. Therefore, retention of the old notes in connection with this exchange offer will not be a taxable event to non-tendering U.S. Holders of the old notes.

Information Reporting and Backup Withholding

        Backup withholding and information reporting requirements may apply to the cash exchange fee, certain payments of principal and interest, including original issue discount, on a note and to certain payments of proceeds of the sale or retirement of a note. We, our agent, a broker or any paying agent, as the case may be, will be required to withhold tax from any payment that is subject to backup withholding at a current rate of 30% of such payment if a holder fails to furnish his taxpayer identification number, to certify that such holder is not subject to backup withholding or to otherwise comply with the applicable requirements of the backup withholding rules. Certain holders (including, among others, all corporations) are not subject to the backup withholding and reporting requirements.

        Under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by us or our agent to a holder of a note who has provided the required certification under penalties of perjury that it is not a U.S. Holder or has otherwise established an exemption, provided that neither we nor our agent has actual knowledge that the holder is a U.S. Holder that is not an exempt recipient or that the conditions of any other exemption are not satisfied.

        Any amount withheld from a payment to a holder under the backup withholding rules will be allowed as a refund or credit against the holder's United States federal income tax liability, as long as the required information is timely provided to the Internal Revenue Service (the "IRS"). Generally, we are required to report to the holder of the note and to the IRS the amount of the tax withheld, if any, relating to these payments, and we will report such payments to the holder and IRS annually.

BERMUDA TAX CONSIDERATIONS

Taxation of Sea Containers

        Under current Bermuda law, Sea Containers is not subject to tax in Bermuda on its income or capital gains. Furthermore, Sea Containers has obtained from the Minister of Finance of Bermuda, under the Exempted Undertakings Tax Protection Act 1966, an assurance that, in the event that Bermuda enacts any legislation imposing tax computed on any income or gains, that tax will not be applicable to Sea Containers until March 28, 2016. This assurance does not, however, prevent the imposition of any tax or duty on persons ordinarily resident in Bermuda or on any property tax on leasehold interests Sea Containers may have in Bermuda. Sea Containers will pay an annual government fee in Bermuda based on our authorized share capital and share premium. Sea Containers currently pays, and expects to continue to pay, the maximum annual government fee applicable to it. The annual government fee amounts are subject to review from time to time by the Bermuda authorities.

Taxation of Holders

        Under current Bermuda law, no income, withholding or other taxes or stamp or other duties are imposed in Bermuda upon the issue, transfer or sale of Sea Containers' common shares or other securities or on any payments in respect of its common shares or other securities (except, in certain circumstances, to persons ordinarily resident in Bermuda). See "—Taxation of Sea Containers" above for a description of the assurance on taxes obtained by Sea Containers from the Minister of Finance of Bermuda.

AUTHORIZED REPRESENTATIVE

        Sea Containers' authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act, is Robert M. Riggs, 2 Wall Street, New York, New York 10005. Sea Containers has agreed to indemnify the authorized representative against liabilities under the Securities Act.

LEGAL MATTERS

        Carter Ledyard & Milburn LLP, New York, New York, has passed upon legal matters relating to this offering for Sea Containers with respect to U.S. law, and Appleby Spurling & Kempe, Hamilton, Bermuda, has passed upon legal matters relating to this offering for Sea Containers with respect to Bermuda law. Robert M. Riggs, a member of Carter Ledyard & Milburn LLP is a director of Sea Containers, and John D. Campbell, senior counsel of Appleby Spurling & Kempe, is a director and a vice president of Sea Containers.

EXPERTS

        The consolidated financial statements and related consolidated financial statement schedule incorporated in this prospectus by reference from Sea Containers' Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption by Sea Containers of Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, and SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections, effective January 1, 2002, and SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137 and 138, effective January 1, 2001, which is incorporated herein by reference in the registration statement, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is a part of a registration statement on Form S-4, Registration No. 333-103995, which Sea Containers filed with the Securities and Exchange Commission under the Securities Act of 1933. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. As such we make reference in this prospectus to the registration statement and to the exhibits and schedules thereto. For further information about us and about the securities we hereby offer, you should consult the registration statement and the exhibits and schedules thereto. You should be aware that statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

        Sea Containers files annual, quarterly and special reports and other information with the Securities and Exchange Commission (Commission File Number 1-7560). These filings contain important information which does not appear in this prospectus. For further information about Sea Containers, you may read and copy these filings at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330, and may obtain copies of Sea Containers' filings from the public reference room by calling (202) 942-8090.

        The SEC allows Sea Containers to "incorporate by reference" information into this prospectus, which means that we can disclose imported information to you by referring you to other documents which Sea Containers has filed or will file with the SEC. We are incorporating by reference in this prospectus

  •
  Sea Containers' Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and

  •
  Sea Containers' Current Report on Form 8-K bearing cover date of April 11, 2003.

        All documents which Sea Containers files with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act after the date of this prospectus and before the expiration or termination of this exchange offer shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

        We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to the Secretary, Sea Containers America Inc., 1155 Avenue of the Americas, New York, New York 10036 (telephone 1-212-302-5066).

        Sea Containers is a Bermuda company and is a "foreign private issuer" as defined in Rule 3b-4 under the Securities Exchange Act of 1934. As a result, (1) Sea Containers' proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (2) transactions in Sea Containers' equity securities by its officers and directors are exempt from Section 16 of the Exchange Act, and (3) until November 4, 2002, Sea Containers was not required to make, and did not make, its SEC filings electronically, so that those filings are not available on the SEC's Web site. However, since that date, Sea Containers has been making all filings with the SEC electronically, and these filings are available over the Internet at the SEC's Web site at http://www.sec.gov.

The Exchange Agent for the Offer is:

The Bank of New York

By Registered or Certified Mail or Overnight Courier:	By Facsimile Transmission:	By Hand Delivery until 4:30 p.m.:
The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street, 7 East New York, New York 10286 Attn: William Buckley	1-212-298-1915 Attn: William Buckley Confirm by telephone: 1-212-815-5788	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street Lobby Window New York, New York 10286

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the dealer manager has not, authorized anyone to provide you with information or to make any representation to you that is not contained in this prospectus. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction or in any circumstances where the offer or sale is not permitted. You should not under any circumstances assume that the information in this prospectus is correct on any date after the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.    Exhibits.

        See the Exhibit Index immediately following the signature pages below.

Item 22.    Undertakings.

          (1)   The undersigned Registrant hereby undertakes

            (a)   to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement,

              (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act,

              (ii)   to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and

              (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement;

          (b)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (2)    The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 20, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (4)    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

        (5)    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in this Registration Statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on the 6th day of May, 2003.

SEA CONTAINERS LTD.
By:	/s/ DANIEL J. O'SULLIVAN Daniel J. O'Sullivan Senior Vice President—Finance Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed below by the following persons in the capacities indicated on the 6th day of May, 2003.

Signature	Title

* James B. Sherwood	President and Director (Principal Executive Officer)
/s/ DANIEL J. O'SULLIVAN Daniel J. O'Sullivan	Senior Vice President—Finance and Chief Financial Officer (Principal Financial and Accounting Officer)
* John D. Campbell	Director
* W. Murray Grindrod	Director
* Ian Hilton	Director
* Robert M. Riggs	Director and Authorized Representative in the United States
* Philip J.R. Schlee	Director

* Charles N.C. Sherwood	Director
* Michael J.L. Stracey	Director

*By:	/s/ DANIEL J. O'SULLIVAN Daniel J. O'Sullivan Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
1*	Form of Dealer Manager Agreement between the Registrant and Lazard Frères & Co. LLC
4.1*	Form of Senior Notes being registered hereby (included in Exhibit 4.2 as Exhibit A thereto)
4.2*	Form of Indenture between the Registrant and The Bank of New York, as Trustee, relating to the Senior Notes being registered hereby
5.1*	Opinion of Carter Ledyard and & Milburn LLP
5.2*	Opinion of Appleby Spurling & Kempe
8*	Tax opinion of Carter Ledyard & Milburn LLP
12*	Statement of computation of ratios
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Carter Ledyard & Milburn LLP (included in Exhibit 8)
23.3*	Consent of Appleby Spurling & Kempe (included in Exhibit 5)
24**	Powers of Attorney
25*	Form T-1 Statement of Eligibility of The Bank of New York under the Trust Indenture Act of 1939
99.1**	Indemnification Agreement between the Registrant and Robert M. Riggs
99.2*	Form of Letter of Transmittal for 9 1/2% Senior Notes due 2003.
99.3*	Form of Letter of Transmittal for 10 1/2% Senior Notes due 2003.
99.4*	Form of Letter to Securities Brokers and Dealers, Commercial Banks, Trust Companies, and Other Nominees
99.5*	Form of Letter to Clients
99.6**	Notice of Guaranteed Delivery
99.7**	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

*
Being filed or refiled with this Amendment No. 1.

**
Previously filed as an exhibit to this Registration Statement.

QuickLinks

TABLE OF CONTENTS
SUMMARY
Sea Containers
The Exchange Offer
Summary of Terms of the New Notes
Summary Consolidated Financial Data
RISK FACTORS
Risk Factors Relating to Our Financial Condition
Risk Factors Relating to Your Ownership of New Notes
Risk Factors Relating to Our Businesses
Other Risks
FORWARD-LOOKING STATEMENTS
SEPARATION OF ORIENT-EXPRESS HOTELS
PROPOSED RESTRUCTURING
CAPITALIZATION
THE EXCHANGE OFFER
DESCRIPTION OF THE NEW NOTES
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
BERMUDA TAX CONSIDERATIONS
AUTHORIZED REPRESENTATIVE
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
The Exchange Agent for the Offer is
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX